Exhibit 10.1
THIRD AMENDMENT AGREEMENT
This THIRD AMENDMENT AGREEMENT (this "Amendment") is made as of the 11th day of December, 2017 among:
(a) BEL FUSE INC., a New Jersey corporation (the "Borrower");

(b) the Lenders, as defined in the Credit Agreement, as hereinafter defined; and

(c) KEYBANK NATIONAL ASSOCIATION, a national banking association, as the administrative agent for the Lenders under the Credit Agreement (the "Administrative Agent").

WHEREAS, the Borrower, the Administrative Agent and the Lenders are parties to that certain Credit and Security Agreement, dated June 19, 2014, as amended and restated as of June 30, 2014, that provides, among other things, for loans and letters of credit upon certain terms and conditions (as amended and as the same may from time to time be further amended, restated or otherwise modified, the "Credit Agreement");

WHEREAS, the Borrower, the Administrative Agent and the Lenders desire to amend the Credit Agreement to modify certain provisions thereof and add certain provisions thereto;

WHEREAS, each capitalized term used herein and defined in the Credit Agreement, but not otherwise defined herein, shall have the meaning given such term in the Credit Agreement; and

WHEREAS, unless otherwise specifically provided herein, the provisions of the Credit Agreement revised herein are amended effective as of the date of this Amendment;

NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein and for other valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Borrower, the Administrative Agent and the Lenders agree as follows:

1. Amendment to Credit Agreement.  The Credit Agreement is hereby amended to delete the stricken text (indicated textually in the same manner as the following example:  ~~stricken text~~) and to add the double-underlined text (indicated textually in the same manner as the following example:  double-underlined text) as set forth in the pages of the Credit Agreement attached as Exhibit A hereto.

2. Amendment to Schedules.  The Credit Agreement is hereby further amended to delete Schedule 1 (Commitments of Lenders), Schedule 2 (Guarantors of Payment), Schedule 5.11 (Permitted Foreign Subsidiary Loans, Guaranties and Investments), and Schedule 6.5(b) (Real Property) therefrom and to insert in place thereof, respectively the new Schedule 1, Schedule 2, Schedule 5.11, and Schedule 6.5(b) attached on Exhibit B hereto.

3. Retroactive Consent to Dissolution of Array Connector Corporation.  The Borrower has notified the Administrative Agent and the Lenders that Array Connector Corporation, a Subsidiary of the Borrower and a Guarantor of Payment under the Credit Agreement, transferred its assets to one or more other Credit Parties and was dissolved on October 6, 2016 (the "Array Connector Dissolution").  The Administrative Agent and the Lenders hereby retroactively consent to the Array Connector Dissolution, effective as October 6, 2016.  This Amendment shall serve as evidence of such consent.  The consent contained in this Amendment (a) is not intended to, nor shall it, establish any course of dealing among the Borrower, the Administrative Agent and Lenders that is inconsistent with the express terms of the Credit Agreement, and (b) shall not be deemed to waive or amend any other provision of the Credit Agreement or the Loan Documents and shall not serve as consent to or amendment of any other matter prohibited by the terms and conditions of the Credit Agreement or the other Loan Documents.  All terms of the Credit Agreement and the other Loan Documents remain in full force and effect and constitute the legal, valid, binding and enforceable obligations of the Borrower to the Administrative Agent and the Lenders.

4. Closing Deliveries.  Concurrently with the execution of this Amendment, the Borrower shall:

(a) deliver to the Administrative Agent, (i) for delivery to each Revolving Lender, a replacement Revolving Credit Note, and (ii) for delivery to each Term Loan A A Lender, a replacement Term Loan A Note, in each case in the amounts specified in Schedule 1 to the Credit Agreement (after giving effect to this Amendment);

(b) deliver to the Administrative Agent, an officer's certificate of the Borrower certifying copies of the resolutions of the board of directors of the Borrower evidencing approval of the execution and delivery of this Amendment and the execution of any other Loan Documents and Related Writings required in connection therewith, in form and substance satisfactory to the Administrative Agent;

(c) deliver to the Administrative Agent, with respect to each Credit Party, (i) the results of updated Uniform Commercial Code lien searches, satisfactory to the Administrative Agent, and (ii) Uniform Commercial Code termination statements reflecting termination of all U.C.C. Financing Statements previously filed by any Person and not expressly permitted pursuant to Section 5.9 of the Credit Agreement;

(d)   deliver to the Administrative Agent a good standing certificate or full force and effect certificate (or comparable document, if neither certificate is available in the applicable jurisdiction), as the case may be, for each Credit Party, issued on or about the date hereof, by the Secretary of State in the state or states where such Credit Party is incorporated or formed;

(e) execute and deliver to the Administrative Agent, for its sole benefit, the Third Amendment Administrative Agent Fee Letter, and pay to the Administrative Agent the fees stated therein;

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(f) execute and deliver to the Administrative Agent the Third Amendment Closing Fee Letter, and pay to the Administrative Agent, for the benefit of the Lenders, the fees stated therein;

(g) cause each Guarantor of Payment to execute the attached Guarantor Acknowledgment and Agreement; and

(h) pay all legal fees and expenses of the Administrative Agent in connection with this Amendment and any other Loan Documents.

5. Bank of America, N.A. as a Lender. By executing this Amendment, Bank of America, N.A. ("Bank of America") represents and warrants to the Borrower, the Administrative Agent and the Lenders that (a) it is able to fund the Loans and the Letters of Credit as required by the Credit Agreement; (b) it will perform, in accordance with their terms, all of the obligations which by the terms of the Credit Agreement and the other Related Writings are required to be performed by it as a Lender thereunder; and (c) it has reviewed each of the Loan Documents.  Bank of America appoints the Administrative Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement as are delegated to the Administrative Agent by the terms thereof.  On the Third Amendment Effective Date, after execution of this Amendment, Bank of America shall become and thereafter be deemed to be a "Lender" for the purposes of the Credit Agreement and the other Loan Documents, and shall be bound thereby as if it were an original signatory thereto. All notices, requests, demands and other communications provided for under the Credit Agreement to Bank of America, mailed or delivered to it, shall be addressed to it at the address specified on the signature pages of this Amendment, or at such other address as shall be designated by Bank of America in a written notice to each of the other parties.

6. Representations and Warranties.  The Borrower hereby represents and warrants to the Administrative Agent and the Lenders that (a) the Borrower has the legal power and authority to execute and deliver this Amendment; (b) the officers executing this Amendment have been duly authorized to execute and deliver the same and bind the Borrower with respect to the provisions hereof; (c) the execution and delivery hereof by the Borrower and the performance and observance by the Borrower of the provisions hereof do not violate or conflict with the Organizational Documents of the Borrower or any law applicable to the Borrower or result in a breach of any provision of or constitute a default under any other agreement, instrument or document binding upon or enforceable against the Borrower; (d) no Default or Event of Default exists, nor will any occur immediately after the execution and delivery of this Amendment or by the performance or observance of any provision hereof; (e) each of the representations and warranties contained in the Loan Documents is true and correct in all material respects as of the Third Amendment Effective Date as if made on the Third Amendment Effective Date, except to the extent that any such representation or warranty expressly states that it relates to an earlier date (in which case such representation or warranty is true and correct in all material respects as of such earlier date); (f) the Borrower is not aware of any claim or offset against, or defense or counterclaim to, the Borrower's obligations or liabilities under the Credit Agreement or any other Related Writing; and (g) this Amendment constitutes a valid and binding obligation of the Borrower in every respect, enforceable in accordance with its terms.

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7. Waiver and Release.  The Borrower, by signing below, hereby waives and releases the Administrative Agent, and each of the Lenders, and their respective directors, officers, employees, attorneys, affiliates and subsidiaries, from any and all claims, offsets, defenses and counterclaims, such waiver and release being with full knowledge and understanding of the circumstances and effect thereof and after having consulted legal counsel with respect thereto.

8. References to Credit Agreement and Ratification.  Each reference to the Credit Agreement that is made in the Credit Agreement or any other Related Writing shall hereafter be construed as a reference to the Credit Agreement as amended hereby.  Except as otherwise specifically provided herein, all terms and provisions of the Credit Agreement are confirmed and ratified and shall remain in full force and effect and be unaffected hereby. This Amendment is a Loan Document.

9. Counterparts.  This Amendment may be executed in any number of counterparts, by different parties hereto in separate counterparts and by facsimile or other electronic signature, each of which, when so executed and delivered, shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement.

10. Headings.  The headings, captions and arrangements used in this Amendment are for convenience only and shall not affect the interpretation of this Amendment.

11. Severability.  Any provision of this Amendment that shall be prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

12. Governing Law.  The rights and obligations of all parties hereto shall be governed by the laws of the State of New York.

[Remainder of page intentionally left blank.]

4810-6227-4643.7

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JURY TRIAL WAIVER.  THE BORROWER, THE ADMINISTRATIVE AGENT AND THE LENDERS, TO THE EXTENT PERMITTED BY LAW, EACH HEREBY WAIVES ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, AMONG THE BORROWER, THE ADMINISTRATIVE AGENT AND THE LENDERS, OR ANY THEREOF, ARISING OUT OF, IN CONNECTION WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH THIS AMENDMENT OR ANY NOTE OR OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS RELATED THERETO.

IN WITNESS WHEREOF, the parties have executed and delivered this Amendment as of the date first set forth above.

BEL FUSE INC. By: /s/ Craig Brosious Craig Brosious Vice President of Finance
KEYBANK NATIONAL ASSOCIATION as the Administrative Agent and as a Lender By: /s/ David A. Wild David A. Wild Senior Vice President
Signature Page to
Third Amendment Agreement

Address: 194 Wood Avenue S. Iselin, NJ 08830 Attention: Laura McAulay	BANK OF AMERICA, N.A. By: /s/ Laura H. McAulay Laura H. McAulay Senior Vice President
Signature Page to
Third Amendment Agreement

M&T BANK By: /s/ Vito M. Ferrone Vito M. Ferrone Vice President
Signature Page to
Third Amendment Agreement

PNC BANK, NATIONAL ASSOCIATION By: /s/ Sharon Landgraf Sharon Landgraf Senior Vice President
Signature Page to
Third Amendment Agreement

HSBC BANK USA, NATIONAL ASSOCIATION By: /s/ Peter Durichko Name: Peter Durichko Title: Vice President, Global Relationship Manager
Signature Page to
Third Amendment Agreement

SANTANDER BANK, N.A. By: /s/ Constance Loosemore Name: Constance Loosemore Title: Senior Vice President
Signature Page to
Third Amendment Agreement

COMPASS BANK By: /s/ Cameron D. Gateman Name: Cameron D. Gateman Title: Managing Director
Signature Page to
Third Amendment Agreement

TD BANK, N.A. By: /s/ Nina Linteris Nina Linteris Vice President

Signature Page to
Third Amendment Agreement

GUARANTOR ACKNOWLEDGMENT AND AGREEMENT

The undersigned consent and agree to and acknowledge the terms of the foregoing Third Amendment Agreement dated as of December 11, 2017.  The undersigned further agree that the obligations of the undersigned pursuant to the Guaranty of Payment executed by the undersigned are hereby ratified and shall remain in full force and effect and be unaffected hereby.

The undersigned hereby waive and release the Administrative Agent and the Lenders and their respective directors, officers, employees, attorneys, affiliates and subsidiaries from any and all claims, offsets, defenses and counterclaims of any kind or nature, absolute and contingent, of which the undersigned are aware or should be aware, such waiver and release being with full knowledge and understanding of the circumstances and effect thereof and after having consulted legal counsel with respect thereto.

JURY TRIAL WAIVER.  THE UNDERSIGNED, TO THE EXTENT PERMITTED BY LAW, HEREBY WAIVE ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, AMONG THE BORROWER, THE ADMINISTRATIVE AGENT, THE LENDERS AND THE UNDERSIGNED, OR ANY THEREOF, ARISING OUT OF, IN CONNECTION WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH THIS GUARANTOR ACKNOWLEDGMENT AND AGREEMENT, THE AMENDMENT OR ANY NOTE OR OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS RELATED THERETO.

BEL CONNECTOR INC.
BEL POWER SOLUTIONS INC.
BEL TRANSFORMER INC.
BEL WORKSOP LLC
BEL VENTURES INC.
CINCH CONNECTORS, INC.
CONNECTOR OWNERSHIP LLC
CINCH CONNECTIVITY SOLUTIONS INC.
STRATOS INTERNATIONAL, LLC
STRATOS LIGHTWAVE LLC
STRATOS LIGHTWAVE-FLORIDA LLC
TROMPETER ELECTRONICS, INC.
By: /s/ Craig Brosious
Craig Brosious
Treasurer and Secretary

EXHIBIT A

See attached.

EXHIBIT A TO THIRD AMENDMENT AGREEMENT
==========================================================================================================================================
Published Transaction CUSIP Number:  07734RAA6
Published Revolver CUSIP Number: 07734RAB4
Published Term Loan A CUSIP Number: 07734RAC2
Published DDTL Loan CUSIP Number: 07734RAD0

CREDIT AND SECURITY AGREEMENT

among

BEL FUSE INC.
as Borrower

THE LENDERS NAMED HEREIN
as Lenders

and

KEYBANK NATIONAL ASSOCIATION
as Joint Lead Arranger, Sole Book Runner, Administrative Agent,
Swing Line Lender and Issuing Lender

BANK OF AMERICA, N.A.
M&T BANK
PNC BANK, NATIONAL ASSOCIATION
~~U.S.~~SANTANDER BANK ~~NATIONAL ASSOCIATION~~, N.A.
as Joint Lead Arrangers and Co-Syndication Agents

HSBC BANK USA, NATIONAL ASSOCIATION
~~SANTANDER~~COMPASS BANK~~, N.A.~~
as Co-Documentation Agents
_____________________

dated June 19, 2014
as amended and restated as of June 30, 2014
_____________________

==========================================================================================================================================

ARTICLE I.  DEFINITIONS 2
Section 1.1.  Definitions 2
Section 1.2.  Accounting Terms ~~33~~34
Section 1.3.  Terms Generally ~~34~~35
Section 1.4.  Confirmation of Recitals ~~34~~35
ARTICLE II.  AMOUNT AND TERMS OF CREDIT ~~34~~35
Section 2.1.  Amount and Nature of Credit ~~34~~35
Section 2.2.  Revolving Credit Commitment ~~35~~36
Section 2.3.  Term Loan Commitments ~~41~~42
Section 2.4.  Interest ~~42~~43
Section 2.5.  Evidence of Indebtedness ~~44~~45
Section 2.6.  Notice of Loans and Credit Events; Funding of Loans ~~45~~46
Section 2.7.  Payment on Loans and Other Obligations ~~46~~47
Section 2.8.  Prepayment ~~48~~49
Section 2.9.  Commitment and Other Fees ~~49~~50
Section 2.10.  Modifications to Commitments ~~49~~50
Section 2.11.  Computation of Interest and Fees ~~51~~54
Section 2.12.  Mandatory Payments ~~52~~54
Section 2.13.  Swap Obligations Make-Well Provision ~~55~~57
ARTICLE III.  ADDITIONAL PROVISIONS RELATING TO EURODOLLAR LOANS; INCREASED CAPITAL; TAXES ~~55~~58
Section 3.1.  Requirements of Law ~~55~~58
Section 3.2.  Taxes ~~56~~59
Section 3.3.  Funding Losses ~~58~~61
Section 3.4.  Eurodollar Rate Lending Unlawful; Inability to Determine Rate ~~58~~61
Section 3.5.  Discretion of Lenders as to Manner of Funding ~~59~~62
ARTICLE IV.  CONDITIONS PRECEDENT ~~59~~62
Section 4.1.  Conditions to Each Credit Event ~~59~~62
Section 4.2.  Conditions to the First Credit Event ~~60~~63
Section 4.3.  Post-Closing Conditions ~~62~~65
Section 4.4.  Restatement Date Closing Conditions ~~63~~66
ARTICLE V.  COVENANTS ~~63~~66
Section 5.1.  Insurance ~~63~~66
Section 5.2.  Money Obligations ~~64~~67
Section 5.3.  Financial Statements and Information ~~64~~67
Section 5.4.  Financial Records ~~65~~68
Section 5.5.  Franchises; Change in Business ~~66~~68
Section 5.6.  ERISA Pension and Benefit Plan Compliance ~~66~~69
Section 5.7.  Financial Covenants ~~66~~69
Section 5.8.  Borrowing ~~67~~70
Section 5.9.  Liens ~~67~~70
Section 5.10.  Regulations T, U and X ~~68~~71
Section 5.11.  Investments, Loans and Guaranties ~~68~~71

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Section 5.12.  Merger and Sale of Assets ~~69~~72
Section 5.13.  Acquisitions ~~70~~73
Section 5.14.  Notice ~~71~~74
Section 5.15.  Restricted Payments ~~72~~75
Section 5.16.  Environmental Compliance ~~72~~75
Section 5.17.  Affiliate Transactions ~~72~~75
Section 5.18.  Use of Proceeds ~~73~~75
Section 5.19.  Corporate Names and Locations of Collateral ~~73~~76
Section 5.20.  Subsidiary Guaranties, Security Documents and Pledge of Stock or Other Ownership Interest ~~73~~76
Section 5.21.  Collateral ~~74~~77
Section 5.22.  Property Acquired Subsequent to the Closing Date and Right to Take Additional Collateral ~~76~~79
Section 5.23.  Restrictive Agreements ~~77~~80
Section 5.24.  Other Covenants and Provisions ~~77~~81
Section 5.25.  Guaranty Under Material Indebtedness Agreement ~~78~~81
Section 5.26.  Amendment of Organizational Documents ~~78~~81
Section 5.27.  Fiscal Year of the Borrower ~~78~~81
Section 5.28.  Further Assurances ~~78~~81
Section 5.29.  Flood Hazard 82
ARTICLE VI.  REPRESENTATIONS AND WARRANTIES ~~78~~82
Section 6.1.  Corporate Existence; Subsidiaries; Foreign Qualification ~~78~~82
Section 6.2.  Corporate Authority ~~79~~82
Section 6.3.  Compliance with Laws and Contracts ~~79~~83
Section 6.4.  Litigation and Administrative Proceedings ~~80~~83
Section 6.5.  Title to Assets ~~80~~83
Section 6.6.  Liens and Security Interests ~~80~~84
Section 6.7.  Tax Returns ~~80~~84
Section 6.8.  Environmental Laws ~~80~~84
Section 6.9.  Locations ~~81~~84
Section 6.10.  Continued Business ~~81~~85
Section 6.11.  Employee Benefits Plans ~~81~~85
Section 6.12.  Consents or Approvals ~~82~~86
Section 6.13.  Solvency ~~82~~86
Section 6.14.  Financial Statements ~~82~~86
Section 6.15.  Regulations ~~82~~86
Section 6.16.  Material Agreements ~~83~~86
Section 6.17.  Intellectual Property ~~83~~87
Section 6.18.  Insurance ~~83~~87
Section 6.19.  Deposit Accounts and Securities Accounts ~~83~~87
Section 6.20.  Accurate and Complete Statements ~~83~~87
Section 6.21.  Investment Company; Other Restrictions ~~84~~87
Section 6.22.  Defaults ~~84~~87
ARTICLE VII. SECURITY ~~84~~87

Section 7.1.  Security Interest in Collateral ~~84~~87
Section 7.2.  Collections and Receipt of Proceeds by Borrower ~~84~~88
Section 7.3.  Collections and Receipt of Proceeds by Administrative Agent ~~85~~89
Section 7.4.  Administrative Agent's Authority Under Pledged Notes ~~86~~90
Section 7.5.  Commercial Tort Claims ~~87~~90
Section 7.6.  Use of Inventory and Equipment ~~87~~91
ARTICLE VIII.  EVENTS OF DEFAULT ~~87~~91
Section 8.1.  Payments ~~87~~91
Section 8.2.  Special Covenants ~~87~~91
Section 8.3.  Other Covenants ~~87~~91
Section 8.4.  Representations and Warranties ~~88~~91
Section 8.5.  Cross Default ~~88~~91
Section 8.6.  ERISA Default ~~88~~92
Section 8.7.  Change in Control ~~88~~92
Section 8.8.  Judgments ~~88~~92
Section 8.9.  Material Adverse Change ~~89~~92
Section 8.10.  Security ~~89~~92
Section 8.11.  Validity of Loan Documents ~~89~~93
Section 8.12.  Solvency ~~89~~93
ARTICLE IX.  REMEDIES UPON DEFAULT ~~90~~94
Section 9.1.  Optional Defaults ~~90~~94
Section 9.2.  Automatic Defaults ~~90~~94
Section 9.3.  Letters of Credit ~~90~~94
Section 9.4.  Offsets ~~91~~95
Section 9.5.  Equalization Provisions ~~91~~95
Section 9.6.  Collateral ~~93~~97
Section 9.7.  Other Remedies ~~94~~97
Section 9.8.  Application of Proceeds ~~94~~98
ARTICLE X.  THE ADMINISTRATIVE AGENT ~~95~~99
Section 10.1.  Appointment and Authorization ~~95~~99
Section 10.2.  Note Holders ~~96~~100
Section 10.3.  Consultation With Counsel ~~96~~100
Section 10.4.  Documents ~~96~~100
Section 10.5.  Administrative Agent and Affiliates ~~96~~100
Section 10.6.  Knowledge or Notice of Default ~~97~~100
Section 10.7.  Action by Administrative Agent ~~97~~101
Section 10.8.  Release of Collateral or Guarantor of Payment ~~97~~101
Section 10.9.  Delegation of Duties ~~98~~101
Section 10.10.  Indemnification of Administrative Agent ~~98~~102
Section 10.11.  Successor Administrative Agent ~~98~~102
Section 10.12.  Issuing Lender ~~99~~102
Section 10.13.  Swing Line Lender ~~99~~103
Section 10.14.  Administrative Agent May File Proofs of Claim ~~99~~103

Section 10.15.  No Reliance on Administrative Agent's Customer Identification Program ~~100~~103
Section 10.16.  Other Agents ~~100~~104
ARTICLE XI.  MISCELLANEOUS ~~100~~104
Section 11.1.  Lenders' Independent Investigation ~~100~~104
Section 11.2.  No Waiver; Cumulative Remedies ~~100~~104
Section 11.3.  Amendments, Waivers and Consents ~~101~~105
Section 11.4.  Notices ~~102~~106
Section 11.5.  Costs, Expenses and Documentary Taxes ~~103~~107
Section 11.6.  Indemnification ~~103~~107
Section 11.7.  Obligations Several; No Fiduciary Obligations ~~104~~107
Section 11.8.  Execution in Counterparts ~~104~~108
Section 11.9.  Binding Effect; Borrower's Assignment ~~104~~108
Section 11.10.  Lender Assignments ~~104~~108
Section 11.11.  Sale of Participations ~~106~~110
Section 11.12.  Replacement of Affected Lenders ~~107~~111
Section 11.13.  Patriot Act Notice ~~107~~111
Section 11.14.  Severability of Provisions; Captions; Attachments ~~108~~111
Section 11.15.  Investment Purpose ~~108~~112
Section 11.16.  Entire Agreement ~~108~~112
Section 11.17.  Limitations on Liability of the Issuing Lenders ~~108~~112
Section 11.18.  General Limitation of Liability ~~109~~113
Section 11.19.  No Duty ~~109~~113
Section 11.20.  Legal Representation of Parties ~~109~~113
Section 11.21.  Governing Law; Submission to Jurisdiction ~~109~~113
Section 11.22.  Acknowledgement and Consent to Bail-In of EEA Financial Institutions ~~110~~114

Exhibit A     Form of Revolving Credit Note
Exhibit B      Form of Swing Line Note
Exhibit C      Form of Term Loan A Note
Exhibit D      Form of DDTL Note
Exhibit E       Form of Notice of Loan
Exhibit F       Form of Compliance Certificate
Exhibit G       Form of Assignment and Acceptance Agreement

Schedule 1      Commitments of Lenders
Schedule 2      Guarantors of Payment
Schedule 3      Pledged Securities
Schedule 4      DDTL Funding Conditions
Schedule 5.8   Indebtedness
Schedule 5.9   Liens
Schedule 5.11 Permitted Foreign Subsidiary Loans, Guaranties and Investments
Schedule 6.1   Corporate Existence; Subsidiaries; Foreign Qualification

Schedule 6.4      Litigation and Administrative Proceedings
Schedule 6.5(a) Real Estate Owned by the Companies
Schedule 6.5(b) Real Property
Schedule 6.9      Locations
Schedule 6.11    Employee Benefits Plans
Schedule 6.16    Material Agreements
Schedule 6.17    Intellectual Property
Schedule 6.18    Insurance
Schedule 7.4      Pledged Notes
Schedule 7.5      Commercial Tort Claims

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 This CREDIT AND SECURITY AGREEMENT (as the same may from time to time be amended, restated or otherwise modified, this "Agreement") is made effective June 19, 2014, as amended and restated as of the 30th day of June, 2014 among:

 (a) BEL FUSE INC., a New Jersey corporation (the "Borrower");

 (b) the lenders listed on Schedule 1 hereto and each other Eligible Transferee, as hereinafter defined, that from time to time becomes a party hereto pursuant to Section 2.10(b) or 11.10 hereof (collectively, the "Lenders" and, individually, each a "Lender"); and

 (c) KEYBANK NATIONAL ASSOCIATION, a national banking association, as the administrative agent for the Lenders under this Agreement (the "Administrative Agent"), the Swing Line Lender and the Issuing Lender.

WITNESSETH:

 WHEREAS, the Borrower, the Administrative Agent and the lenders named therein entered into that certain Credit and Security Agreement, dated as of June 19, 2014 (the "Original Credit Agreement");

 WHEREAS, this Agreement amends and restates in its entirety the Original Credit Agreement and, upon the effectiveness of this Agreement, the terms and provisions of the Original Credit Agreement shall be superseded hereby.  All references to "Credit Agreement" contained in the Loan Documents, as defined in the Original Credit Agreement, delivered in connection with the Original Credit Agreement shall be deemed to refer to this Agreement.  Notwithstanding the amendment and restatement of the Original Credit Agreement by this Agreement, the obligations outstanding (including, but not limited to, the letters of credit issued and outstanding) under the Original Credit Agreement as of June 30, 2014 shall remain outstanding and constitute continuing Obligations hereunder.  Such outstanding Obligations and the guaranties of payment thereof shall in all respects be continuing, and this Agreement shall not be deemed to evidence or result in a novation or repayment and re-borrowing of such Obligations.  In furtherance of and, without limiting the foregoing, from and after the date hereof and except as expressly specified herein, the terms, conditions, and covenants governing the obligations outstanding under the Original Credit Agreement shall be solely as set forth in this Agreement, which shall supersede the Original Credit Agreement in its entirety;

 WHEREAS, it is the intent of the Borrower, the Administrative Agent and the Lenders that the provisions of this Agreement be effective commencing on the Restatement Closing Date; and

 WHEREAS, the Borrower, the Administrative Agent and the Lenders desire to contract for the establishment of credits in the aggregate principal amounts hereinafter set forth, to be made available to the Borrower upon the terms and subject to the conditions hereinafter set forth;

 NOW, THEREFORE, it is mutually agreed as follows:

ARTICLE I.  DEFINITIONS

 Section 1.1.  Definitions.  As used in this Agreement, the following terms shall have the meanings set forth below:

~~"2016 Excess Cash Flow Mandatory Prepayment" means the making by the Borrower of a Mandatory Prepayment in an aggregate amount equal to twenty-five percent (25%) of the Excess Cash Flow for the fiscal year of the Borrower ended December 31, 2015.~~

 "Account" means an account, as that term is defined in the U.C.C.

 "Account Debtor" means an account debtor, as that term is defined in the U.C.C., or any other Person obligated to pay all or any part of an Account in any manner and includes (without limitation) any Guarantor thereof.

 "Acquisition" means any transaction or series of related transactions for the purpose of or resulting, directly or indirectly, in (a) the acquisition of all or substantially all of the assets of any Person (other than a Company), or any business unit or division of any Person (other than a Company), (b) the acquisition of in excess of fifty percent (50%) of the outstanding capital stock (or other equity interest) of any Person (other than a Company), or (c) the acquisition of another Person (other than a Company) by a merger, amalgamation or consolidation or any other combination with such Person.

 "Additional Commitment" means that term as defined in Section 2.10(b)(i) hereof.

 "Additional Lender" means an Eligible Transferee that shall become a Lender during the Commitment Increase Period pursuant to Section 2.10(b) hereof.

 "Additional Lender Assumption Agreement" means an additional lender assumption agreement, in form and substance satisfactory to the Administrative Agent, wherein an Additional Lender shall become a Lender.

 "Additional Lender Assumption Effective Date" means that term as defined in Section 2.10(b)(ii) hereof.

 "Additional Term Loan Facility" means that term as defined in Section 2.10(b)(i) hereof.

 "Additional Term Loan Facility Amendment" means that term as defined in Section 2.10(c)(ii) hereof.

 "Administrative Agent" means that term as defined in the first paragraph of this Agreement.

 "Administrative Agent Fee Letter" means, collectively, (a) that certain Fee Letter, dated as of June 5, 2014, between the Borrower and the Administrative Agent executed in connection with commitment documents related to the Power One Acquisition, and (b) that certain Fee Letter, dated as of June 5, 2014, between the Borrower and the Administrative Agent executed in connection with commitment documents related to the Connectivity Solutions Acquisition.

 "Advantage" means any payment (whether made voluntarily or involuntarily, by offset of any deposit or other indebtedness or otherwise) received by any Lender (a) prior to an Equalization Event, in respect of the Applicable Debt, if such payment results in that Lender having less than its pro rata share (based upon its Applicable Commitment Percentage) of the Applicable Debt then outstanding, and (b) on and after an Equalization Event, in respect of the Obligations, if such payment results in that Lender having less than its pro rata share (based upon its Equalization Percentage) of the Obligations then outstanding.

 "Affected Lender" means a Defaulting Lender, an Insolvent Lender or a Downgraded Lender.

 "Affiliate" means any Person, directly or indirectly, controlling, controlled by or under common control with a Company and "control" (including the correlative meanings, the terms "controlling", "controlled by" and "under common control with") means the power, directly or indirectly, to direct or cause the direction of the management and policies of a Company, whether through the ownership of voting securities, by contract or otherwise.

 "Agreement" means that term as defined in the first paragraph of this agreement.

 "Anti-Corruption Laws" means all laws, rules, and regulations of any jurisdiction applicable to the Borrower or its Subsidiaries from time to time concerning or relating to bribery or corruption.

 "Applicable Commitment Fee Rate" means:

 (a) for the period from the ~~Closing~~Third Amendment Effective Date through ~~August 31, 2014, thirty-five (35.00~~March 31, 2018, twenty-seven and one-half (27.50) basis points; and

 (b) commencing with the Consolidated financial statements of the Borrower for the fiscal ~~quarter~~year ending ~~June 30, 2014,~~December 31, 2017, the number of basis points set forth in the following matrix, based upon the result of the computation of the Leverage Ratio as set forth in the Compliance Certificate for such fiscal period, shall be used to establish the number of basis points that will go into effect on ~~September~~April 1, ~~2014~~2018 and, thereafter, as set forth in each successive Compliance Certificate, as provided below:

Leverage Ratio	Applicable Commitment Fee Rate
Greater than or equal to 3.50 to 1.00	50.00 basis points
Greater than or equal to 3.00 to 1.00 but less than 3.50 to 1.00	35.00 basis points
Greater than or equal to 2.50 to 1.00 but less than 3.00 to 1.00	30.00 basis points
Greater than or equal to 2.00 to 1.00 but less than 2.50 to 1.00	27.50 basis points
Greater than or equal to 1.50 to 1.00 but less than 2.00 to 1.00	25.00 basis points
Less than ~~2.00~~1.50 to 1.00	~~25.00~~20.00 basis points

After ~~September~~April 1, ~~2014,~~2018, changes to the Applicable Commitment Fee Rate shall be effective on the first day of each calendar month following the date upon which the Administrative Agent should have received, pursuant to Section 5.3(c) hereof, the Compliance Certificate.  The above pricing matrix does not modify or waive, in any respect, the requirements of Section 5.7 hereof, the rights of the Administrative Agent and the Lenders to charge the Default Rate, or the rights and remedies of the Administrative Agent and the Lenders pursuant to Articles VIII and IX hereof.  Notwithstanding anything herein to the contrary, (i) during any period when the Borrower shall have failed to timely deliver the Consolidated financial statements pursuant to Section 5.3(a) or (b) hereof, or the Compliance Certificate pursuant to Section 5.3(c) hereof, until such time as the appropriate Consolidated financial statements and Compliance Certificate are delivered, the Applicable Commitment Fee Rate shall be the highest rate per annum indicated in the above pricing grid regardless of the Leverage Ratio at such time, and (ii) in the event that any financial information or certification provided to the Administrative Agent in the Compliance Certificate is shown to be inaccurate (regardless of whether this Agreement or the Commitment is in effect when such inaccuracy is discovered), and such inaccuracy, if corrected, would have led to the application of a higher Applicable Commitment Fee Rate for any period (an "Applicable Commitment Fee Period") than the Applicable Commitment Fee Rate applied for such Applicable Commitment Fee Period, then (A) the Borrower shall immediately deliver to the Administrative Agent a corrected Compliance Certificate for such Applicable Commitment Fee Period, (B) the Applicable Commitment Fee Rate shall be determined based on such corrected Compliance Certificate, and (C) the Borrower shall immediately pay to the Administrative Agent the accrued additional fees owing as a result of such increased Applicable Commitment Fee Rate for such Applicable Commitment Fee Period.

 "Applicable Commitment Percentage" means, for each Lender:

 (a) with respect to the Revolving Credit Commitment, the percentage, if any, set forth opposite such Lender's name under the column headed "Revolving Credit Commitment Percentage", as set forth on Schedule 1 hereto, subject to assignments of interests pursuant to Section 11.10 hereof;

 (b) with respect to the Term Loan A Commitment (or the Term Loan A if the Term Loan A Commitment is no longer in effect), the percentage, if any, set forth opposite such Lender's name under the column headed "Term Loan A Commitment Percentage", as set forth on Schedule 1 hereto, subject to assignments of interests pursuant to Section 11.10 hereof; and

 (c)   with respect to the DDTL Commitment (or the DDTL Loan if the DDTL Commitment is no longer in effect), the percentage, if any, set forth opposite such Lender's name under the column headed "DDTL Commitment Percentage", as set forth on Schedule 1 hereto, subject to assignments of interests pursuant to Section 11.10 hereof.

 "Applicable Debt" means:

 (a) with respect to the Revolving Credit Commitment, collectively, (i) all Indebtedness incurred by the Borrower to the Revolving Lenders pursuant to this Agreement and the other Loan Documents, and includes, without limitation, the principal of and interest on all Revolving Loans and all Swing Loans and all obligations with respect to Letters of Credit, (ii) each extension, renewal or refinancing of the foregoing, in whole or in part, (iii) the commitment, prepayment and other fees and amounts payable hereunder in connection with the Revolving Credit Commitment, and (iv) all Related Expenses incurred in connection with the foregoing;

 (b) with respect to the Term Loan A Commitment, collectively, (i) all Indebtedness incurred by the Borrower to the Term Loan A Lenders pursuant to this Agreement and the other Loan Documents, and includes, without limitation, the principal of and interest on the Term Loan A, (ii) each extension, renewal or refinancing of the foregoing in whole or in part, (iii) all prepayment and other fees and amounts payable hereunder in connection with the Term Loan A Commitment, and (iv) all Related Expenses incurred in connection with the foregoing; and

 (c) with respect to the DDTL Commitment, collectively, (i) all Indebtedness incurred by the Borrower to the DDTL Lenders pursuant to this Agreement and the other Loan Documents, and includes, without limitation, the principal of and interest on the DDTL Loan, (ii) each extension, renewal or refinancing of the foregoing in whole or in part, (iii) all prepayment and other fees and amounts payable hereunder in connection with the DDTL Commitment, and (iv) all Related Expenses incurred in connection with the foregoing.

 "Applicable Margin" means:

 (a) for the period from the ~~Closing~~Third Amendment Effective Date through ~~August~~March 31, ~~2014, two~~2018, one hundred seventy-five (~~275.00~~175.00) basis points for Eurodollar Loans and ~~one hundred~~ seventy-five (~~175.00~~75.00) basis points for Base Rate Loans; and

 (b) commencing with the Consolidated financial statements of the Borrower for the fiscal ~~quarter~~year ending ~~June 30, 2014,~~December 31, 2017, the number of basis points (depending upon whether Loans are Eurodollar Loans or Base Rate Loans) set forth in the following matrix, based upon the result of the computation of the Leverage Ratio as set forth in the Compliance Certificate for such fiscal period, shall be used to establish the number of basis points that will go into effect on ~~September~~April 1, ~~2014~~2018 and, thereafter, as set forth in each successive Compliance Certificate, as provided below:

Leverage Ratio	Applicable Basis Points for Eurodollar Loans	Applicable Basis Points for Base Rate Loans
Greater than or equal to 3.50 to 1.00	~~300.00~~275.00	~~200.00~~175.00
Greater than or equal to 3.00 to 1.00 but less than 3.50 to 1.00	~~275.00~~225.00	~~175.00~~125.00
Greater than or equal to 2.50 to 1.00 but less than 3.00 to 1.00	~~225.00~~200.00	~~125.00~~100.00
Greater than or equal to 2.00 to 1.00 but less than 2.50 to 1.00	~~200.00~~175.00	~~100.00~~75.00
Greater than or equal to 1.50 to 1.00 but less than 2.00 to 1.00	150.00	50.00
Less than ~~2.00~~1.50 to 1.00	~~175.00~~137.50	~~75.00~~37.50

After ~~September~~April 1, ~~2014,~~2018, changes to the Applicable Margin shall be effective on the first day of each calendar month following the date upon which the Administrative Agent should have received, pursuant to Section 5.3(c) hereof, the Compliance Certificate.  The above pricing matrix does not modify or waive, in any respect, the requirements of Section 5.7 hereof, the rights of the Administrative Agent and the Lenders to charge the Default Rate, or the rights and remedies of the Administrative Agent and the Lenders pursuant to Articles VIII and IX hereof.  Notwithstanding anything herein to the contrary, (i) during any period when the Borrower shall have failed to timely deliver the Consolidated financial statements pursuant to Section 5.3(a) or (b) hereof, or the Compliance Certificate pursuant to Section 5.3(c) hereof, until such time as the appropriate Consolidated financial statements and Compliance Certificate are delivered, the Applicable Margin shall be the highest rate per annum indicated in the above pricing grid for Loans of that type, regardless of the Leverage Ratio at such time, and (ii) in the event that any financial information or certification provided to the Administrative Agent in the Compliance Certificate is shown to be inaccurate (regardless of whether this Agreement or the Commitment is in effect when such inaccuracy is discovered), and such inaccuracy, if corrected, would have led to the application of a higher Applicable Margin for any period (an "Applicable Margin Period") than the Applicable Margin applied for such Applicable Margin Period, then (A) the Borrower shall immediately deliver to the Administrative Agent a corrected Compliance Certificate for such Applicable Margin Period, (B) the Applicable Margin shall be determined based on such corrected Compliance Certificate, and (C) the Borrower shall immediately pay to the Administrative Agent the accrued additional interest owing as a result of such increased Applicable Margin for such Applicable Margin Period.

 "Approved Fund" means any Person (other than a natural Person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course of its business and that is administered or managed by (a) a Lender, (b) an affiliate of a Lender, or (c) an entity or an affiliate of an entity that administers or manages a Lender.

 "Assignment Agreement" means an Assignment and Acceptance Agreement in the form of the attached Exhibit G.

 "Authorized Officer" means a Financial Officer or other individual authorized by a Financial Officer in writing (with a copy to the Administrative Agent) to handle certain administrative matters in connection with this Agreement.

"Bail-In Action" means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.

"Bail-In Legislation" means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.

 "Bailee's Waiver" means a bailee's waiver, in form and substance satisfactory to the Administrative Agent, delivered by a Credit Party in connection with this Agreement, as such waiver may from time to time be amended, restated or otherwise modified.

 "Bank Product Agreements" means those certain cash management services and other agreements entered into from time to time between a Company and the Administrative Agent or a Lender (or an affiliate of a Lender) in connection with any of the Bank Products.

 "Bank Product Obligations" means all obligations, liabilities, contingent reimbursement obligations, fees and expenses owing by a Company to the Administrative Agent or any Lender (or an affiliate of a Lender) pursuant to or evidenced by the Bank Product Agreements.

 "Bank Products" means a service or facility extended to a Company by the Administrative Agent or any Lender (or an affiliate of a Lender) for (a) credit cards and credit card processing services, (b) debit cards, purchase cards and stored value cards, (c) ACH transactions, and (d) cash management, including controlled disbursement, accounts or services.

 "Bankruptcy Code" means Title 11 of the United States Code entitled "Bankruptcy", as now or hereafter in effect, or any successor thereto, as hereafter amended.

 "Base Rate" means, for any day, a rate per annum equal to the highest of (a) the Prime Rate, (b) one-half of one percent (.50%) in excess of the Federal Funds Effective Rate, and (c) one percent (1%) in excess of the London Interbank Offered Rate for loans in Eurodollars for a period of one month (or, if such day is not a Business Day, such rate as calculated on the most recent Business Day).  Any change in the Base Rate shall be effective immediately from and after such change in the Base Rate.  Notwithstanding the foregoing, if at any time the Base Rate as determined above is less than zero, it shall be deemed to be zero for purposes of this Agreement.

 "Base Rate Loan" means a Revolving Loan described in Section 2.2(a) hereof, a portion of the Term Loan A described in Section 2.3(a) hereof or a portion of the DDTL Loan described in Section 2.3(b) hereof, that shall be denominated in Dollars and on which the Borrower shall pay interest at the Derived Base Rate.

 "Borrower" means that term as defined in the first paragraph of this Agreement.

 "Business Day" means a day that is not a Saturday, a Sunday or another day of the year on which national banks are authorized or required to close in Cleveland, Ohio, and, in addition, if the applicable Business Day relates to a Eurodollar Loan, is a day of the year on which dealings in Dollar deposits are carried on in the London interbank Eurodollar market.

 "California Real Property Disposition" means the sale, lease, transfer or other disposition of the real property located at 17180 Bernardo Center Drive, San Diego, California.

 "Capital Distribution" means a payment made, liability incurred or other consideration given by a Company to any Person that is not a Company, (a) for the purchase, acquisition, redemption, repurchase, payment or retirement of any capital stock or other equity interest of such Company, or (b) as a dividend, return of capital or other distribution in respect of such Company's capital stock or other equity interest.

 "Capitalized Lease Obligations" means obligations of the Companies for the payment of rent for any real or personal property under leases or agreements to lease that, in accordance with GAAP, have been or should be capitalized on the books of the lessee and, for purposes hereof, the amount of any such obligation shall be the capitalized amount thereof determined in accordance with GAAP.

 "Cash Collateral Account" means a commercial Deposit Account designated "cash collateral account" and maintained by the Borrower with the Administrative Agent, without liability by the Administrative Agent or the Lenders to pay interest thereon, from which account the Administrative Agent, on behalf of the Lenders, shall have the exclusive right to withdraw funds until all of the Secured Obligations are paid in full.

 "Cash Equivalent" means cash equivalent as determined in accordance with GAAP.

 "Cash Security" means all cash, instruments, Deposit Accounts, Securities Accounts and cash equivalents, in each case whether matured or unmatured, whether collected or in the process of collection, upon which a Company presently has or may hereafter have any claim, wherever located, including but not limited to any of the foregoing that are presently or may hereafter be existing or maintained with, issued by, drawn upon, or in the possession of the Administrative Agent or any Lender.

 "CFC" means a Controlled Foreign Corporation, as such term is defined in Section 957 of the Code.

 "Change in Control" means:

 (a)  the acquisition of, or, if earlier, the shareholder or director approval of the acquisition of, ownership or voting control, directly or indirectly, beneficially (within the meaning of Rules 13d-3 and 13d-5 of the Exchange Act) or of record, on or after the Closing Date, by any Person or group (within the meaning of Sections 13d and 14d of the Exchange Act), of shares representing more than twenty-five percent (25%) of the aggregate ordinary Voting Power represented by the issued and outstanding equity interests of the Borrower;

 (b) the occupation of a majority of the seats (other than vacant seats) on the board of directors or other governing body of the Borrower by Persons who were neither (i) nominated by the board of directors or other governing body of the Borrower nor (ii) appointed by directors so nominated or elected by a majority of shareholders; or

 (c) the occurrence of a change in control, or other term of similar import used therein, as defined in any Material Indebtedness Agreement.

 "Closing Date" means June 19, 2014.

 "Closing Fee Letter" means the Closing Fee Letter between the Borrower and the Administrative Agent, dated as of the Closing Date.

 ~~"Closing Revolving Amount" means Fifty Million Dollars ($50,000,000).~~

 "Code" means the Internal Revenue Code of 1986, as amended, together with the rules and regulations promulgated thereunder.

 "Collateral" means (a) all of the Borrower's existing and future (i) personal property, (ii) Accounts, Investment Property, instruments, contract rights, chattel paper, documents, supporting obligations, letter-of-credit rights, Pledged Securities, Pledged Notes (if any), Commercial Tort Claims, General Intangibles, Inventory and Equipment, (iii) funds now or hereafter on deposit in the Cash Collateral Account, if any, and (iv) Cash Security; (b) the Real Property; and (c) Proceeds and products of any of the foregoing.

 "Commercial Tort Claim" means a commercial tort claim, as that term is defined in the U.C.C.  (Schedule 7.5 hereto lists all Commercial Tort Claims of the Credit Parties in existence as of the Closing Date.)

 "Commitment" means the obligation hereunder of the Lenders, during the Commitment Period, to make Loans and to participate in Swing Loans and the issuance of Letters of Credit pursuant to the Revolving Credit Commitment, The Term Loan A Commitment and the DDTL Commitment, up to the Total Commitment Amount.

 "Commitment Increase Period" means the period from the Closing Date to the date that is six months prior to the last day of the Commitment Period.

 "Commitment Period" means the period from the Closing Date to ~~June 18, 2019,~~December 10, 2022, or such earlier date on which the Commitment shall have been terminated pursuant to Article IX hereof.

 "Commodity Exchange Act" means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, together with the rules and regulations promulgated thereunder.

 "Companies" means the Borrower and all Subsidiaries.

 "Company" means the Borrower or a Subsidiary.

 "Compliance Certificate" means a Compliance Certificate in the form of the attached Exhibit F.

 "Connectivity Solutions Acquisition" means the Acquisition by the Borrower of all of the equity interests of certain subsidiaries of Emerson, pursuant to the Connectivity Solutions Acquisition Documents.

 "Connectivity Solutions Acquisition Documents" means the Connectivity Solutions Purchase Agreement and each document executed and delivered in connection therewith.

 "Connectivity Solutions Purchase Agreement" means that certain Stock Purchase Agreement, dated as of May 16, 2014, by and between the Borrower and Emerson.

 "Consideration" means, in connection with an Acquisition, the aggregate consideration paid or to be paid, including borrowed funds, cash, deferred payments, the issuance of securities or notes, the assumption or incurring of liabilities (direct or contingent), the payment of consulting fees or fees for a covenant not to compete and any other consideration paid or to be paid for such Acquisition.

 "Consignee's Waiver" means a consignee's waiver (or similar agreement), in form and substance reasonably satisfactory to the Administrative Agent, delivered by a Credit Party in connection with this Agreement, as such waiver may from time to time be amended, restated or otherwise modified.

 "Consolidated" means the resultant consolidation of the financial statements of the Borrower and its Subsidiaries in accordance with GAAP, including principles of consolidation consistent with those applied in preparation of the consolidated financial statements referred to in Section 6.14 hereof.

 "Consolidated Capital Expenditures" means, for any period, the amount of capital expenditures of the Borrower, as determined on a Consolidated basis.

 "Consolidated Depreciation and Amortization Charges" means, for any period, the aggregate of all depreciation and amortization charges for fixed assets, leasehold improvements and general intangibles (specifically including goodwill) of the Borrower for such period, as determined on a Consolidated basis.

 "Consolidated EBITDA" means, for any period, as determined on a Consolidated basis:

 (a) Consolidated Net Earnings for such period; plus

 (b) without duplication, the aggregate amounts deducted in determining such Consolidated Net Earnings in respect of:

 (i) Consolidated Interest Expense;

 (ii) Consolidated Income Tax Expense;

 (iii) Consolidated Depreciation and Amortization Charges;

 (iv) non-cash expenses incurred in connection with stock-based compensation;

 (v) non-recurring losses or expenses not incurred in the ordinary course of business that are reasonably acceptable to the Administrative Agent and supported by documentation reasonably acceptable to the Administrative Agent;

 (vi) ~~unamortized costs, fees and expenses incurred in connection with the closing of this Agreement, the Connectivity Solutions Acquisition and the Power One Acquisition, in an aggregate amount not to exceed Eight Million Dollars ($8,000,000);~~ unamortized costs, fees and expenses incurred in connection with the closing of the Third Amendment;

(vii) ~~cash non-recurring expenses, costs, charges and losses in respect of restructurings, integration and other business optimization expenses incurred in connection with the Connectivity Solutions Acquisition and the Power One Acquisition in the 2014 and 2015 fiscal years of the Borrower, in an aggregate amount not to exceed (A) One Million Three Hundred Thousand Dollars ($1,300,000) in the 2014 fiscal year of the Borrower, (B) Five Million Dollars ($5,000,000) in the 2015 fiscal year of the Borrower, and (C) Zero Dollars ($0) for the 2016 fiscal year of the Borrower and for each fiscal year of the Borrower thereafter; and~~
 ~~(viii)    operating expense reductions and other operating improvements or~~in connection with any Acquisition permitted hereunder, the sum of the following amounts, but only to the extent that the aggregate amount added-back to Consolidated Net Earnings pursuant to this clause (vii) does not exceed fifteen percent (15%) of Consolidated EBITDA as calculated pursuant to this definition without reference to this clause (vii): (A) one time fees and expenses associated with the closing of such Acquisition, (B) cost synergies reasonably expected to result from ~~the Connectivity Solutions Acquisition and the Power One Acquisition, in an aggregate amount not to exceed: (A) Four Million Nine Hundred Thousand Dollars ($4,900,000) for the four fiscal quarters ending September 30, 2014, (B) Three Million Six Hundred Seventy-Five Thousand Dollars ($3,675,000) for the four fiscal quarters ending December 31, 2014, (C) Two Million Four Hundred Fifty Thousand Dollars ($2,450,000) for the four fiscal quarters ending March 31, 2015, (D) One Million Two Hundred Twenty-Five Thousand Dollars ($1,225,000) for the four fiscal quarters ending June 30, 2015, and (E) Zero Dollars ($0) for the four fiscal quarters ending September 30, 2015 and thereafter; minus~~  such Acquisition, and (C) cash non-recurring costs, charges and losses in respect of such Acquisition;

(viii) one-time costs related to business restructuring activities not incurred in connection with an Acquisition, in an aggregate amount not to exceed ten percent (10%) of Consolidated EBITDA as calculated pursuant to this definition without reference to this clause (viii):

(ix) costs and expenses incurred by the Companies after the Third Amendment Effective Date in connection with the implementation of the Companies' enterprise resource planning system, in an aggregate amount not to exceed Three Million Dollars ($3,000,000); and

 (x)unrealized losses in connection with foreign exchange transactions; minus

 (c)to the extent included in Consolidated Net Earnings for such period, (i) non-recurring ~~non-cash~~ gains not incurred in the ordinary course of business and (ii) unrealized gains in connection with foreign exchange transactions;

provided that, for any period during which an Acquisition is made pursuant to Section 5.13 hereof (including, without limitation, the Connectivity Solutions Acquisition and the Power One Acquisition) or a Disposition occurs, Consolidated EBITDA shall be recalculated to include (or exclude, as applicable) the "EBITDA" of the acquired company or attributable to the disposed assets (in each case, with appropriate pro forma adjustments acceptable to the Administrative Agent and calculated on the same basis as set forth in this definition).

 "Consolidated Fixed Charges" means, for any period, as determined on a Consolidated basis, the aggregate, without duplication, of (a) Consolidated Interest Expense paid in cash, (b) Consolidated Income Tax Expense paid in cash, (c) scheduled principal payments on Consolidated Funded Indebtedness (other than optional prepayments of the Revolving Loans), including payments on Capitalized Lease Obligations, (d) Capital Distributions, and (e) Consolidated Capital Expenditures.

 "Consolidated Funded Indebtedness" means, at any date, all Indebtedness (including, but not limited to, short-term, long-term and Subordinated Indebtedness, if any) of the Borrower, as determined on a Consolidated basis.

 "Consolidated Income Tax Expense" means, for any period, all provisions for taxes based on the gross or net income of the Borrower (including, without limitation, any additions to such taxes, and any penalties and interest with respect thereto), as determined on a Consolidated basis.

 "Consolidated Interest Expense" means, for any period, the interest expense (including, without limitation, the "imputed interest" portion of Capitalized Lease Obligations, synthetic leases and asset securitizations, if any, and excluding deferred financing costs) of the Borrower for such period, as determined on a Consolidated basis.

 "Consolidated Net Earnings" means, for any period, the net income (loss) of the Borrower for such period, as determined on a Consolidated basis.

 "Consolidated Net Worth" means, at any date, the stockholders' equity of the Borrower, determined as of such date on a Consolidated basis.

 "Consolidated Working Capital" means, at any date, (a) the current assets of the Borrower (excluding cash and Cash Equivalents), minus (b) the current liabilities of the Borrower (excluding the current maturities of long-term Indebtedness); as determined on a Consolidated basis.

 "Control Agreement" means a Deposit Account Control Agreement or Securities Account Control Agreement.

 "Controlled Group" means a Company and each Person required to be aggregated with a Company under Code Section 414(b), (c), (m) or (o).

 "Credit Event" means the making by the Lenders of a Loan, the conversion by the Lenders of a Base Rate Loan to a Eurodollar Loan, the continuation by the Lenders of a Eurodollar Loan after the end of the applicable Interest Period, the making by the Swing Line Lender of a Swing Loan, or the issuance (or amendment or renewal) by the Issuing Lender of a Letter of Credit.

 "Credit Exposure" means, at any time, with respect to a Specific Commitment, the sum of (a) the aggregate principal amount of all Loans outstanding under such Specific Commitment, and (b) the Letter of Credit Exposure, if any, applicable to such Specific Commitment.

 "Credit Party" means the Borrower, and any Subsidiary or other Affiliate that is a Guarantor of Payment.

 "Customary Setoffs" means, as to any Securities Intermediary or depository institution, as applicable, with respect to any Securities Account or Deposit Account, as applicable, maintained with such Person, setoffs and chargebacks by such Person against such Securities Account or Deposit Account, as applicable, that directly relate to the maintenance and administration thereof, including, without limitation, for the following purposes: (a) administrative and maintenance fees and expenses; (b) items deposited in or credited to the account and returned unpaid or otherwise uncollected or subject to an adjustment entry; (c) adjustments or corrections of posting or encoding errors; (d) any ACH credit or similar entries that are subsequently returned thereafter; (e) items subject to a claim against the depository bank/securities intermediary for breach of transfer, presentment, encoding, retention or other warranty under Federal Reserve Regulations or Operating Circulars, ACH or other clearing house rules, or applicable law (including, without limitation, Articles 3, 4 and 4A of the U.C.C.); and (f) chargebacks in connection with merchant card transactions.

 "DDTL Commitment" means the obligation hereunder of each DDTL Lender to participate in the making of the DDTL Loan, up to the amount set forth opposite such DDTL Lender's name under the column headed "DDTL Commitment Amount" as set forth on Schedule 1 hereto.

 "DDTL Commitment Expiration Date" means the earlier of (a) the DDTL Funding Date, and (b) December 18, 2014.

 "DDTL Exposure" means, at any time, the outstanding principal amount of the DDTL Loan.

 "DDTL First Principal Payment Date" means the first Regularly Scheduled Payment Date following the DDTL Funding Date, or, if the first Regularly Scheduled Payment Date following the DDTL Funding Date is less than thirty (30) days from the DDTL Funding Date, then the next subsequent Regularly Scheduled Payment Date.

 "DDTL Funding Conditions" means all of those conditions set forth on Schedule 4 hereto.

 "DDTL Funding Date" means the date that all of the DDTL Funding Conditions have been satisfied, in the reasonable opinion of the Administrative Agent.

 "DDTL Lender" means a Lender with a percentage of the DDTL Commitment as set forth on Schedule 1 hereto, or that acquires a percentage of the DDTL Commitment pursuant to Section 2.10(b) or 11.10 hereof.

 "DDTL Loan" means the delayed draw term loan made to the Borrower by the DDTL Lenders in the original principal amount of Seventy Million Dollars ($70,000,000), in accordance with Section 2.3(b) hereof.

 "DDTL Maturity Date" means ~~June 18, 2019.~~the Third Amendment Effective Date.

 "DDTL Note" means a DDTL Note, in the form of the attached Exhibit D, executed and delivered pursuant to Section 2.5(d) hereof.

 "Default" means an event or condition that constitutes, or with the lapse of any applicable grace period or the giving of notice or both would constitute, an Event of Default, and that has not been waived by the Required Lenders (or, if required hereunder, all of the Lenders) in writing.

 "Default Rate" means (a) with respect to any Loan or other Obligation for which a rate is specified, a rate per annum equal to two percent (2%) in excess of the rate otherwise applicable thereto, and (b) with respect to any other amount, if no rate is specified or available, a rate per annum equal to two percent (2%) in excess of the Derived Base Rate from time to time in effect.

 "Defaulting Lender" means a Lender, as reasonably determined by the Administrative Agent, that (a) has failed (which failure has not been cured) to fund any Loan or any participation interest in Letters of Credit or Swing Loans required to be made hereunder in accordance with the terms hereof (unless such Lender shall have notified the Administrative Agent and the Borrower in writing of its good faith determination that a condition under Section 4.1 hereof to its obligation to fund any Loan shall not have been satisfied); (b) has notified the Borrower or the Administrative Agent in writing that it does not intend to comply with any of its funding obligations under this Agreement or has made a public statement to the effect that it does not intend to comply with its funding obligations under this Agreement or generally under other agreements in which it commits to extend credit; (c) has failed, within three Business Days after receipt of a written request from the Administrative Agent or the Borrower to confirm that it will comply with the terms of this Agreement relating to its obligation to fund prospective Loans or participations in Letters of Credit, and such request states that the requesting party has reason to believe that the Lender receiving such request may fail to comply with such obligation, and states such reason; or (d) has failed to pay to the Administrative Agent or any other Lender when due an amount owed by such Lender to the Administrative Agent or any other Lender pursuant to the terms of this Agreement, unless such amount is subject to a good faith dispute or such failure has been cured.  Any Defaulting Lender shall cease to be a Defaulting Lender when the Administrative Agent determines, in its reasonable discretion, that such Defaulting Lender is no longer a Defaulting Lender based upon the characteristics set forth in this definition.

 "Deposit Account" means a deposit account, as that term is defined in the U.C.C.

 "Deposit Account Control Agreement" means each Deposit Account Control Agreement among the Borrower or a Guarantor of Payment, the Administrative Agent and a depository institution, dated on or after the Closing Date, to be in form and substance satisfactory to the Administrative Agent, as the same may from time to time be amended, restated or otherwise modified.

 "Derived Base Rate" means a rate per annum equal to the sum of the Applicable Margin (from time to time in effect) for Base Rate Loans plus the Base Rate.

 "Derived Eurodollar Rate" means a rate per annum equal to the sum of the Applicable Margin (from time to time in effect) for Eurodollar Loans plus the  Eurodollar Rate.

 "Disposition" means the lease, transfer or other disposition of assets (whether in one or more than one transaction) by a Company, other than a sale, lease, transfer or other disposition made by a Company pursuant to Section 5.12(b) hereof or in the ordinary course of business.

 "Dodd-Frank Act" means the Dodd–Frank Wall Street Reform and Consumer Protection Act (Pub.L. 111-203, H.R. 4173) signed into law on July 21, 2010, as amended from time to time.

 "Dollar" or the $ sign means lawful currency of the United States of America.

 "Domestic Subsidiary" means a Subsidiary that is not a Foreign Subsidiary or is not a Subsidiary of a Foreign Subsidiary.

 "Dormant Subsidiary" means a Company that (a) is not a Credit Party or the direct or indirect equity holder of a Credit Party, (b) has aggregate assets of less than ~~Five~~Seven Hundred Thousand Dollars ($~~500,000~~700,000), and (c) has no direct or indirect Subsidiaries with aggregate assets, for such Company and all such Subsidiaries, of more than ~~Five~~Seven Hundred Thousand Dollars ($~~500,000~~700,000).

 "Downgraded Lender" means a Lender that has a non-credit enhanced senior unsecured debt rating below investment grade from either Moody's or Standard & Poor's, or any other nationally recognized statistical rating organization recognized as such by the SEC, and that has been designated by the Administrative Agent, in its reasonable discretion, as a Downgraded Lender.  Any Downgraded Lender shall cease to be a Downgraded Lender when the Administrative Agent determines, in its reasonable discretion, that such Downgraded Lender is no longer a Downgraded Lender based upon the characteristics set forth in this definition.

"EEA Financial Institution" means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in subpart (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in subparts (a) or (b) of this definition and is subject to consolidated supervision with its parent.

"EEA Member Country" means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

"EEA Resolution Authority" means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

 "Eligible Transferee" means (a) any Lender, any affiliate of any Lender and any Approved Fund, and (b) any commercial bank, insurance company, investment or mutual fund or other Person (other than a natural Person) that extends credit or buys loans of the type made hereunder as part of its principal business; provided that none of the Company, any Affiliate of Company, or any Person acting at the direction of, or in concert with, any such Person, shall be an Eligible Transferee.

 "Emerson" means Emerson Electric Co., a Missouri corporation.

"EU Bail-In Legislation Schedule" means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time

 "Environmental Laws" means all provisions of law (including the common law), statutes, ordinances, codes, rules, guidelines, policies, procedures, orders-in-council, regulations, permits, licenses, judgments, writs, injunctions, decrees, orders, awards and standards promulgated by a Governmental Authority or by any court, agency, instrumentality, regulatory authority or commission of any of the foregoing concerning environmental health or safety and protection of, or regulation of the discharge of substances into, the environment.

 "Environmental Permits" means all permits, licenses, authorizations, certificates, approvals or registrations required by any Governmental Authority under any Environmental Laws.

 "Equalization Event" means the earlier of (a) the occurrence of an Event of Default under Section 8.12 hereof, or (b) the acceleration of the maturity of the Obligations after the occurrence of an Event of Default.

 "Equalization Maximum Amount" means that term as defined in Section 9.5(b)(i) hereof.

 "Equalization Percentage" means that term as defined in Section 9.5(b)(ii) hereof.

 "Equipment" means equipment, as that term is defined in the U.C.C.

 "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated pursuant thereto.

 "ERISA Event" means (a) the existence of a condition or event with respect to an ERISA Plan that presents a risk of the imposition of an excise tax or any other liability on a Company or of the imposition of a Lien on the assets of a Company; (b) the engagement by a Company in a non-exempt "prohibited transaction" (as defined under ERISA Section 406 or Code Section 4975) or a breach of a fiduciary duty under ERISA that could result in liability to a Company; (c) the application by a Controlled Group member for a waiver from the minimum funding requirements of Code Section 412 or ERISA Section 302 or a Controlled Group member is required to provide security under Code Section 401(a)(29) or ERISA Section 307; (d) the occurrence of a Reportable Event with respect to any Pension Plan as to which notice is required to be provided to the PBGC; (e) the withdrawal by a Controlled Group member from a Multiemployer Plan in a "complete withdrawal" or a "partial withdrawal" (as such terms are defined in ERISA Sections 4203 and 4205, respectively); (f) the involvement of, or occurrence or existence of any event or condition that makes likely the involvement of, a Multiemployer Plan in any reorganization under ERISA Section 4241; (g) the failure of an ERISA Plan (and any related trust) that is intended to be qualified under Code Sections 401 and 501 to be so qualified or the failure of any "cash or deferred arrangement" under any such ERISA Plan to meet the requirements of Code Section 401(k); (h) the taking by the PBGC of any steps to terminate a Pension Plan or appoint a trustee to administer a Pension Plan, or the taking by a Controlled Group member of any steps to terminate a Pension Plan; (i) the failure by a Controlled Group member or an ERISA Plan to satisfy any requirements of law applicable to an ERISA Plan; (j) the commencement, existence or threatening of a claim, action, suit, audit or investigation with respect to an ERISA Plan, other than a routine claim for benefits; or (k) any incurrence by or any expectation of the incurrence by a Controlled Group member of any liability for post-retirement benefits under any Welfare Plan, other than as required by ERISA Section 601, et. seq. or Code Section 4980B.

 "ERISA Plan" means an "employee benefit plan" (within the meaning of ERISA Section 3(3)) that a Controlled Group member at any time sponsors, maintains, contributes to, has liability with respect to or has an obligation to contribute to such plan.

 "Eurocurrency Liabilities" shall have the meaning assigned to that term in Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.

 "Eurodollar" means a Dollar denominated deposit in a bank or branch outside of the United States.

 "Eurodollar Loan" means a Revolving Loan described in Section 2.2(a) hereof, a portion of the Term Loan A described in Section 2.3(a) hereof or a portion of the DDTL Loan described in Section 2.3(b) hereof, that shall be denominated in Dollars and on which the Borrower shall pay interest at the Derived Eurodollar Rate.

 "Eurodollar Rate" means, with respect to a Eurodollar Loan, for any Interest Period, a rate per annum equal to the quotient obtained (rounded upwards, if necessary, to the nearest 1/16th of 1%) by dividing (a) the rate of interest, determined by the Administrative Agent in accordance with its usual procedures (which determination shall be conclusive absent manifest error) as of approximately 11:00 A.M. (London time) two Business Days prior to the beginning of such Interest Period pertaining to such Eurodollar Loan, as listed as the London interbank offered rate, as published by Thomson Reuters or Bloomberg (or, if for any reason such rate is unavailable from Thomson Reuters or Bloomberg, from any other similar company or service that provides rate quotations comparable to those currently provided by Thomson Reuters or Bloomberg) for Dollar deposits in immediately available funds with a maturity comparable to such Interest Period, provided that, in the event that such rate quotation is not available for any reason, ~~then the Eurodollar Rate shall be the average (rounded upward to the nearest 1/16th of 1%) of the per annum rates at which deposits in immediately available funds in Dollars for the relevant Interest Period and in the amount of the Eurodollar Loan to be disbursed or to remain outstanding during such Interest Period, as the case may be, are offered to the Administrative Agent (or an affiliate of~~or cannot be determined in accordance with the foregoing, the Administrative Agent may select, in its commercially reasonable judgment, a successor or alternate rate that the Administrative Agent~~, in the Administrative Agent's discretion) by prime banks in any Eurodollar market reasonably selected by the Administrative Agent, determined as of 11:00 A.M. (London time) (or as soon thereafter as practicable), two Business Days prior to the beginning of the relevant Interest Period pertaining to such Eurodollar Loan~~ determines is, at such time, broadly accepted as the prevailing market practice for syndicated leveraged loans of this type in lieu of the London interbank offered rate and applied generally by the Administrative Agent to similarly situated loan transactions; by (b) 1.00 minus the Reserve Percentage.  Notwithstanding the foregoing, if at any time the Eurodollar Rate, as determined above, is less than zero, it shall be deemed to be zero for purposes of this Agreement.

 "Event of Default" means an event or condition that shall constitute an event of default as defined in Article VIII hereof.

 "Excess Cash Flow" means, for any period, as determined on a Consolidated basis, an amount equal to (a) the sum, without duplication, of (i) Consolidated Net Earnings, (ii) Consolidated Depreciation and Amortization Charges, (iii) the absolute value of any net decrease in Consolidated Working Capital, and (iv) Consolidated Income Tax Expense, minus (b) the sum, without duplication, of (i) the aggregate amount of the voluntary, scheduled and mandatory principal payments (other than optional prepayments of Revolving Loans or Swing Loans that do not result in a permanent reduction of the Maximum Revolving Amount) made with respect to Consolidated Funded Indebtedness for such period, (ii) payments made with respect to Capitalized Lease Obligations, (iii) Consolidated Capital Expenditures, (iv) Consolidated Income Tax Expenses paid in cash, (v) Capital Distributions, and (vi) the absolute value of any net increase in Consolidated Working Capital.

 "Exchange Act" means the Securities Exchange Act of 1934, as amended.

 "Existing Term Loans" means that term as defined in Section 2.3(a) hereof.

 "Excluded Swap Obligations" means, with respect to any Credit Party, any Swap Obligation if, and to the extent that, all or a portion of the guarantee of such Credit Party of, or the grant by such Credit Party of a security interest to secure, such Swap Obligation (or any guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Credit Party's failure to constitute an "eligible contract participant" as defined in the Commodity Exchange Act (determined after giving effect to any "keepwell, support or other agreement" for the benefit of such Credit Party and any and all guarantees of such Credit Party's Swap Obligations by other Credit Parties), at the time such guarantee or grant of security interest of such Credit Party becomes, or would become, effective with respect to such Swap Obligation.  If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such guarantee or security interest is, or becomes, illegal.

 "Excluded Taxes" means, in the case of the Administrative Agent and each Lender, any taxes (a) on or measured by overall net income (however denominated), franchise taxes (in lieu of net income taxes) or branch profits taxes, in each case imposed by it by the jurisdiction (or any political subdivision thereof) under the laws of which the Administrative Agent or such Lender, as the case may be, is organized or in which its principal office is located, or, in the case of any Lender, in which its applicable lending office is located, (b) attributable to such recipient's failure or inability (other than as a result in a change in law) to comply with Section 3.2(c), Section 3.2(d) or Section 3.2(f) hereof, or (c) imposed pursuant to FATCA.

 "FATCA" means Sections 1471 through 1474 of the Code as in effect on the Closing Date (or any amended or successor version that is substantively comparable to and not materially more onerous to comply with) and any agreements entered into pursuant to Section 1471(b) of the Code or any relevant intergovernmental agreement.

 "Federal Funds Effective Rate" means, for any day, the rate per annum (rounded upward to the nearest one one-hundredth of one percent (1/100 of 1%)) announced by the Federal Reserve Bank of New York (or any successor) on such day as being the weighted average of the rates on overnight federal funds transactions arranged by federal funds brokers on the previous trading day, as computed and announced by such Federal Reserve Bank (or any successor) in substantially the same manner as such Federal Reserve Bank computes and announces the weighted average it refers to as the "Federal Funds Effective Rate" as of the Closing Date.

 "Financial Officer" means any of the following officers: chief executive officer, president, chief financial officer or treasurer.  Unless otherwise qualified, all references to a Financial Officer in this Agreement shall refer to a Financial Officer of the Borrower.

 "Fixed Charge Coverage Ratio" means, as determined for the most recently completed four fiscal quarters of the Borrower, on a Consolidated basis, the ratio of (a) Consolidated EBITDA to (b) Consolidated Fixed Charges.

"Flood Insurance Laws" means, collectively (a) the National Flood Insurance Reform Act of 1994 (which comprehensively revised the National Flood Insurance Act of 1968 and the Flood Disaster Protection Act of 1973), as now or hereafter in effect or any successor statute thereto, (b) the Flood Insurance Reform Act of 2004, as now or hereafter in effect or any successor statute thereto, and (c) the Biggert-Waters Flood Insurance Reform Act of 2012, as now or hereafter in effect or any successor statute thereto.

 "Foreign Subsidiary" means a Subsidiary that is organized under the laws of any jurisdiction other than the United States of America, a State thereof or the District of Columbia.

 "Foreign Subsidiary Exposure" means the aggregate amount~~, incurred on or after the Closing Date,~~ of (a) loans by a Credit Party to, investments by a Credit Party in, guaranties by a Credit Party of Indebtedness of, a Foreign Subsidiary, and (b) loans made to Foreign Subsidiaries by Persons that are not Companies.

"Fronting Exposure" means, at any time there is an Affected Lender, (a) with respect to the Issuing Lender, such Affected Lender's Applicable Commitment Percentage of the Revolving Credit Commitment with respect to the Letter of Credit Exposure, other than any portion of such amount that has been reallocated to other Revolving Lenders or cash collateralized in accordance with the terms hereof, and (b) with respect to the Swing Line Lender, such Affected Lender's Applicable Commitment Percentage of the Revolving Credit Commitment with respect to the Swing Line Exposure, other than any portion of such amount that has been reallocated to other Revolving Lenders or cash collateralized in accordance with the terms hereof.

 "GAAP" means generally accepted accounting principles in the United States as then in effect, which shall include the official interpretations thereof by the Financial Accounting Standards Board, applied on a basis consistent with the past accounting practices and procedures of the Borrower.

 "General Intangibles" means (a) general intangibles, as that term is defined in the U.C.C.; and (b) choses in action, causes of action, intellectual property, customer lists, corporate or other business records, inventions, designs, patents, patent applications, service marks, registrations, trade names, trademarks, copyrights, licenses, goodwill, computer software, rights to indemnification and tax refunds.

 "Governmental Authority" means any nation or government, any state, province or territory or other political subdivision thereof, any governmental agency, department, authority, instrumentality, regulatory body, court, central bank or other governmental entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government, any securities exchange and any self-regulatory organization exercising such functions, and any group or body charged with setting financial accounting or regulatory capital rules or standards (including, without limitation, the Financial Accounting Standards Board, the Bank for International Settlements or the Basel Committee on Banking Supervision or any successor or similar authority to any of the foregoing).

 "Guarantor" means a Person that shall have pledged its credit or property in any manner for the payment or other performance of the indebtedness, contract or other obligation of another and includes (without limitation) any guarantor (whether of payment or of collection), surety, co-maker, endorser or Person that shall have agreed conditionally or otherwise to make any purchase, loan or investment in order thereby to enable another to prevent or correct a default of any kind.

 "Guarantor of Payment" means each of the Companies designated a "Guarantor of Payment" on Schedule 2 hereto, each of which is executing and delivering a Guaranty of Payment on the Closing Date, and any other Domestic Subsidiary that shall execute and deliver a Guaranty of Payment to the Administrative Agent, or become a party by joinder to the Guaranty of Payment that was executed on the Closing Date, subsequent to the Closing Date.

 "Guaranty of Payment" means each Guaranty of Payment executed and delivered on or after the Closing Date in connection with this Agreement by the Guarantors of Payment, as the same may from time to time be amended, restated or otherwise modified.

 "Guaranty of Payment Joinder" means each Guaranty of Payment Joinder, executed and delivered by a Guarantor of Payment for the purpose of adding such Guarantor of Payment as a party to a previously executed Guaranty of Payment.

 "Hedge Agreement" means any (a) hedge agreement, interest rate swap, cap, collar or floor agreement, or other interest rate management device entered into by a Company with any Person in connection with any Indebtedness of such Company, or (b) currency swap agreement, forward currency purchase agreement or similar arrangement or agreement designed to protect against fluctuations in currency exchange rates entered into by a Company.

"Incremental Term Loan" means that term as defined in Section 2.3(a) hereof.

 "Indebtedness" means, for any Company, without duplication, (a) all obligations to repay borrowed money, direct or indirect, incurred, assumed, or guaranteed, (b) all obligations in respect of the deferred purchase price of property or services (other than trade accounts payable in the ordinary course of business), (c) all obligations under conditional sales or other title retention agreements, (d) all obligations (contingent or otherwise) under any letter of credit or banker's acceptance, (e) all net obligations under any currency swap agreement, interest rate swap, cap, collar or floor agreement or other interest rate management device or any Hedge Agreement, (f) all synthetic leases, (g) all Capitalized Lease Obligations, (h) all obligations of such Company with respect to asset securitization financing programs, (i) all obligations to advance funds to, or to purchase assets, property or services from, any other Person in order to maintain the financial condition of such Person, (j) all indebtedness of the types referred to in subparts (a) through (i) above of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Company is a general partner or joint venturer, unless such indebtedness is expressly made non-recourse to such Company, (k) any other transaction (including forward sale or purchase agreements) having the commercial effect of a borrowing of money entered into by such Company to finance its operations or capital requirements, and (l) any guaranty of any obligation described in subparts (a) through (k) above.

 "Insolvent Lender" means a Lender, as reasonably determined by the Administrative Agent, that (a) has become or is not Solvent or is the subsidiary of a Person that has become or is not Solvent; (b) has become the subject of a proceeding under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect, or has had a receiver, conservator, trustee or custodian appointed for it, or has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in any such proceeding or appointment, or is a subsidiary of a Person that has become the subject of a proceeding under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect, or has had a receiver, conservator, trustee or custodian appointed for it, or has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in any such proceeding or appointment; or (c) has become the subject of a Bail-In Action; provided that a Lender shall not be an Insolvent Lender solely by virtue of the ownership or acquisition or control of an equity interest in such Lender or a parent company thereof by a Governmental Authority or an instrumentality thereof so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender.  Any Insolvent Lender shall cease to be an Insolvent Lender when the Administrative Agent determines, in its reasonable discretion, that such Insolvent Lender is no longer an Insolvent Lender based upon the characteristics set forth in this definition.

 "Intellectual Property Security Agreement" means each Intellectual Property Security Agreement, executed and delivered on or after the Closing Date by the Borrower or a Guarantor of Payment, wherein the Borrower or such Guarantor of Payment, as the case may be, has granted to the Administrative Agent, for the benefit of the Lenders, a security interest in all intellectual property owned by the Borrower or such Guarantor of Payment, as the same may from time to time be amended, restated or otherwise modified.

 "Interest Adjustment Date" means the last day of each Interest Period.

 "Interest Period" means, with respect to a Eurodollar Loan, the period commencing on the date such Eurodollar Loan is made and ending on the last day of such period, as selected by the Borrower pursuant to the provisions hereof, and, thereafter (unless such Eurodollar Loan is converted to a Base Rate Loan), each subsequent period commencing on the last day of the immediately preceding Interest Period and ending on the last day of such period, as selected by the Borrower pursuant to the provisions hereof.  The duration of each Interest Period for a Eurodollar Loan shall be one month, two months, three months or six months, in each case as the Borrower may select upon notice, as set forth in Section 2.6 hereof; provided that if the Borrower shall fail to so select the duration of any Interest Period at least three Business Days prior to the Interest Adjustment Date applicable to such Eurodollar Loan, the Borrower shall be deemed to have converted such Eurodollar Loan to a Base Rate Loan at the end of the then current Interest Period.

 "Inventory" means inventory, as that term is defined in the U.C.C.

 "Investment Property" means investment property, as that term is defined in the U.C.C., unless the Uniform Commercial Code as in effect in another jurisdiction would govern the perfection and priority of a security interest in investment property, and, in such case, "investment property" shall be defined in accordance with the law of that jurisdiction as in effect from time to time.

 "Issuing Lender" means, as to any Letter of Credit transaction hereunder, the Administrative Agent as issuer of the Letter of Credit, or, in the event that the Administrative Agent either shall be unable to issue or the Administrative Agent shall agree that another Revolving Lender may issue, a Letter of Credit, such other Revolving Lender as shall be acceptable to the Administrative Agent and shall agree to issue the Letter of Credit in its own name, but in each instance on behalf of the Revolving Lenders.

 "KeyBank" means KeyBank National Association, and its successors and assigns.

 "Landlord's Waiver" means a landlord's waiver or mortgagee's waiver, each in form and substance satisfactory to the Administrative Agent, delivered by a Credit Party in connection with this Agreement, as such waiver may from time to time be amended, restated or otherwise modified.

 "Lender" means that term as defined in the first paragraph of this Agreement and, as the context requires, shall include the Issuing Lender and the Swing Line Lender.

 "Lender Credit Exposure" means, for any Lender, at any time, the aggregate of such Lender's respective pro rata shares of the Revolving Credit Exposure, the Term Loan A Exposure and the DDTL Exposure.

"Lender Revolving Credit Exposure" means, with respect to each Revolving Lender, at any time, the sum of (a) the aggregate outstanding principal amount of all Revolving Loans made by such Revolving Lender, (b) such Revolving Lender's participation interest with respect to the Swing Line Exposure pursuant to the provisions hereof, and (c) such Revolving Lender's participation interest with respect to the Letter of Credit Exposure pursuant to the provisions hereof.

 "Letter of Credit" means a commercial documentary letter of credit or standby letter of credit that shall be issued by the Issuing Lender for the account of the Borrower or a Guarantor of Payment, including amendments thereto, if any, and shall have an expiration date no later than the earlier of (a) three hundred sixty‑four (364) days after its date of issuance (provided that such Letter of Credit may provide for the renewal thereof for additional one year periods), or (b) thirty (30) days prior to the last day of the Commitment Period.

 "Letter of Credit Commitment" means the commitment of the Issuing Lender, on behalf of the Revolving Lenders, to issue Letters of Credit in an aggregate face amount of up to Ten Million Dollars ($10,000,000).

 "Letter of Credit Exposure" means, at any time, the sum of (a) the aggregate undrawn amount of all issued and outstanding Letters of Credit, and (b) the aggregate of the draws made on Letters of Credit that have not been reimbursed by the Borrower or converted to a Revolving Loan pursuant to Section 2.2(b)(v) hereof.

 "Letter of Credit Fee" means, with respect to any Letter of Credit, for any day, an amount equal to (a) the undrawn amount of such Letter of Credit, multiplied by (b) the Applicable Margin for Revolving Loans that are Eurodollar Loans in effect on such day divided by three hundred sixty (360).

 "Leverage Ratio" means, as determined on a Consolidated basis, the ratio of (a) the sum of (i) Consolidated Funded Indebtedness (as of the end of the most recently completed fiscal quarter of the Borrower) minus (ii) the aggregate amount of all unencumbered (other than any Lien in favor of the Administrative Agent), unrestricted cash and Cash Equivalents on hand of the Credit Parties held in the United States; to (b) Consolidated EBITDA (for the most recently completed four fiscal quarters of the Borrower).

"Leverage Ratio Step-Up Period" means a four consecutive fiscal quarter period of the Borrower that meets the following criteria: (a) an Acquisition permitted hereunder for which the aggregate Consideration paid is equal to or greater than Fifteen Million Dollars ($15,000,000) shall have occurred during the first fiscal quarter of such period, and (b) on or prior to the last day of the first fiscal quarter of such period, the Borrower shall have designated such period a "Leverage Ratio Step-Up Period" pursuant to a written notice to the Administrative Agent (and the Administrative Agent shall notify the Lenders of such notice  promptly after receipt thereof from the Borrower); provided that (i) the designation of a Leverage Ratio Step-Up Period shall be available to Borrower only after the Administrative Agent and the Lenders shall have received, with respect to such Acquisition, (A) the historical financial statements of the target entity of such Acquisition, and (B) pro forma financial statements of the Companies accompanied by a certificate of a Financial Officer showing pro forma compliance with Section 5.7 hereof, both before and after (assuming implementation of the Leverage Ratio Step-Up Period) giving effect to such Acquisition, and (ii) only three Leverage Ratio Step-Up Periods shall be permitted during the Commitment Period.

 "Lien" means any mortgage, deed of trust, security interest, lien (statutory or other), charge, assignment, hypothecation, encumbrance on, pledge or deposit of, or conditional sale, lease (other than Operating Leases), sale with a right of redemption or other title retention agreement and any capitalized lease with respect to any property (real or personal) or asset.

 "Liquidity Amount" means, at any time, the sum of (a) (i) the Revolving Credit Commitment, minus (ii) the Revolving Credit Exposure; plus (b) all unencumbered (other than any Lien in favor of the Administrative Agent), unrestricted cash and Cash Equivalents on hand of the Credit Parties held in the United States.

 "Loan" means a Revolving Loan, a Swing Loan, the Term Loan A or the DDTL Loan.

 "Loan Documents" means, collectively, this Agreement, each Note, each Guaranty of Payment, each Guaranty of Payment Joinder, all documentation relating to each Letter of Credit, each Security Document, the Administrative Agent Fee Letter and the Closing Fee Letter, as any of the foregoing may from time to time be amended, restated or otherwise modified or replaced, and any other document delivered pursuant thereto.

 "Mandatory Prepayment" means that term as defined in Section 2.12(c) hereof.

 "Material Adverse Effect" means a material adverse effect on (a) the business, assets, liabilities (actual or contingent), operations, condition (financial or otherwise) or prospects of the Companies taken as a whole, (b) the rights and remedies of the Administrative Agent or the Lenders under any Loan Document, (c) the ability of any Credit Party to perform its obligations under any Loan Document to which it is a party, or (d) the legality, validity, binding effect or enforceability against any Credit Party of any Loan Document to which it is a party.

 "Material Indebtedness Agreement" means any debt instrument, lease (capital, operating or otherwise), guaranty, contract, commitment, agreement or other arrangement evidencing or entered into in connection with any Indebtedness of any Company or the Companies equal to or in excess of the amount of Five Million Dollars ($5,000,000).

 "Material Recovery Determination Notice" means that term as defined in Section 2.12(c)(iii) hereof.

 "Material Recovery Event" means (a) any casualty loss in respect of assets of a Company covered by casualty insurance, and (b) any compulsory transfer or taking under threat of compulsory transfer of any asset of a Company by any Governmental Authority; provided that, in the case of either subpart (a) or (b) hereof, the proceeds received by the Companies from such loss, transfer or taking exceeds Five Million Dollars ($5,000,000).

 "Maximum Amount" means, for each Lender, the amount set forth opposite such Lender's name under the column headed "Maximum Amount" as set forth on Schedule 1 hereto, subject to (a) decreases pursuant to Section 2.10(a) hereof, (b) increases pursuant to Section 2.10(b) hereof, and (c) assignments of interests pursuant to Section 11.10 hereof; provided that the Maximum Amount for the Swing Line Lender shall exclude the Swing Line Commitment (other than its pro rata share), and the Maximum Amount of the Issuing Lender shall exclude the Letter of Credit Commitment (other than its pro rata share thereof).

 "Maximum Rate" means that term as defined in Section 2.4(f) hereof.

 "Maximum Revolving Amount" means ~~One Hundred Fifty~~Seventy-Five Million Dollars ($~~150,000,000~~75,000,000), as such amount may be increased pursuant to Section 2.10(b) hereof or reduced pursuant to Section 2.10(a) hereof.

 "Moody's" means Moody's Investors Service, Inc., and any successor to such company.

 "Mortgage" means each Open-End Mortgage, Assignment of Leases and Rents and Security Agreement (or deed of trust or comparable document), dated on or after the Closing Date, relating to the Real Property, executed and delivered by a Credit Party, to further secure the Secured Obligations, as the same may from time to time be amended, restated or otherwise modified.

 "Multiemployer Plan" means a Pension Plan that is subject to the requirements of Subtitle E of Title IV of ERISA.

"Non-Affected Lender" means, at any time, each Lender that is not an Affected Lender at such time.

 "Non-Consenting Lender" means that term as defined in Section 11.3(c) hereof.

 "Non-U.S. Lender" means that term as defined in Section 3.2(c) hereof.

 "Note" means a Revolving Credit Note, the Swing Line Note, a Term Loan A Note or a DDTL Note, or any other promissory note delivered pursuant to this Agreement.

 "Notice of Loan" means a Notice of Loan in the form of the attached Exhibit E.

 "Obligations" means, collectively, (a) all Indebtedness and other obligations now owing or hereafter incurred by the Borrower to the Administrative Agent, the Swing Line Lender, the Issuing Lender, or any Lender pursuant to this Agreement and the other Loan Documents, and includes the principal of and interest on all Loans, and all obligations of the Borrower or any other Credit Party pursuant to Letters of Credit; (b) each extension, renewal, consolidation or refinancing of any of the foregoing, in whole or in part; (c) the commitment and other fees, and any prepayment fees payable pursuant to this Agreement or any other Loan Document; (d) all fees and charges in connection with the Letters of Credit; (e) every other liability, now or hereafter owing to the Administrative Agent or any Lender by any Company pursuant to this Agreement or any other Loan Document; and (f) all Related Expenses.

 "Operating Leases" means all real or personal property leases under which any Company is bound or obligated as a lessee or sublessee and which, under GAAP, are not required to be capitalized on a balance sheet of such Company; provided that Operating Leases shall not include any such lease under which any Company is also bound as the lessor or sublessor.

 "Organizational Documents" means, with respect to any Person (other than an individual), such Person's Articles (Certificate) of Incorporation, operating agreement or equivalent formation documents, and Regulations (Bylaws), or equivalent governing documents, and any amendments to any of the foregoing.

 "Original Credit Agreement" means that term as defined in the first Whereas clause on the first page of this Agreement.

 "Other Taxes" means any and all present or future stamp or documentary taxes or any other excise, ad valorem or property taxes, goods and services taxes, harmonized sales taxes and other sales taxes, use taxes, value added taxes, charges or similar taxes or levies arising from any payment made hereunder or under any other Loan Document, or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Loan Document.

 "Overall Commitment Percentage" means, for any Lender, the percentage determined by dividing (a) the sum, based upon such Lender's Applicable Commitment Percentages, of (i) the principal outstanding on the Term Loan A, (ii) the principal outstanding on the DDTL Loan, (iii) the aggregate principal amount of Revolving Loans outstanding, (iv) the Swing Line Exposure, and (v) the Letter of Credit Exposure; by (b) the sum of (A) the aggregate principal amount of all Loans outstanding, plus (B) the Letter of Credit Exposure.

 "Participant" means that term as defined in Section 11.11 hereof.

 "Patriot Act" means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, USA Patriot Act, Title III of Pub. L. 107-56, signed into law October 26, 2001, as amended from time to time.

 "PBGC" means the Pension Benefit Guaranty Corporation, and its successor.

 "Pension Plan" means an ERISA Plan that is a "pension plan" (within the meaning of ERISA Section 3(2)).

 "Permitted Foreign Subsidiary Loans, Guaranties and Investments" means:

 (a)the investments by the Borrower or a Domestic Subsidiary in a Foreign Subsidiary, in such amounts existing as of the ~~Closing~~Third Amendment Effective Date and set forth on Schedule 5.11 hereto;

 (b)the loans by the Borrower or a Domestic Subsidiary to a Foreign Subsidiary, in such amounts existing as of the ~~Closing~~Third Amendment Effective Date and set forth on Schedule 5.11 hereto;

 (c) any investment by a Foreign Subsidiary in, or loan from a Foreign Subsidiary to, or guaranty from a Foreign Subsidiary of Indebtedness of, a Company; and

 (d)any Foreign Subsidiary Exposure (incurred after the ~~Closing~~Third Amendment Effective Date), not otherwise permitted under this definition, in an aggregate amount not to exceed, at any time, (i) ~~One~~Ten Million Dollars ($~~1,000,000~~10,000,000) for any Foreign Subsidiary, and (ii) Twenty-Five Million Dollars ($~~5,000,000~~25,000,000) for all Foreign Subsidiaries.

 "Person" means any individual, sole proprietorship, partnership, joint venture, unincorporated organization, corporation, limited liability company, unlimited liability company, institution, trust, estate, Governmental Authority or any other entity.

 "Pledge Agreement" means each of the Pledge Agreements, relating to the Pledged Securities, executed and delivered by the Borrower or a Guarantor of Payment, as applicable, in favor of the Administrative Agent, for the benefit of the Lenders, dated on or after the Closing Date, as any of the foregoing may from time to time be amended, restated or otherwise modified.

 "Pledged Notes" means the promissory notes payable to the Borrower, as described on Schedule 7.4 hereto, and any additional or future promissory notes that may hereafter from time to time be payable to the Borrower.

 "Pledged Securities" means all of the shares of capital stock or other equity interest of a Subsidiary of a Credit Party (other than Subsidiaries of a CFC), whether now owned or hereafter acquired or created, and all proceeds thereof; provided that Pledged Securities shall exclude shares of voting capital stock or other voting equity interests in any Foreign Subsidiary that is a CFC in excess of sixty-five percent (65%) of the total outstanding shares of voting capital stock or other voting equity interest of such Foreign Subsidiary, whether held directly or indirectly through a disregarded entity.  (Schedule 3 hereto lists, as of the Closing Date, all of the Pledged Securities.)

 "Power One" means, collectively, Power-One, Inc., a Delaware corporation, and PWO Holdings B.V., a besloten vennootschap met beperkte aansprakelijkheid organized under the Laws of the Netherlands.

 "Power One Acquisition" means the Acquisition by the Borrower of all of the equity interests of certain subsidiaries of Power One pursuant to the Power One Acquisition Documents.

 "Power One Acquisition Documents" means the Power One Purchase Agreement and each document executed and delivered in connection therewith.

 "Power One Purchase Agreement" means that certain Stock Purchase Agreement, dated as of April 25, 2014, by and among the Borrower and Power One.

 "Prime Rate" means the interest rate established from time to time by the Administrative Agent as the Administrative Agent's prime rate, whether or not such rate shall be publicly announced; the Prime Rate may not be the lowest interest rate charged by the Administrative Agent for commercial or other extensions of credit. Each change in the Prime Rate shall be effective immediately from and after such change.

 "Proceeds" means (a) proceeds, as that term is defined in the U.C.C., and any other proceeds, and (b) whatever is received upon the sale, exchange, collection or other disposition of Collateral or proceeds, whether cash or non-cash.  Cash proceeds include, without limitation, moneys, checks and Deposit Accounts.  Proceeds include, without limitation, any Account arising when the right to payment is earned under a contract right, any insurance payable by reason of loss or damage to the Collateral, and any return or unearned premium upon any cancellation of insurance.  Except as expressly authorized in this Agreement, the right of the Administrative Agent and the Lenders to Proceeds specifically set forth herein, or indicated in any financing statement, shall never constitute an express or implied authorization on the part of the Administrative Agent or any Lender to a Company's sale, exchange, collection or other disposition of any or all of the collateral securing the Obligations.

 "Processor's Waiver" means a processor's waiver (or similar agreement), in form and substance reasonably satisfactory to the Administrative Agent, delivered by a Credit Party in connection with this Agreement, as such waiver may from time to time be amended, restated or otherwise modified.

 "Real Property" means each parcel of real estate owned by a Credit Party~~, as set forth on~~ Schedule 6.5(b) ~~hereto~~ that is subject to a Mortgage, together with all improvements and buildings thereon and all appurtenances, easements or other rights thereto belonging, and being defined collectively as the "Property" in each of the Mortgages.

 "Register" means that term as described in Section 11.10(j) hereof.

 "Regularly Scheduled Payment Date" means the last day of each March, June, September and December of each year.

 "Related Expenses" means any and all costs, liabilities and expenses (including, without limitation, losses, damages, penalties, claims, actions, attorneys' fees, legal expenses, judgments, suits and disbursements) (a) incurred by the Administrative Agent, or imposed upon or asserted against the Administrative Agent or any Lender, in any attempt by the Administrative Agent and the Lenders to (i) obtain, preserve, perfect or enforce any Loan Document or any security interest evidenced by any Loan Document; (ii) obtain payment, performance or observance of any and all of the Obligations; or (iii) maintain, insure, audit, collect, preserve, repossess or dispose of any of the collateral securing the Obligations or any part thereof, including, without limitation, costs and expenses for appraisals, assessments and audits of any Company or any such collateral; or (b) incidental or related to subpart (a) above, including, without limitation, interest thereupon from the date incurred, imposed or asserted until paid at the Default Rate.

 "Related Writing" means each Loan Document and any other assignment, mortgage, security agreement, guaranty agreement, subordination agreement, financial statement, audit report or other writing furnished by any Credit Party, or any of its officers, to the Administrative Agent or the Lenders pursuant to or otherwise in connection with this Agreement.

 "Reportable Event" means a reportable event as that term is defined in Title IV of ERISA, except actions of general applicability by the Secretary of Labor under Section 110 of such Act.

 "Required Lenders" means the holders, based upon each Lender's Applicable Commitment Percentages, of more than fifty percent (50%) of an amount (the "Total Amount") equal to the sum of:

 (a) (i) during the Commitment Period, the Maximum Revolving Amount, or (ii) after the Commitment Period, the Revolving Credit Exposure;

 (b) the principal outstanding on the Term Loan A; and

 (c) (i) at any time prior to the DDTL Funding Date, the DDTL Commitment, or (ii) on and after the DDTL Funding Date, the principal outstanding under the DDTL Loan;

provided that (A) the portion of the Total Amount held or deemed to be held by any Defaulting Lender or Insolvent Lender shall be excluded for purposes of making a determination of Required Lenders, and (B) if there shall be two or more Lenders (that are not Defaulting Lenders or Insolvent Lenders), Required Lenders shall constitute at least two Lenders.

 "Requirement of Law" means, as to any Person, any law, treaty, rule or regulation or determination or policy statement or interpretation of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property.

 "Reserve Percentage" means, for any day, that percentage (expressed as a decimal) that is in effect on such day, as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including, without limitation, all basic, supplemental, marginal and other reserves and taking into account any transitional adjustments or other scheduled changes in reserve requirements) for a member bank of the Federal Reserve System in Cleveland, Ohio, in respect of Eurocurrency Liabilities.  The Eurodollar Rate shall be adjusted automatically on and as of the effective date of any change in the Reserve Percentage.

 "Restatement Closing Date" means June 30, 2014.

 "Restricted Payment" means, with respect to any Company, (a) any Capital Distribution, (b) any amount paid by such Company in repayment, redemption, retirement or repurchase, directly or indirectly, of any Subordinated Indebtedness, or (c) any amount paid by such Company in respect of any management, consulting or other similar arrangement with any equity holder (other than a Company) of a Company or an Affiliate.

 ~~"Revolving Amount" means the Closing Revolving Amount, as such amount may be increased up to the Maximum Revolving Amount pursuant to Section 2.10(b) hereof, or decreased pursuant to Section 2.10(a) hereof.~~

 "Revolving Credit Commitment" means the obligation hereunder, during the Commitment Period, of (a) the Revolving Lenders (and each Revolving Lender) to make Revolving Loans, (b) the Issuing Lender to issue and each Revolving Lender to participate in, Letters of Credit pursuant to the Letter of Credit Commitment, and (c) the Swing Line Lender to make, and each Revolving Lender to participate in, Swing Loans pursuant to the Swing Line Commitment; up to an aggregate principal amount outstanding at any time equal to the Maximum Revolving Amount.

"Revolving Credit Commitment Amount" means, for each Revolving Lender, the amount set forth opposite such Lender's name under the column headed "Revolving Credit Commitment Amount" as set forth on Schedule 1 hereto, subject to (a) decreases pursuant to Section 2.10(a) hereof, (b) increases pursuant to Section 2.10(b) hereof, and (c) assignments of interests pursuant to Section 11.10 hereof.

 "Revolving Credit Exposure" means, at any time, the sum of (a) the aggregate principal amount of all Revolving Loans outstanding, (b) the Swing Line Exposure, and (c) the Letter of Credit Exposure.

 "Revolving Credit Note" means a Revolving Credit Note, in the form of the attached Exhibit A, executed and delivered pursuant to Section 2.5(a) hereof.

 "Revolving Lender" means a Lender with a percentage of the Revolving Credit Commitment as set forth on Schedule 1 hereto, or that acquires a percentage of the Revolving Credit Commitment pursuant to Section 2.10(b) or 11.10 hereof.

 "Revolving Loan" means a loan made to the Borrower by the Revolving Lenders in accordance with Section 2.2(a) hereof.

 "Sanctions" means economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by the Office of Foreign Assets Control or the U.S. Department of State or (b) the United Nations Security Council, the European Union or Her Majesty's Treasury of the United Kingdom.

 "SEC" means the United States Securities and Exchange Commission, or any governmental body or agency succeeding to any of its principal functions.

~~"Second Amendment Effective Date" means March 21, 2016.~~

 "Secured Obligations" means, collectively, (a) the Obligations, (b) all obligations and liabilities of the Companies owing to a Lender (or an entity that is an affiliate of a then existing Lender) under Hedge Agreements, and (c) the Bank Product Obligations owing to a Lender (or an entity that is an affiliate of a then existing Lender) under Bank Product Agreements; provided that Secured Obligations of a Credit Party shall not include Excluded Swap Obligations owing from such Credit Party.

 "Securities Account" means a securities account, as that term is defined in the U.C.C.

 "Securities Account Control Agreement" means each Securities Account Control Agreement among the Borrower or a Guarantor of Payment, the Administrative Agent and a Securities Intermediary, dated on or after the Closing Date, to be in form and substance satisfactory to the Administrative Agent, as the same may from time to time be amended, restated or otherwise modified.

 "Securities Intermediary" means a clearing corporation or a Person, including, without limitation, a bank or broker, that in the ordinary course of its business maintains Securities Accounts for others and is acting in that capacity.

 "Security Agreement" means each Security Agreement, executed and delivered by a Guarantor of Payment in favor of the Administrative Agent, for the benefit of the Lenders, dated on or after the Closing Date, as the same may from time to time be amended, restated or otherwise modified.

 "Security Agreement Joinder" means each Security Agreement Joinder, executed and delivered by a Guarantor of Payment for the purpose of adding such Guarantor of Payment as a party to a previously executed Security Agreement.

 "Security Document" means each Security Agreement, each Security Agreement Joinder, each Pledge Agreement, each Intellectual Property Security Agreement, each Processor's Waiver, each Consignee's Waiver, each Landlord's Waiver, each Bailee's Waiver, each Mortgage, each Control Agreement, each U.C.C. Financing Statement or similar filing as to a jurisdiction located outside of the United States of America filed in connection herewith or perfecting any interest created in any of the foregoing documents, and any other document pursuant to which any Lien is granted by a Company or any other Person to the Administrative Agent, for the benefit of the Lenders, as security for the Secured Obligations, or any part thereof, and each other agreement executed or provided to the Administrative Agent in connection with any of the foregoing, as any of the foregoing may from time to time be amended, restated or otherwise modified or replaced.

 "Solvent" means, with respect to any Person, that (a) the fair value of such Person's assets is in excess of the total amount of such Person's debts, as determined in accordance with the Bankruptcy Code, (b) the present fair saleable value of such Person's assets is in excess of the amount that will be required to pay such Person's debts as such debts  become absolute and matured, (c) such Person is able to realize upon its assets and pay its debts and other liabilities (including disputed, contingent and unliquidated liabilities) as such liabilities mature in the normal course of business, (d) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond its ability to pay as such debts and liabilities mature, and (e) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which its property would constitute an unreasonably small amount of capital.  As used in this definition, the term "debts" includes any legal liability, whether matured or unmatured, liquidated or unliquidated, absolute, fixed or contingent, as determined in accordance with the Bankruptcy Code.

 "Specific Commitment" means the Revolving Credit Commitment, the Term Loan A Commitment or the DDTL Commitment.

 "Standard & Poor's" means Standard & Poor's Ratings Group, a division of McGraw-Hill, Inc., and any successor to such company.

 "Subordinated Indebtedness" means Indebtedness that shall have been subordinated (by written terms or written agreement being, in either case, in form and substance satisfactory to the Administrative Agent) in favor of the prior payment in full of the Obligations.

 "Subsidiary" means (a) a corporation more than fifty percent (50%) of the Voting Power of which is owned, directly or indirectly, by the Borrower or by one or more other subsidiaries of the Borrower or by the Borrower and one or more subsidiaries of the Borrower, (b) a partnership, limited liability company or unlimited liability company of which the Borrower, one or more other subsidiaries of the Borrower or the Borrower and one or more subsidiaries of the Borrower, directly or indirectly, is a general partner or managing member, as the case may be, or otherwise has an ownership interest greater than fifty percent (50%) of all of the ownership interests in such partnership, limited liability company or unlimited liability company, or (c) any other Person (other than a corporation, partnership, limited liability company or unlimited liability company) in which the Borrower, one or more other subsidiaries of the Borrower or the Borrower and one or more subsidiaries of the Borrower, directly or indirectly, has at least a majority interest in the Voting Power or the power to elect or direct the election of a majority of directors or other governing body of such Person.

 "Swap Obligations" means, with respect to any Company, any obligation to pay or perform under any agreement, contract or transaction that constitutes a "swap" within the meaning of section 1a(47) of the Commodity Exchange Act.

 "Swing Line Commitment" means the commitment of the Swing Line Lender to make Swing Loans to the Borrower, on a discretionary basis, up to the aggregate amount at any time outstanding of Five Million Dollars ($5,000,000).

 "Swing Line Exposure" means, at any time, the aggregate principal amount of all Swing Loans outstanding.

 "Swing Line Lender" means KeyBank, as holder of the Swing Line Commitment.

 "Swing Line Note" means the Swing Line Note, in the form of the attached Exhibit B executed and delivered pursuant to Section 2.5(b) hereof.

 "Swing Loan" means a loan that shall be denominated in Dollars made to the Borrower by the Swing Line Lender under the Swing Line Commitment, in accordance with Section 2.2(c) hereof.

 "Swing Loan Maturity Date" means, with respect to any Swing Loan, the earlier of (a) fifteen (15) days after the date such Swing Loan is made, or (b) the last day of the Commitment Period.

 "Taxes" means any and all present or future taxes of any kind, including, but not limited to, levies, imposts, duties, surtaxes, charges, fees, deductions or withholdings now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority (together with any interest, penalties, fines, additions to taxes or similar liabilities with respect thereto) other than Excluded Taxes.

 "Term Loan A" means the loan made to the Borrower by the Term Loan A Lenders in the original principal amount of One Hundred ~~Forty~~Twenty-Five Million Dollars ($~~145,000,000~~125,000,000), in accordance with Section 2.3(a) hereof.

 "Term Loan A Commitment" means the obligation hereunder of each Term Loan A Lender to participate in the making of the Term Loan A, up to the amount set forth opposite such Term Loan A Lender's name under the column headed "Term Loan A Commitment Amount" as set forth on Schedule 1 hereto.

 "Term Loan A Exposure" means, at any time, the outstanding principal amount of the Term Loan A.

 "Term Loan A Lender" means a Lender with a percentage of the Term Loan A Commitment as set forth on Schedule 1 hereto, or that acquires a percentage of the Term Loan A Commitment pursuant to Section 11.10 hereof.

 "Term Loan A Maturity Date" means ~~June 18, 2019.~~December 10, 2022.

 "Term Loan A Note" means a Term Loan A Note, in the form of the attached Exhibit C executed and delivered pursuant to Section 2.5(c) hereof.

 "Third Amendment" means that certain Third Amendment Agreement, dated as of the Third Amendment Effective Date, among the Borrower, the Lenders party thereto and the Administrative Agent.

 "Third Amendment Effective Date" means December 11, 2017.

 "Total Commitment Amount" means the principal amount of Two Hundred ~~Sixty-Five~~ Million Dollars ($~~265,000,000~~200,000,000), as such amount may be (a) increased pursuant to Section 2.10(b) hereof, ~~or~~ (b) decreased pursuant to Section 2.10(a) hereof, or (c) decreased by principal payments on the Term Loan A.

 "U.C.C." means the Uniform Commercial Code, as in effect from time to time in the State of New York; provided that, if perfection or the effect of perfection or non-perfection or the priority of any security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, "U.C.C." means the Uniform Commercial Code as in effect from time to time in such other jurisdiction for purposes of the provisions hereof relating to such perfection, effect of perfection or non-perfection or priority.

 "U.C.C. Financing Statement" means a financing statement filed or to be filed in accordance with the Uniform Commercial Code, as in effect from time to time, in the relevant state or states.

 "Voting Power" means, with respect to any Person, the exclusive ability to control, through the ownership of shares of capital stock, partnership interests, membership interests or otherwise, the election of members of the board of directors or other similar governing body of such Person.  The holding of a designated percentage of Voting Power of a Person means the ownership of shares of capital stock, partnership interests, membership interests or other interests of such Person sufficient to control exclusively the election of that percentage of the members of the board of directors or similar governing body of such Person.

 "Welfare Plan" means an ERISA Plan that is a "welfare plan" within the meaning of ERISA Section 3(l).

"Write-Down and Conversion Powers" means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.

 Section 1.2.  Accounting Terms.

 (a) Any accounting term not specifically defined in this Article I shall have the meaning ascribed thereto by GAAP.

 (b) If any change in the rules, regulations, pronouncements, opinions or other requirements of the Financial Accounting Standards Board (or any successor thereto or agency with similar function) with respect to GAAP, or if the Borrower adopts the International Financial Reporting Standards, and such change or adoption results in a change in the calculation of any component (or components in the aggregate) of the financial covenants set forth in Section 5.7 hereof or the related financial definitions, at the option of the Administrative Agent, the Required Lenders or the Borrower, the parties hereto will enter into good faith negotiations to amend such financial covenants and financial definitions in such manner as the parties shall agree, each acting reasonably, in order to reflect fairly such change or adoption so that the criteria for evaluating the financial condition of the Borrower shall be the same in commercial effect after, as well as before, such change or adoption is made (in which case the method and calculating such financial covenants and definitions hereunder shall be determined in the manner so agreed); provided that, until so amended, such calculations shall continue to be computed in accordance with GAAP as in effect prior to such change or adoption.

 Section 1.3.  Terms Generally.  The foregoing definitions shall be applicable to the singular and plural forms of the foregoing defined terms. Unless otherwise defined in this Article I, terms that are defined in the U.C.C. are used herein as so defined.

 Section 1.4.  Confirmation of Recitals.  The Borrower, the Administrative Agent and the Lenders hereby confirm the statements set forth in the recitals of this Agreement.

ARTICLE II.  AMOUNT AND TERMS OF CREDIT

 Section 2.1.  Amount and Nature of Credit.

 (a) Subject to the terms and conditions of this Agreement, the Lenders, during the Commitment Period and to the extent hereinafter provided, shall make Loans to the Borrower, participate in Swing Loans made by the Swing Line Lender to the Borrower, and issue or participate in Letters of Credit at the request of the Borrower, in such aggregate amount as the Borrower shall request pursuant to the Commitment; provided that in no event shall the aggregate principal amount of all Loans and Letters of Credit outstanding under this Agreement be in excess of the Total Commitment Amount.

 (b) Each Lender, for itself and not one for any other, agrees to make Loans, participate in Swing Loans, and issue or participate in Letters of Credit, during the Commitment Period, on such basis that, immediately after the completion of any borrowing by the Borrower or the issuance of a Letter of Credit:

 (i) the aggregate outstanding principal amount of Loans made by such Lender (other than Swing Loans made by the Swing Line Lender), when combined with such Lender's pro rata share, if any, of the Letter of Credit Exposure and the Swing Line Exposure, shall not be in excess of the Maximum Amount for such Lender; and

 (ii) with respect to each Specific Commitment, the aggregate outstanding principal amount of Loans (other than Swing Loans) made by such Lender with respect to such Specific Commitment shall represent that percentage of the aggregate principal amount then outstanding on all Loans (other than Swing Loans) within such Specific Commitment that shall be such Lender's Applicable Commitment Percentage.

Within each Specific Commitment, each borrowing (other than Swing Loans which shall be risk participated on a pro rata basis) from the Lenders shall be made pro rata according to the respective Applicable Commitment Percentages of the Lenders.

 (c) The Loans may be made as Revolving Loans as described in Section 2.2(a) hereof, as the Term Loan A as described in Section 2.3(a) hereof, as the DDTL Loan as described in Section 2.3(b) hereof, and as Swing Loans as described in Section 2.2(c) hereof, and Letters of Credit may be issued in accordance with Section 2.2(b) hereof.

 Section 2.2.  Revolving Credit Commitment.

 (a) Revolving Loans.  Subject to the terms and conditions of this Agreement, during the Commitment Period, the Revolving Lenders shall make a Revolving Loan or Revolving Loans to the Borrower in such amount or amounts as the Borrower, through an Authorized Officer, may from time to time request, but not exceeding in aggregate principal amount at any time outstanding hereunder the Revolving Credit Commitment, when such Revolving Loans are combined with the Letter of Credit Exposure and the Swing Line Exposure.  The Borrower shall have the option, subject to the terms and conditions set forth herein, to borrow Revolving Loans, maturing on the last day of the Commitment Period, by means of any combination of Base Rate Loans or Eurodollar Loans.  Subject to the provisions of this Agreement, the Borrower shall be entitled under this Section 2.2(a) to borrow Revolving Loans, repay the same in whole or in part and re-borrow Revolving Loans hereunder at any time and from time to time during the Commitment Period.  The aggregate outstanding amount of all Revolving Loans shall be payable in full on the last day of the Commitment Period.

 (b) Letters of Credit.

 (i) Generally.  Subject to the terms and conditions of this Agreement, during the Commitment Period, the Issuing Lender shall, in its own name, on behalf of the Revolving Lenders, issue such Letters of Credit for the account of the Borrower or a Guarantor of Payment, as the Borrower may from time to time request.  The Borrower shall not request any Letter of Credit (and the Issuing Lender shall not be obligated to issue any Letter of Credit) if, after giving effect thereto, (A) the Letter of Credit Exposure would exceed the Letter of Credit Commitment, or (B) the Revolving Credit Exposure would exceed the Revolving Credit Commitment.  The issuance of each Letter of Credit shall confer upon each Revolving Lender the benefits and liabilities of a participation consisting of an undivided pro rata interest in the Letter of Credit to the extent of such Revolving Lender's Applicable Commitment Percentage.

 (ii) Request for Letter of Credit.  Each request for a Letter of Credit shall be delivered to the Administrative Agent (and to the Issuing Lender, if the Issuing Lender is a Lender other than the Administrative Agent) by an Authorized Officer not later than 11:00 A.M. (Eastern time) three Business Days prior to the date of the proposed issuance of the Letter of Credit (or such shorter period as may be acceptable to the Issuing Lender).  Each such request shall be in a form acceptable to the Administrative Agent (and the Issuing Lender, if the Issuing Lender is a Lender other than the Administrative Agent) and shall specify the face amount thereof, whether such Letter of Credit is a commercial documentary or a standby Letter of Credit, the account party, the beneficiary, the requested date of issuance, amendment, renewal or extension, the expiry date thereof, and the nature of the transaction or obligation to be supported thereby.  Concurrently with each such request, the Borrower, and any Guarantor of Payment for whose account the Letter of Credit is to be issued, shall execute and deliver to the Issuing Lender an appropriate application and agreement, being in the standard form of the Issuing Lender for such letters of credit, as amended to conform to the provisions of this Agreement if required by the Administrative Agent.  The Administrative Agent shall give the Issuing Lender and each Revolving Lender notice of each such request for a Letter of Credit.

 (iii) Commercial Documentary Letters of Credit Fees.  With respect to each Letter of Credit that shall be a commercial documentary letter of credit and the drafts thereunder, whether issued for the account of the Borrower or a Guarantor of Payment, the Borrower agrees to (A) pay to the Administrative Agent, for the pro rata benefit of the Revolving Lenders, a non-refundable commission based upon the face amount of such Letter of Credit, which shall be paid quarterly in arrears, on each Regularly Scheduled Payment Date, in an amount equal to the aggregate sum of the Letter of Credit Fee for such Letter of Credit for each day of such quarter; (B) pay to the Administrative Agent, for the sole benefit of the Issuing Lender, an additional Letter of Credit fee, which shall be paid on the date that such Letter of Credit is issued, amended or renewed, at the rate of one-fourth percent (1/4%) of the face amount of such Letter of Credit; and (C) pay to the Administrative Agent, for the sole benefit of the Issuing Lender, such other issuance, amendment, renewal, negotiation, draw, acceptance, telex, courier, postage and similar transactional fees as are customarily charged by the Issuing Lender in respect of the issuance and administration of similar letters of credit under its fee schedule as in effect from time to time.

 (iv) Standby Letters of Credit Fees.  With respect to each Letter of Credit that shall be a standby letter of credit and the drafts thereunder, if any, whether issued for the account of the Borrower or a Guarantor of Payment, the Borrower agrees to (A) pay to the Administrative Agent, for the pro rata benefit of the Revolving Lenders, a non-refundable commission based upon the face amount of such Letter of Credit, which shall be paid quarterly in arrears, on each Regularly Scheduled Payment Date, in an amount equal to the aggregate sum of the Letter of Credit Fee for such Letter of Credit for each day of such quarter; (B) pay to the Administrative Agent, for the sole benefit of the Issuing Lender, an additional Letter of Credit fee, which shall be paid on each date that such Letter of Credit shall be issued, amended or renewed at the rate of one-fourth percent (1/4%) of the face amount of such Letter of Credit; and (C) pay to the Administrative Agent, for the sole benefit of the Issuing Lender, such other issuance, amendment, renewal, negotiation, draw, acceptance, telex, courier, postage and similar transactional fees as are customarily charged by the Issuing Lender in respect of the issuance and administration of similar letters of credit under its fee schedule as in effect from time to time.

 (v) Refunding of Letters of Credit with Revolving Loans.  Whenever a Letter of Credit shall be drawn, the Borrower shall promptly reimburse the Issuing Lender for the amount drawn.  In the event that the amount drawn shall not have been reimbursed by the Borrower within one Business Day of the date of the drawing of such Letter of Credit, at the sole option of the Administrative Agent (and the Issuing Lender, if the Issuing Lender is a Lender other than the Administrative Agent), the Borrower shall be deemed to have requested a Revolving Loan, subject to the provisions of Sections 2.2(a) and 2.6 hereof (other than the requirement set forth in Section 2.6(d) hereof), in the amount drawn.  Such Revolving Loan shall be evidenced by the Revolving Credit Notes (or, if a Lender has not requested a Revolving Credit Note, by the records of the Administrative Agent and such Lender).  Each Revolving Lender agrees to make a Revolving Loan on the date of such notice, subject to no conditions precedent whatsoever.  Each Revolving Lender acknowledges and agrees that its obligation to make a Revolving Loan pursuant to Section 2.2(a) hereof when required by this Section 2.2(b)(v) shall be absolute and unconditional and shall not be affected by any circumstance whatsoever, including, without limitation, the occurrence and continuance of a Default or Event of Default, and that its payment to the Administrative Agent, for the account of the Issuing Lender, of the proceeds of such Revolving Loan shall be made without any offset, abatement, recoupment, counterclaim, withholding or reduction whatsoever and whether or not the Revolving Credit Commitment shall have been reduced or terminated.  The Borrower irrevocably authorizes and instructs the Administrative Agent to apply the proceeds of any borrowing pursuant to this Section 2.2(b)(v) to reimburse, in full (other than the Issuing Lender's pro rata share of such borrowing), the Issuing Lender for the amount drawn on such Letter of Credit.  Each such Revolving Loan shall be deemed to be a Base Rate Loan unless otherwise requested by and available to the Borrower hereunder.  Each Revolving Lender is hereby authorized to record on its records relating to its Revolving Credit Note (or, if such Revolving Lender has not requested a Revolving Credit Note, its records relating to Revolving Loans) such Revolving Lender's pro rata share of the amounts paid and not reimbursed on the Letters of Credit.

 (vi) Participation in Letters of Credit.  If, for any reason, the Administrative Agent (and the Issuing Lender if the Issuing Lender is a Lender other than the Administrative Agent) shall be unable to or, in the opinion of the Administrative Agent, it shall be impracticable to, convert any amount drawn under a Letter of Credit to a Revolving Loan pursuant to the preceding subsection, the Administrative Agent (and the Issuing Lender if the Issuing Lender is a Lender other than the Administrative Agent) shall have the right to request that each Revolving Lender fund a participation in the amount due with respect to such Letter of Credit, and the Administrative Agent shall promptly notify each Revolving Lender thereof (by facsimile or email (confirmed by telephone) or telephone (confirmed in writing)).  Upon such notice, but without further action, the Issuing Lender hereby agrees to grant to each Revolving Lender, and each Revolving Lender hereby agrees to acquire from the Issuing Lender, an undivided participation interest in the amount due with respect to such Letter of Credit in an amount equal to such Revolving Lender's Applicable Commitment Percentage of the principal amount due with respect to such Letter of Credit.  In consideration and in furtherance of the foregoing, each Revolving Lender hereby absolutely and unconditionally agrees, upon receipt of notice as provided above, to pay to the Administrative Agent, for the account of the Issuing Lender, such Revolving Lender's ratable share of the amount due with respect to such Letter of Credit (determined in accordance with such Revolving Lender's Applicable Commitment Percentage).  Each Revolving Lender acknowledges and agrees that its obligation to acquire participations in the amount due under any Letter of Credit that is drawn but not reimbursed by the Borrower pursuant to this subsection (vi) shall be absolute and unconditional and shall not be affected by any circumstance whatsoever, including, without limitation, the occurrence and continuance of a Default or Event of Default, and that each such payment shall be made without any offset, abatement, recoupment, counterclaim, withholding or reduction whatsoever and whether or not the Revolving Credit Commitment shall have been reduced or terminated.  Each Revolving Lender shall comply with its obligation under this subsection (vi) by wire transfer of immediately available funds, in the same manner as provided in Section 2.6 hereof with respect to Revolving Loans.  Each Revolving Lender is hereby authorized to record on its records such Revolving Lender's pro rata share of the amounts paid and not reimbursed on the Letters of Credit.

 (vii)    Requests for Letters of Credit When One or More Revolving Lenders are Affected Lenders.  So long as any Revolving Lender is an Affected Lender, the Issuing Lender shall not be required to issue, extend, renew or increase any Letter of Credit unless it is satisfied that it will have no Fronting Exposure after giving effect thereto.

 (viii) Letters of Credit Issued and Outstanding When One or More Revolving Lenders are Affected Lenders.  At any time there is an Affected Lender, all or any part of such Affected Lender's participation interests of the Letter of Credit Exposure shall, at the discretion of the Administrative Agent, be reallocated among the Non-Affected Lenders in accordance with their respective Applicable Commitment Percentages of the Revolving Credit Commitment (calculated without regard to the commitment of such Affected Lender), but only to the extent that (A) the conditions set forth in Section 4.1 are satisfied at the time of such reallocation (and the Borrower shall be deemed to have represented and warranted that such conditions are satisfied at such time), and (B) such reallocation does not cause the Lender Revolving Credit Exposure of any Non-Affected Lender to exceed the Revolving Credit Commitment Amount of such Non-Affected Lender.  No reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against an Affected Lender arising from that Lender having become an Affected Lender, including any claim of a Non-Affected Lender as a result of such Non-Affected Lender's increased exposure following such reallocation.

(ix) Cash Collateral With Respect to Letters of Credit When One or More Lenders are Affected Lenders.  At any time there is an Affected Lender, within one Business Day following the written request of the Administrative Agent or the Issuing Lender, the Borrower shall cash collateralize the Fronting Exposure of the Issuing Lender with respect to the Letter of Credit Exposure (determined after giving effect to any reallocation pursuant to Section 2.2(b)(viii) hereof and any cash collateral provided by such Affected Lender) in an amount acceptable to the Administrative Agent.

 (c) Swing Loans.

 (i)Generally.  Subject to the terms and conditions of this Agreement, during the Commitment Period, the Swing Line Lender shall make a Swing Loan or Swing Loans to the Borrower in such amount or amounts as the Borrower, through an Authorized Officer, may from time to time request and to which the Swing Line Lender may agree; provided that the Borrower shall not request any Swing Loan if, after giving effect thereto, (A) the Revolving Credit Exposure would exceed the Revolving Credit Commitment, or (B) the Swing Line Exposure would exceed the Swing Line Commitment.  Each Swing Loan shall be due and payable on the Swing Loan Maturity Date applicable thereto.

 (ii)Refunding of Swing Loans.  If the Swing Line Lender so elects, by giving notice to the Borrower and the Revolving Lenders, the Borrower agrees that the Swing Line Lender shall have the right, in its sole discretion, to require that the then outstanding Swing Loans be refinanced as a Revolving Loan.  Such Revolving Loan shall be a Base Rate Loan unless otherwise requested by and available to the Borrower hereunder.  Upon receipt of such notice by the Borrower and the Revolving Lenders, the Borrower shall be deemed, on such day, to have requested a Revolving Loan in the principal amount of such Swing Loan in accordance with Sections 2.2(a) and 2.6 hereof (other than the requirement set forth in Section 2.6(d) hereof).  Such Revolving Loan shall be evidenced by the Revolving Credit Notes (or, if a Revolving Lender has not requested a Revolving Credit Note, by the records of the Administrative Agent and such Revolving Lender).  Each Revolving Lender agrees to make a Revolving Loan on the date of such notice, subject to no conditions precedent whatsoever.  Each Revolving Lender acknowledges and agrees that such Revolving Lender's obligation to make a Revolving Loan pursuant to Section 2.2(a) hereof when required by this Section 2.2(c)(ii) is absolute and unconditional and shall not be affected by any circumstance whatsoever, including, without limitation, the occurrence and continuance of a Default or Event of Default, and that its payment to the Administrative Agent, for the account of the Swing Line Lender, of the proceeds of such Revolving Loan shall be made without any offset, abatement, recoupment, counterclaim, withholding or reduction whatsoever and whether or not the Revolving Credit Commitment shall have been reduced or terminated.  The Borrower irrevocably authorizes and instructs the Administrative Agent to apply the proceeds of any borrowing pursuant to this Section 2.2(c)(ii) to repay in full such Swing Loan.  Each Revolving Lender is hereby authorized to record on its records relating to its Revolving Credit Note (or, if such Revolving Lender has not requested a Revolving Credit Note, its records relating to Revolving Loans) such Revolving Lender's pro rata share of the amounts paid to refund such Swing Loan.

 (iii)Participation in Swing Loans.  If, for any reason, the Swing Line Lender is unable to or, in the opinion of the Administrative Agent, it is impracticable to, convert any Swing Loan to a Revolving Loan pursuant to the preceding Section 2.2(c)(ii), then on any day that a Swing Loan is outstanding (whether before or after the maturity thereof), the Administrative Agent shall have the right to request that each Revolving Lender fund a participation in such Swing Loan, and the Administrative Agent shall promptly notify each Revolving Lender thereof (by facsimile or email (confirmed by telephone) or telephone (confirmed in writing)).  Upon such notice, but without further action, the Swing Line Lender hereby agrees to grant to each Revolving Lender, and each Revolving Lender hereby agrees to acquire from the Swing Line Lender, an undivided participation interest in the right to share in the payment of such Swing Loan in an amount equal to such Revolving Lender's Applicable Commitment Percentage of the principal amount of such Swing Loan.  In consideration and in furtherance of the foregoing, each Revolving Lender hereby absolutely and unconditionally agrees, upon receipt of notice as provided above, to pay to the Administrative Agent, for the benefit of the Swing Line Lender, such Revolving Lender's ratable share of such Swing Loan (determined in accordance with such Revolving Lender's Applicable Commitment Percentage).  Each Revolving Lender acknowledges and agrees that its obligation to acquire participations in Swing Loans pursuant to this Section 2.2(c)(iii) is absolute and unconditional and shall not be affected by any circumstance whatsoever, including, without limitation, the occurrence and continuance of a Default or an Event of Default, and that each such payment shall be made without any offset, abatement, recoupment, counterclaim, withholding or reduction whatsoever and whether or not the Revolving Credit Commitment shall have been reduced or terminated.  Each Revolving Lender shall comply with its obligation under this Section 2.2(c)(iii) by wire transfer of immediately available funds, in the same manner as provided in Section 2.6 hereof with respect to Revolving Loans to be made by such Revolving Lender.

 (iv)Requests for Swing Loan When One or More Revolving Lenders are Affected Lenders.  So long as any Revolving Lender is an Affected Lender, the Swing Line Lender shall not be required to make or fund and Swing Loan unless it is satisfied that it will have no Fronting Exposure after giving effect thereto.

 (v) Swing Loans Outstanding When One or More Revolving Lenders are Affected Lenders.  At any time there is an Affected Lender, all or any part of such Affected Lender's participation interests of the Swing Line Exposure shall, at the discretion of the Administrative Agent, be reallocated among the Non-Affected Lenders in accordance with their respective Applicable Commitment Percentages of the Revolving Credit Commitment (calculated without regard to the commitment of such Affected Lender) but only to the extent that (A) the conditions set forth in Section 4.1 are satisfied at the time of such reallocation (and the Borrower shall be deemed to have represented and warranted that such conditions are satisfied at such time), and (B) such reallocation does not cause the Lender Revolving Credit Exposure of any Non-Affected Lender to exceed the Revolving Credit Commitment Amount of such Non-Affected Lender.  No reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against an Affected Lender arising from that Lender having become an Affected Lender, including any claim of a Non-Affected Lender as a result of such Non-Affected Lender's increased exposure following such reallocation.

(vi) Cash Collateral With Respect to Swing Loans Outstanding When One or More Lenders are Affected Lenders.  At any time there is an Affected Lender, within one Business Day following the written request of the Administrative Agent or the Swing Line Lender, the Borrower shall cash collateralize the Fronting Exposure of the Swing Line Lender with respect to the Swing Line Exposure (determined after giving effect to any reallocation pursuant to Section 2.2(c)(v) hereof and any cash collateral provided by such Affected Lender) in an amount acceptable to the Administrative Agent.

 Section 2.3.  Term Loan Commitments.

 (a) Term Loan A.  Subject to the terms and conditions of this Agreement, (i) the applicable Lenders previously made a term loan and the "DDTL Loan" to the Borrower in the aggregate original principal amount of Two Hundred Fifteen Million Dollars ($215,000,000) (collectively, the "Existing Term Loans"), and (ii) on the Third Amendment Effective Date, the Term Loan A Lenders shall make ~~the Term Loan A to the Borrower on the Closing Date, in the amount of the Term Loan A Commitment~~an additional incremental term loan to the Borrower (the "Incremental Term Loan"), in accordance with their respective Applicable Commitment Percentages, in an aggregate amount equal to the Term Loan A Commitment minus the outstanding principal amount of the Existing Term Loans.  On the Third Amendment Effective Date, the Incremental Term Loan and the outstanding principal amount of the Existing Term Loans shall be consolidated, and amended and restated as the Term Loan A under this Agreement in accordance with the provisions hereof.  The Term Loan A shall be payable in consecutive quarterly installments, in the amounts set forth in the table below, commencing ~~September 30, 2014,~~March 31, 2018, and continuing on each Regularly Scheduled Payment Date thereafter, with the balance thereof payable in full on the Term Loan A Maturity Date.

Year	March 31		June 30		September 30		December 31
~~2014~~		~~N/A~~		~~N/A~~	~~$~~	~~1,812,500~~	~~$~~	~~1,812,500~~
~~2015~~	~~$~~	~~1,812,500~~	~~$~~	~~1,812,500~~	~~$~~	~~2,718,750~~	~~$~~	~~2,718,750~~
~~2016~~	~~$~~	~~2,718,750~~	~~$~~	~~2,718,750~~	~~$~~	~~2,718,750~~	~~$~~	~~2,718,750~~
~~2017~~	~~$~~	~~2,718,750~~	~~$~~	~~2,718,750~~	~~$~~	~~3,625,000~~	~~$~~	~~3,625,000~~
2018	$	~~3,625,000~~781,250	$	~~3,625,000~~781,250	$	~~4,531,250~~781,250	$	~~4,531,250~~781,250
2019	$	~~4,531,250~~781,250	$	~~N/A~~781,250	$	~~N/A~~781,250	$	~~N/A~~781,250
2020		$1,562,500		$1,562,500		$1,562,500		$1,562,500
2021		$1,562,500		$1,562,500		$1,562,500		$1,562,500
2022		$3,125,000		$3,125,000		$3,125,000		N/A

The Borrower shall notify the Administrative Agent, in accordance with the notice provisions of Section 2.6 hereof, whether the Term Loan A will be a Base Rate Loan or one or more Eurodollar Loans.  The Term Loan A may be a mixture of a Base Rate Loan and one or more Eurodollar Loans.  Once the Term Loan A is made, any portion of the Term Loan A repaid may not be re-borrowed.  The Term Loan A Commitment shall terminate when the Term Loan A is made.

 (b) DDTL Loan.  Subject to the terms and conditions of this Agreement, the DDTL Lenders shall make the DDTL Loan to the Borrower on the DDTL Funding Date, in the amount of the DDTL Commitment.  The DDTL Loan shall be payable in consecutive quarterly installments in the amounts set forth in the table below, commencing on the DDTL First Principal Payment Date, and continuing on each Regularly Scheduled Payment Date thereafter, with the balance thereof payable in full on the DDTL Maturity Date.

Date	Payment Amount
DDTL First Principal Payment Date and each of the next three Regularly Scheduled Payment Dates (Year 1)	$875,000
Each of the next eight Regularly Scheduled Payment Dates (Years 2-3)	$1,312,500
Each of the next four Regularly Scheduled Payment Dates (Year 4)	$1,750,000
Each of the next four Regularly Scheduled Payment Dates (Year 5)	$2,187,500
DDTL Maturity Date	Remaining Principal Balance

The Borrower shall notify the Administrative Agent, in accordance with the notice provisions of Section 2.6 hereof, whether the DDTL Loan will be a Base Rate Loan or one or more Eurodollar Loans.  The DDTL Loan may be a mixture of a Base Rate Loan and one or more Eurodollar Loans.  Once the DDTL Loan is made, any portion of the DDTL Loan repaid may not be re‑borrowed.  The DDTL Commitment shall terminate on the DDTL Commitment Expiration Date.

 Section 2.4.  Interest.

 (a) Revolving Loans.

 (i) Base Rate Loan.  The Borrower shall pay interest on the unpaid principal amount of a Revolving Loan that is a Base Rate Loan outstanding from time to time from the date thereof until paid at the Derived Base Rate for Revolving Loans from time to time in effect.  Interest on such Base Rate Loan shall be payable, commencing September 30, 2014, and continuing on each Regularly Scheduled Payment Date thereafter and at the maturity thereof.

 (ii) Eurodollar Loans.  The Borrower shall pay interest on the unpaid principal amount of each Revolving Loan that is a Eurodollar Loan outstanding from time to time, with the interest rate to be fixed in advance on the first day of the Interest Period applicable thereto through the last day of the Interest Period applicable thereto (but subject to changes in the Applicable Margin for Eurodollar Loans), at the Derived Eurodollar Rate for Revolving Loans.  Interest on such Eurodollar Loan shall be payable on each Interest Adjustment Date with respect to an Interest Period (provided that, if an Interest Period shall exceed three months, the interest must also be paid every three months, commencing three months from the beginning of such Interest Period).

 (b)Swing Loans.  The Borrower shall pay interest to the Administrative Agent, for the sole benefit of the Swing Line Lender (and any Revolving Lender that shall have funded a participation in such Swing Loan), on the unpaid principal amount of each Swing Loan outstanding from time to time from the date thereof until paid at the Derived Base Rate for Revolving Loans from time to time in effect.  Interest on each Swing Loan shall be payable on the Swing Loan Maturity Date applicable thereto.  Each Swing Loan shall bear interest for a minimum of one day.

 (c) Term Loan A.

 (i) Base Rate Loan.  With respect to any portion of the Term Loan A that is a Base Rate Loan, the Borrower shall pay interest on the unpaid principal amount thereof outstanding from time to time from the date thereof until paid, commencing September 30, 2014, and continuing on each Regularly Scheduled Payment Date thereafter and on the Term Loan A Maturity Date, at the Derived Base Rate for the Term Loan A from time to time in effect.

 (ii) Eurodollar Loans.  With respect to any portion of the Term Loan A that is a Eurodollar Loan, the Borrower shall pay interest on the unpaid principal amount of such Eurodollar Loan outstanding from time to time, with the interest rate to be fixed in advance on the first day of the Interest Period applicable thereto through the last day of the Interest Period applicable thereto (but subject to changes in the Applicable Margin for Eurodollar Loans), at the Derived Eurodollar Rate for the Term Loan A.  Interest on such Eurodollar Loan shall be payable on each Interest Adjustment Date with respect to an Interest Period (provided that, if an Interest Period shall exceed three months, the interest must also be paid every three months, commencing three months from the beginning of such Interest Period).

 (d) DDTL Loan.

 (i) Base Rate Loan.  With respect to any portion of the DDTL Loan that is a Base Rate Loan, the Borrower shall pay interest on the unpaid principal amount thereof outstanding from time to time from the date thereof until paid, commencing on the first Regularly Scheduled Payment Date following the DDTL Funding Date, and continuing on each Regularly Scheduled Payment Date thereafter and on the DDTL Maturity Date, at the Derived Base Rate for the DDTL Loan from time to time in effect.

 (ii) Eurodollar Loans.  With respect to any portion of the DDTL Loan that is a Eurodollar Loan, the Borrower shall pay interest on the unpaid principal amount of such Eurodollar Loan outstanding from time to time, with the interest rate to be fixed in advance on the first day of the Interest Period applicable thereto through the last day of the Interest Period applicable thereto (but subject to changes in the Applicable Margin for Eurodollar Loans), at the Derived Eurodollar Rate for the DDTL Loan.  Interest on such Eurodollar Loan shall be payable on each Interest Adjustment Date with respect to an Interest Period (provided that, if an Interest Period shall exceed three months, the interest must also be paid every three months, commencing three months from the beginning of such Interest Period).  The Term Loan A Commitment shall terminate on the date that the Term Loan A is made.

 (e) Default Rate.  Anything herein to the contrary notwithstanding, if an Event of Default shall occur, upon the election of the Administrative Agent or the Required Lenders (i) the principal of each Loan and the unpaid interest thereon shall bear interest, until paid, at the Default Rate, (ii) the fee for the aggregate undrawn amount of all issued and outstanding Letters of Credit shall be increased by two percent (2%) in excess of the rate otherwise applicable thereto, and (iii) in the case of any other amount not paid when due from the Borrower hereunder or under any other Loan Document, such amount shall bear interest at the Default Rate; provided that, during an Event of Default under Section 8.1 or 8.12 hereof, the applicable Default Rate shall apply without any election or action on the part of the Administrative Agent or any Lender.

 (f) Limitation on Interest.  In no event shall the rate of interest hereunder exceed the maximum rate allowable by law.  Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable law (the "Maximum Rate").  If the Administrative Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the Borrower.  In determining whether the interest contracted for, charged, or received by the Administrative Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable law, (i) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (ii) exclude voluntary prepayments and the effects thereof, and (iii) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations.

 Section 2.5.  Evidence of Indebtedness.

 (a) Revolving Loans.  Upon the request of a Revolving Lender, to evidence the obligation of the Borrower to repay the portion of the Revolving Loans made by such Revolving Lender and to pay interest thereon, the Borrower shall execute a Revolving Credit Note, payable to the order of such Revolving Lender in the principal amount equal to its Applicable Commitment Percentage of the Revolving ~~Amount~~Credit Commitment, or, if less, the aggregate unpaid principal amount of Revolving Loans made by such Revolving Lender; provided that the failure of a Revolving Lender to request a Revolving Credit Note shall in no way detract from the Borrower's obligations to such Revolving Lender hereunder.

 (b) Swing Loans.  Upon the request of the Swing Line Lender, to evidence the obligation of the Borrower to repay the Swing Loans and to pay interest thereon, the Borrower shall execute a Swing Line Note, payable to the order of the Swing Line Lender in the principal amount of the Swing Line Commitment, or, if less, the aggregate unpaid principal amount of Swing Loans made by the Swing Line Lender; provided that the failure of the Swing Line Lender to request a Swing Line Note shall in no way detract from the Borrower's obligations to the Swing Line Lender hereunder.

 (c) Term Loan A.  Upon the request of a Term Loan A Lender, to evidence the obligation of the Borrower to repay the portion of the Term Loan A made by such Term Loan A Lender and to pay interest thereon, the Borrower shall execute a Term Loan A Note, payable to the order of such Term Loan A Lender in the principal amount of its Applicable Commitment Percentage of the Term Loan A Commitment; provided that the failure of such Term Loan A Lender to request a Term Loan A Note shall in no way detract from the Borrower's obligations to such Term Loan A Lender hereunder.

 (d)    DDTL Loan.  Upon the request of a DDTL Lender, to evidence the obligation of the Borrower to repay the portion of the DDTL Loan made by such DDTL Lender and to pay interest thereon, the Borrower shall execute a DDTL Note, payable to the order of such DDTL Lender in the principal amount of its Applicable Commitment Percentage of the DDTL Commitment; provided that the failure of such DDTL Lender to request a DDTL Note shall in no way detract from the Borrower's obligations to such DDTL Lender hereunder.

 Section 2.6.  Notice of Loans and Credit Events; Funding of Loans.

 (a) Notice of Loans and Credit Events.  The Borrower, through an Authorized Officer, shall provide to the Administrative Agent a Notice of Loan prior to (i) 11:00 A.M. (Eastern time) on the proposed date of borrowing of, or conversion of a Loan to, a Base Rate Loan, (ii) 11:00 A.M. (Eastern time) three Business Days prior to the proposed date of borrowing of, continuation of, or conversion of a Loan to, a Eurodollar Loan, and (iii) 2:00 P.M. (Eastern time) on the proposed date of borrowing of a Swing Loan (or such later time as agreed to from time to time by the Swing Line Lender).  An Authorized Officer of the Borrower may verbally request a Loan, so long as a Notice of Loan is received by the end of the same Business Day, and, if the Administrative Agent or any Lender provides funds or initiates funding based upon such verbal request, the Borrower shall bear the risk with respect to any information regarding such funding that is later determined to have been incorrect.  The Borrower shall comply with the notice provisions set forth in Section 2.2(b) hereof with respect to Letters of Credit.

 (b) Funding of Loans.  The Administrative Agent shall notify the appropriate Lenders of the date, amount and Interest Period (if applicable) promptly upon the receipt of a Notice of Loan (other than for a Swing Loan, or a Revolving Loan to be funded as a Swing Loan), and, in any event, by 2:00 P.M. (Eastern time) on the date such Notice of Loan is received.  On the date that the Credit Event set forth in such Notice of Loan is to occur, each applicable Lender shall provide to the Administrative Agent, not later than 3:00 P.M. (Eastern time), the amount in Dollars, in federal or other immediately available funds, required of it.  If the Administrative Agent shall elect to advance the proceeds of such Loan prior to receiving funds from such Lender, the Administrative Agent shall have the right, upon prior notice to the Borrower, to debit any account of the Borrower or otherwise receive such amount from the Borrower, promptly after demand, in the event that such Lender shall fail to reimburse the Administrative Agent in accordance with this subsection (b).  The Administrative Agent shall also have the right to receive interest from such Lender at the Federal Funds Effective Rate in the event that such Lender shall fail to provide its portion of the Loan on the date requested and the Administrative Agent shall elect to provide such funds.

 (c) Conversion and Continuation of Loans.

 (i) At the request of the Borrower to the Administrative Agent, subject to the notice and other provisions of this Agreement, the appropriate Lenders shall convert a Base Rate Loan to one or more Eurodollar Loans at any time and shall convert a Eurodollar Loan to a Base Rate Loan on any Interest Adjustment Date applicable thereto.  Swing Loans may be converted by the Swing Line Lender to Revolving Loans in accordance with Section 2.2(c)(ii) hereof.

 (ii) At the request of the Borrower to the Administrative Agent, subject to the notice and other provisions of this Agreement, the appropriate Lenders shall continue one or more Eurodollar Loans as of the end of the applicable Interest Period as a new Eurodollar Loan with a new Interest Period.

 (d) Minimum Amount for Loans.  Each request for:

 (i) a Base Rate Loan shall be in an amount of not less than One Million Dollars ($1,000,000), increased by increments of One Million Dollars ($1,000,000);

 (ii) a Eurodollar Loan shall be in an amount of not less than One Million Dollars ($1,000,000), increased by increments of One Million Dollars ($1,000,000); and

 (iii) a Swing Loan shall be in an amount of not less than Five Hundred Thousand Dollars ($500,000), or such lower amount as may be agreed to by the Swing Line Lender.

 (e) Interest Periods.  The Borrower shall not request that Eurodollar Loans be outstanding for more than six different Interest Periods at the same time.

 (f) Advancing of Non Pro-Rata Revolving Loans.  Notwithstanding anything in this Agreement to the contrary, if the Borrower requests a Revolving Loan pursuant to Section 2.6(a) hereof (and all conditions precedent set forth in Section 4.1 hereof are met) at a time when one or more Revolving Lenders are Affected Lenders, the Administrative Agent shall have the option, in its sole discretion, to require (and, at the request of the Borrower, shall require) the Non-Affected Lenders to honor such request by making a non pro-rata Revolving Loan to the Borrower in an amount equal to (i) the amount requested by the Borrower, minus (ii) the portions of such Revolving Loan that should have been made by such Affected Lenders.  For purposes of such Revolving Loans, the Revolving Lenders that are making such Revolving Loan shall do so in an amount equal to their Applicable Commitment Percentages of the amount requested by the Borrower.  For the avoidance of doubt, in no event shall the aggregate outstanding principal amount of Loans made by a Lender (other than Swing Loans made by the Swing Line Lender), when combined with such Lender's pro rata share, if any, of the Letter of Credit Exposure and the Swing Line Exposure, be in excess of the Maximum Amount for such Lender.

 Section 2.7.  Payment on Loans and Other Obligations.

 (a) Payments Generally.  Each payment made hereunder by a Credit Party shall be made without any offset, abatement, recoupment, counterclaim, withholding or reduction whatsoever.

 (b) Payments from Borrower.  All payments (including prepayments) to the Administrative Agent of the principal of or interest on each Loan or other payment, including but not limited to principal, interest, fees or any other amount owed by the Borrower under this Agreement, shall be made in Dollars.  All payments described in this subsection (b) shall be remitted to the Administrative Agent, at the address of the Administrative Agent for notices referred to in Section 11.4 hereof for the account of the appropriate Lenders (or the Issuing Lender or the Swing Line Lender, as appropriate) not later than 12:00 P.M. (Eastern time) on the due date thereof in immediately available funds.  Any such payments received by the Administrative Agent (or the Issuing Lender or the Swing Line Lender) after 12:00 P.M. (Eastern time) shall be deemed to have been made and received on the next Business Day.

 (c) Payments to Lenders.  Upon the Administrative Agent's receipt of payments hereunder, the Administrative Agent shall immediately distribute to the appropriate Lenders (except with respect to Swing Loans, which shall be paid to the Swing Line Lender and any Lender that has funded a participation in the Swing Loans, or, with respect to Letters of Credit, certain of which payments shall be paid to the Issuing Lender) their respective ratable shares, if any, of the amount of principal, interest, and commitment and other fees received by the Administrative Agent for the account of such Lender.  Payments received by the Administrative Agent shall be delivered to the Lenders in immediately available funds.  Each Lender shall record any principal, interest or other payment, the principal amounts of Base Rate Loans, Eurodollar Loans, Swing Loans and Letters of Credit, all prepayments and the applicable dates, including Interest Periods, with respect to the Loans made, and payments received by such Lender, by such method as such Lender may generally employ; provided that failure to make any such entry shall in no way detract from the obligations of the Borrower under this Agreement or any Note.  The aggregate unpaid amount of Loans, types of Loans, Interest Periods and similar information with respect to the Loans and Letters of Credit set forth on the records of the Administrative Agent shall be rebuttably presumptive evidence with respect to such information, including the amounts of principal, interest and fees owing to each Lender.

 (d) Timing of Payments.  Whenever any payment to be made hereunder, including, without limitation, any payment to be made on any Loan, shall be stated to be due on a day that is not a Business Day, such payment shall be made on the next Business Day and such extension of time shall in each case be included in the computation of the interest payable on such Loan; provided that, with respect to a Eurodollar Loan, if the next Business Day shall fall in the succeeding calendar month, such payment shall be made on the preceding Business Day and the relevant Interest Period shall be adjusted accordingly.

 (e)    Affected Lender.  To the extent that the Administrative Agent receives any payments or other amounts for the account of a Revolving Lender that is an Affected Lender, at the discretion of the Administrative Agent, such Affected Lender shall be deemed to have requested that the Administrative Agent use such payment or other amount (or any portion thereof, at the discretion of the Administrative Agent) first, to cash collateralize its unfunded risk participation in Swing Loans and the Letters of Credit pursuant to Sections 2.2(b)(vi), 2.2(c)(iii) and 2.6(b) hereof, and, with respect to any Defaulting Lender, second, to fulfill its obligations to make Loans.

 (f) Payment of Non Pro-Rata Revolving Loans.  Notwithstanding anything in this Agreement to the contrary, at the sole discretion of the Administrative Agent, in order to pay Revolving Loans that were not advanced pro rata by the Revolving Lenders, any payment of any Loan may first be applied to such Revolving Loans that were not advanced pro rata.

 Section 2.8.  Prepayment.

 (a) Right to Prepay.

 (i) The Borrower shall have the right at any time or from time to time to prepay, on a pro rata basis for all of the appropriate Lenders (except with respect to Swing Loans, which shall be paid to the Swing Line Lender and any Lender that has funded a participation in such Swing Loan), all or any part of the principal amount of the Loans then outstanding, as designated by the Borrower, representing the obligations under any Specific Commitment with the proceeds of such prepayment to be distributed on a pro rata basis to the holders of the Specific Commitment being prepaid.  Such payment shall include interest accrued on the amount so prepaid to the date of such prepayment and any amount payable under Article III hereof with respect to the amount being prepaid.  Prepayments of Base Rate Loans and Eurodollar Loans shall be without any premium or penalty; provided that if a prepayment of a Eurodollar Loan is made on a day that is not the last day of an Interest Period applicable thereto, the Borrower shall pay all premiums, penalties, breakage costs and other fees and expenses related thereto.  Each voluntary prepayment of the Term Loan A, the DDTL Loan or any Additional Term Loan Facility shall be applied pro rata (based on the original scheduled payment amounts) to the remaining principal installments thereof.

 (ii) The Borrower shall have the right, at any time or from time to time, to prepay, for the benefit of the Swing Line Lender (and any Revolving Lender that has funded a participation in such Swing Loan), all or any part of the principal amount of the Swing Loans then outstanding, as designated by the Borrower, plus interest accrued on the amount so prepaid to the date of such prepayment.

 (iii)Notwithstanding anything in this Section 2.8 or otherwise to the contrary, at the discretion of the Administrative Agent, in order to prepay Revolving Loans made to the Borrower that were not advanced pro rata by all of the Revolving Lenders, any prepayment of a Revolving Loan shall first be applied to Revolving Loans made by the Revolving Lenders during any period in which a Defaulting Lender or Insolvent Lender shall exist.

 (b)    Notice of Prepayment.  The Borrower shall give the Administrative Agent irrevocable written notice of prepayment of (i) a Base Rate Loan or Swing Loan by no later than 11:00 A.M. (Eastern time) on the Business Day on which such prepayment is to be made, and (ii) a Eurodollar Loan by no later than 1:00 P.M. (Eastern time) three Business Days before the Business Day on which such prepayment is to be made.

 (c) Minimum Amount for Eurodollar Loans.  Each prepayment of a Eurodollar Loan shall be in the principal amount of not less than Five Hundred Thousand ($500,000), or the principal amount of such Loan, or, with respect to a Swing Loan, the principal balance of such Swing Loan, except in the case of a mandatory payment pursuant to Section 2.12(c) or Article III hereof.

 Section 2.9.  Commitment and Other Fees.

 (a) Commitment Fee.  The Borrower shall pay to the Administrative Agent, for the ratable account of the Revolving Lenders, as a consideration for the Revolving Credit Commitment, a commitment fee, for each day from the Closing Date through the last day of the Commitment Period, in an amount equal to (i) (A) the Maximum Revolving Amount at the end of such day, minus (B) the Revolving Credit Exposure (exclusive of the Swing Line Exposure) at the end of such day, multiplied by (ii) the Applicable Commitment Fee Rate in effect on such day divided by three hundred sixty (360).  The commitment fee shall be payable quarterly in arrears, commencing on September 30, 2014 and continuing on each Regularly Scheduled Payment Date thereafter, and on the last day of the Commitment Period.

 (b) Administrative Agent Fee.  The Borrower shall pay to the Administrative Agent, for its sole benefit, the annual administrative agent fee and other fees payable to the Administrative Agent set forth in the Administrative Agent Fee Letter.

 (c) Ticking Fee.  The Borrower shall pay to the Administrative Agent, for the ratable account of the DDTL Lenders, as consideration for the DDTL Commitment, a ticking fee from the Closing Date to and including the DDTL Commitment Expiration Date, at a rate per annum equal to (i) for the period from the Closing Date through the date that is sixty (60) days after the Closing Date, the Applicable Commitment Fee Rate, multiplied by the DDTL Commitment, and (ii) for the period from the date that is sixty-one (61) days after the Closing Date through the DDTL Commitment Expiration Date, one-half of the Applicable Margin for Eurodollar Loans, multiplied by the DDTL Commitment.  The ticking fee shall be payable on July 31, 2014 and continuing on the last day of each calendar month thereafter, and on the DDTL Commitment Expiration Date.

Section 2.10.  Modifications to Commitments.

 (a) Optional Reduction of Revolving Credit Commitment.  The Borrower may at any time and from time to time permanently reduce in whole or ratably in part the Maximum Revolving Amount to an amount not less than the then existing Revolving Credit Exposure, by giving the Administrative Agent not fewer than three Business Days' written notice of such reduction, provided that any such partial reduction shall be in an aggregate amount, for all of the Lenders, of not less than Five Million Dollars ($5,000,000), increased in increments of One Million Dollars ($1,000,000).  The Administrative Agent shall promptly notify each Revolving Lender of the date of each such reduction and such Revolving Lender's proportionate share thereof.  After each such partial reduction, the commitment fees payable hereunder shall be calculated upon the Maximum Revolving Amount as so reduced.  If the Borrower reduces in whole the Revolving Credit Commitment, on the effective date of such reduction (the Borrower having prepaid in full the unpaid principal balance, if any, of the Revolving Loans, together with all interest (if any) and commitment and other fees accrued and unpaid with respect thereto, and provided that no Letter of Credit Exposure or Swing Line Exposure shall exist), all of the Revolving Credit Notes shall be delivered to the Administrative Agent marked "Canceled" and the Administrative Agent shall redeliver such Revolving Credit Notes to the Borrower.  Any partial reduction in the Maximum Revolving Amount shall be effective during the remainder of the Commitment Period.  Upon each decrease of the Maximum Revolving Amount, ~~the Maximum Revolving Amount and~~ the Total Commitment Amount shall be decreased by the same amount.

 (b) Increase in Commitment.

 (i) At any time during the Commitment Increase Period, the Borrower may request that the Administrative Agent increase the Total Commitment Amount by (A) increasing ~~the Revolving Amount from the Closing Revolving Amount up to an amount that shall not exceed~~ the Maximum Revolving Amount, or (B) adding an additional term loan facility to this Agreement (the "Additional Term Loan Facility") (which Additional Term Loan Facility shall be subject to subsection (c) below); provided that the aggregate amount of all increases (revolver and term) made pursuant to this subsection (b) shall not exceed ~~One Hundred~~Seventy-Five Million Dollars ($~~100,000,000~~75,000,000).  Each such request for an increase shall be in an amount of at least Ten Million Dollars ($10,000,000), and may be made by either (1) increasing, for one or more Revolving Lenders, with their prior written consent, their respective Revolving Credit Commitments, (2) adding a new commitment for one or more Lenders, with their prior written consent, with respect to the Additional Term Loan Facility, or (3) including one or more Additional Lenders, each with a new commitment under the Revolving Credit Commitment or the Additional Term Loan Facility, as a party to this Agreement (each an "Additional Commitment" and, collectively, the "Additional Commitments").

 (ii) During the Commitment Increase Period, all of the Lenders agree that the Administrative Agent, in its sole discretion, may permit one or more Additional Commitments upon satisfaction of the following requirements: (A) each Additional Lender, if any, shall execute an Additional Lender Assumption Agreement, (B) each Additional Commitment from an Additional Lender, if any, shall be in an amount of at least Five Million Dollars ($5,000,000), (C) the Administrative Agent shall provide to the Borrower and each Lender a revised Schedule 1 to this Agreement, including revised Applicable Commitment Percentages for each of the Lenders, if appropriate, at least three Business Days prior to the date of the effectiveness of such Additional Commitments (each an "Additional Lender Assumption Effective Date"), and (D) the Borrower shall execute and deliver to the Administrative Agent and the applicable Lenders such replacement or additional Notes as shall be required by the Administrative Agent (if Notes have been requested by such Lender or Lenders).  The Lenders hereby authorize the Administrative Agent to execute each Additional Lender Assumption Agreement on behalf of the Lenders.

 (iii) On each Additional Lender Assumption Effective Date with respect to the Specific Commitment being increased, as appropriate, the Lenders shall make adjustments among themselves with respect to the Loans then outstanding and amounts of principal, interest, commitment fees and other amounts paid or payable with respect thereto as shall be necessary, in the opinion of the Administrative Agent, in order to reallocate among the applicable Lenders such outstanding amounts, based on the revised Applicable Commitment Percentages and to otherwise carry out fully the intent and terms of this Section 2.10(b) (and the Borrower shall pay to the applicable Lenders any amounts that would be payable pursuant to Section 3.3 hereof if such adjustments among the applicable Lenders would cause a prepayment of one or more Eurodollar Loans).  In connection therewith, it is understood and agreed that the Maximum Amount of any Lender will not be increased (or decreased except pursuant to subsection (a) hereof) without the prior written consent of such Lender.  The Borrower shall not request any increase in the Total Commitment Amount pursuant to this subsection (b) if a Default or an Event of Default shall then exist, or, after giving pro forma effect to any such increase, would exist.  At the time of any such increase, at the request of the Administrative Agent, the Credit Parties and the Lenders shall enter into an amendment to evidence such increase and to address related provisions as deemed necessary or appropriate by the Administrative Agent.  Upon each increase of the Maximum Revolving Amount or addition of the Additional Term Loan Facility, the Total Commitment Amount shall be increased by the same amount.

 (c) Additional Term Loan Facility.

 (i) The Additional Term Loan Facility (A) shall rank pari passu in right of payment with the Revolving Loans, the Term Loan A and the DDTL Loan, (B) shall not mature earlier than the last day of the Commitment Period (but may have amortization prior to such date), and (C) shall be treated substantially the same as (and in any event no more favorably than) the Revolving Loans, the Term Loan A and the DDTL Loan, including, without limitation, similar interest rates for such Additional Term Loan Facility and amortization consistent with that in effect for the remainder of the Term Loan A.

 (ii) The Additional Term Loan Facility may be added hereunder pursuant to an amendment or restatement (the "Additional Term Loan Facility Amendment") of this Agreement and, as appropriate, the other Loan Documents, executed by the Borrower, each Lender providing a commitment with respect to the Additional Term Loan Facility, each Additional Lender providing a commitment with respect to the Additional Term Loan Facility, and the Administrative Agent.  Notwithstanding anything herein to the contrary, the Additional Term Loan Facility Amendment may, without the consent of any other Lenders, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent, to effect the provisions of Section 2.10(b) and (c) hereof (including, without limitation, amendments to the definitions in this Agreement and Section 9.8 hereof for the purpose of treating such Additional Term Loan Facility pari passu with the other Loans).

 (iii)With respect to the addition of an Additional Term Loan Facility the proceeds of which are to be used to fund an Acquisition permitted hereunder, the only representations and warranties which shall be a condition to the addition of such Additional Term Loan Facility shall be (A) the representations and warranties made by the seller party thereto as are material to the interests of the Lenders, but only to the extent that the Borrower has (or another Credit Party has) the right to terminate its obligations under the purchase agreement (or comparable agreement) or decline to consummate such Acquisition as a result of a breach of such representations and warranties in such purchase agreement and (B) the Specified Representations.  For purposes hereof, "Specified Representations" means the representations and warranties relating to the Borrower and the Guarantors set forth in the Loan Documents relating to organization and powers; authorization, due execution and delivery and enforceability, in each case, relating to the entering into and performance of the Loan Documents; no conflicts between the Loan Documents and applicable law or the organizational documents of the applicable Credit Parties immediately after giving effect to the Acquisition; OFAC, FCPA, Patriot Act and other anti-money laundering laws; solvency (after giving effect to the proposed Acquisition) of the Borrower on a Consolidated basis; the Investment Company Act of 1940; Federal Reserve margin regulations; and creation, perfection and priority of security interests in the Collateral (it being understood that, to the extent any security interest in any Collateral is not or cannot be provided and/or perfected on the applicable closing date (other than the creation of and perfection (including by delivery of stock or other equity certificates, if any) of security interests (A) in the equity interests in any Domestic Subsidiary (to the extent constituting Collateral) and (B) in other assets located in the United States with respect to which a lien may be perfected by the filing of a financing statement under the Uniform Commercial Code) after the Borrower's use of commercially reasonable efforts to do so or without undue burden or expense, then the creation and/or perfection of a security interest in such Collateral shall not constitute a condition precedent to the addition of such Additional Term Loan Facility, but instead shall be required to be provided or delivered subsequent thereto pursuant to arrangements and timing to be mutually agreed by the Administrative Agent and the Borrower acting reasonably).

 (iv)For purposes of determining compliance on a pro forma basis with the Leverage Ratio or the Fixed Charge Coverage Ratio, the amount or availability of any  basket amount or financial measure, or whether a Default or Event of Default has occurred and is continuing or would result therefrom, in each case in connection with the consummation of an Acquisition that the Borrower or one or more of its Subsidiaries is contractually committed to consummate (it being understood that such commitment may be subject to conditions precedent, which conditions precedent may be amended, satisfied or waived in accordance with the terms of the applicable agreement) and whose consummation is not conditioned on the availability of, or on obtaining, third party financing (any such acquisition, a "Limited Condition Transaction"), the date of determination shall, at the irrevocable option of the Borrower (the Borrower's election to exercise such option in connection with any Limited Condition Transaction, an "LCT Election"), be the date the definitive agreements or irrevocable notice for such Limited Condition Transaction are entered into (the "LCT Test Date") after giving pro forma effect to such Limited Condition Transaction and the other transactions to be entered into in connection therewith (including any incurrence of Indebtedness and the use of proceeds thereof) as if they occurred at the beginning of the applicable test period.  For the avoidance of doubt, (A) if the Borrower has made an LCT Election and if any of such ratios, baskets or amounts are exceeded as a result of fluctuations in such ratio or amount at or prior to the consummation of the relevant Limited Condition Transaction, such ratios, baskets or amounts will not be deemed to have been exceeded as a result of such fluctuations solely for purposes of determining whether the relevant Limited Condition Transaction is permitted to be consummated or taken, and (B) such ratios, baskets or amounts shall not be tested at the time of consummation of such Limited Condition Transaction and other transactions to be entered into in connection therewith; provided that if the Borrower makes an LCT Election, then in connection with any subsequent calculation of any ratio, test or basket availability with respect to any other transaction following the relevant LCT Test Date and prior to the earlier of the date on which such Limited Condition Transaction is consummated or the date that the definitive agreement for such Limited Condition Transaction is terminated or expires without consummation of such Limited Condition Transaction, for purposes of determining whether (1) such subsequent transaction (other than with respect to Restricted Payments) is permitted under this Agreement, any such ratio, test or basket shall be required to be satisfied on a pro forma basis assuming that such Limited Condition Transaction and any other transactions in connection therewith (including any incurrence of Indebtedness and the use of proceeds thereof) have been consummated and (2) such subsequent Restricted Payment is permitted under this Agreement, any such ratio, test or basket shall be required to be satisfied on a pro forma basis both (x) assuming such Limited Condition Transaction and other transactions in connection therewith (including any incurrence of Indebtedness and the use of proceeds thereof) have been consummated and (y) assuming such Limited Condition Transaction and other transactions in connection therewith (including any incurrence of Indebtedness and the use of proceeds thereof) have not been consummated.

Section 2.11.  Computation of Interest and Fees.  With the exception of Base Rate Loans, interest on Loans, Letter of Credit fees, Related Expenses and commitment and other fees and charges hereunder shall be computed on the basis of a year having three hundred sixty (360) days and calculated for the actual number of days elapsed.  With respect to Base Rate Loans, interest shall be computed on the basis of a year having three hundred sixty-five (365) days or three hundred sixty-six (366) days, as the case may be, and calculated for the actual number of days elapsed.

 Section 2.12.  Mandatory Payments.

 (a) Revolving Credit Exposure.  If, at any time, the Revolving Credit Exposure shall exceed the Revolving Credit Commitment, the Borrower shall, as promptly as practicable, but in no event later than the next Business Day, pay an aggregate principal amount of the Revolving Loans sufficient to bring the Revolving Credit Exposure within the Revolving Credit Commitment.

 (b) Swing Line Exposure.  If, at any time, the Swing Line Exposure shall exceed the Swing Line Commitment, the Borrower shall, as promptly as practicable, but in no event later than the next Business Day, pay an aggregate principal amount of the Swing Loans sufficient to bring the Swing Line Exposure within the Swing Line Commitment.

 (c) Mandatory Prepayments.  The Borrower shall, until the Term Loan A and DDTL Loan (and Additional Term Loan Facility, if any) are paid in full, make Mandatory Prepayments (each a "Mandatory Prepayment") in accordance with the following provisions:

 (i) Excess Cash Flow.  If the Leverage Ratio, calculated for a fiscal year of the Borrower (commencing with the fiscal year ending December 31, ~~2014~~2018), is~~: (A)~~ greater than or equal to 3.00 to 1.00, then the Borrower shall, on or before April 15th of the year following such fiscal year, make a Mandatory Prepayment in an amount of not less than fifty percent (50%) of the Excess Cash Flow (if any) for such fiscal year~~; or(B)less than 3.00 to 1.00 but greater than or equal to 2.00 to 1.00, then the Borrower shall, on or before April 15th of the year following such fiscal year, make a Mandatory Prepayment in an amount not less than twenty-five percent (25%) of the Excess Cash Flow (if any) for such fiscal year~~.

~~Notwithstanding anything herein to the contrary, with respect to the Mandatory Prepayment required to be made in 2016 based on the Excess Cash Flow of the Borrower, the Borrower shall make the 2016 Excess Cash Flow Mandatory Prepayment and such payment shall be made on or before March 31, 2016.~~

 (ii) Sale of Assets.  Upon the sale or other disposition of any assets by a Company (permitted pursuant to Section 5.12 hereof) to any Person other than to another Company or in the ordinary course of business, and, to the extent the proceeds of such sale or other disposition are in excess of Two Million Five Hundred Thousand Dollars ($2,500,000) during any fiscal year of the Borrower and are not to be reinvested in fixed assets or other similar assets within one hundred eighty (180) days of such sale or other disposition, the Borrower shall make a Mandatory Prepayment, on the date of such sale or other disposition, in an amount equal to one hundred percent (100%) of the proceeds of such disposition net of amounts required to pay taxes and reasonable costs applicable to such sale or disposition.

 (iii) Material Recovery Event.  Within ten days after the occurrence of a Material Recovery Event, the Borrower shall furnish to the Administrative Agent written notice thereof.  Within thirty (30) days after such Material Recovery Event, the Borrower shall notify the Administrative Agent of the Borrower's determination as to whether or not to replace, rebuild or restore the affected property (a "Material Recovery Determination Notice").  If the Borrower decides not to replace, rebuild or restore such property, or if the Borrower has not delivered the Material Recovery Determination Notice within thirty (30) days after such Material Recovery Event, then the proceeds of insurance paid in connection with such Material Recovery Event, when received, shall be paid as a Mandatory Prepayment.  If the Borrower decides to replace, rebuild or restore such property, then any such replacement, rebuilding or restoration must be (A) commenced within six months of the date of the Material Recovery Event, and (B) substantially completed within twelve (12) months of such commencement date or such longer period of time necessary to complete the work with reasonable diligence and approved in writing by the Administrative Agent, in its reasonable discretion, with such casualty insurance proceeds and other funds available to the Companies for replacement, rebuilding or restoration of such property.  Any amounts of such insurance proceeds in connection with such Material Recovery Event not applied to the costs of replacement or restoration shall be applied as a Mandatory Prepayment.

 (iv) Additional Indebtedness.  If, at any time, any of the Companies shall incur Indebtedness other than Indebtedness permitted pursuant to Section 5.8 hereof (which other Indebtedness shall not be incurred without the prior written consent of the Administrative Agent and the Required Lenders), the Borrower shall make a Mandatory Prepayment, on the date that such Indebtedness is incurred, in an amount equal to one hundred percent (100%) of the net cash proceeds of such Indebtedness, net of costs and expenses related thereto.

 (v) Additional Equity.  Within thirty (30) days after any equity offering (other than the offering or exercise of stock options or other equity awards pursuant to management incentive plans or to finance an Acquisition permitted under Section 5.13 hereof) by a Company that is not a direct Subsidiary of another Company, the Borrower shall make a Mandatory Prepayment in an amount equal to one hundred percent (100%) of the net cash proceeds of such equity offering until such time as the Leverage Ratio is equal to 2.50 to 1.00; thereafter, once the Leverage Ratio is less than 2.50 to 1.00, Mandatory Prepayments pursuant to this subpart (v) shall be in an amount equal to fifty percent (50%) of the remaining net cash proceeds of such equity offering.

 (vi)    TRP International Note.

(A) With respect to each payment of principal received by the Borrower on account of that certain promissory note, dated June 16, 2017, made by TRP International, an indirect Foreign Subsidiary of the Borrower, in favor of the Borrower, in the original principal amount of approximately Nine Million Four Hundred Thousand United States Dollars (US$9,400,000) (the "TRP International Note"), the Borrower shall promptly (and in no event later than three (3) Business Days after receipt thereof) make a prepayment on the Term Loan A with the proceeds thereof, in each case net (without duplication) of any taxes and expenses directly incurred by the Borrower in connection with such payment or the foreign restructuring transactions giving rise to the TRP International Note; and

(B) on June 30, 2019, the Borrower shall make a prepayment on the Term Loan A in an amount equal to the original principal amount of the TRP International Note less the aggregate amount of prepayments on the Term Loan A made pursuant to subpart (A) above, and, without duplication, net of any taxes and expenses directly incurred by the Borrower in connection with such payment or the foreign restructuring transactions giving rise to the TRP International Note.

 (d) Application of Mandatory Prepayments.

 (i) Involving a Company Prior to an Event of Default.  So long as no Event of Default shall have occurred, each Mandatory Prepayment required to be made pursuant to subsection (c) hereof shall be applied on a pro rata basis to the remaining principal amortization payments of the Term Loan A, the DDTL Loan and any Additional Term Loan Facility (if any), until paid in full.

 (ii) Involving a Company After an Event of Default.  If a Mandatory Prepayment is required to be made pursuant to subsection (c) hereof at the time that an Event of Default shall have occurred, then such Mandatory Prepayment shall be paid by the Borrower to the Administrative Agent to be applied to the following, on a pro rata basis among: (A) the Maximum Revolving Amount (with payments to be made in the following order: Revolving Loans, Swing Loans, and to be held by the Administrative Agent in a special account as security for any Letter of Credit Exposure pursuant to subsection (iii) hereof), (B) the unpaid principal balance of the Term Loan A, (C) the unpaid principal balance of the DDTL Loan, and (D) the unpaid principal balance of any Additional Term Loan Facility (if any).  Unless otherwise agreed by the Revolving Lenders, the Revolving Credit Commitment shall be permanently reduced by the amount of such Mandatory Prepayment allocated thereto, whether or not there shall be any Credit Exposure thereunder; provided that, if there shall be no Credit Exposure under any Specific Commitment, the then remaining Mandatory Prepayment shall be paid to the other Specific Commitments.

 (iii) Involving Letters of Credit.  Any amounts to be distributed for application to a Revolving Lender's liabilities with respect to any Letter of Credit Exposure as a result of a Mandatory Prepayment shall be held by the Administrative Agent in an interest bearing trust account (the "Special Trust Account") as collateral security for such liabilities until a drawing on any Letter of Credit, at which time such amounts, together with interest accrued thereon, shall be released by the Administrative Agent and applied to such liabilities.  If any such Letter of Credit shall expire without having been drawn upon in full, the amounts held in the Special Trust Account with respect to the undrawn portion of such Letter of Credit, together with interest accrued thereon, shall be applied by the Administrative Agent in accordance with the provisions of subsections (i) and (ii) above.

 (e) Mandatory Payments Generally.  Unless otherwise designated by the Borrower, each Mandatory Prepayment made with respect to a Specific Commitment pursuant to subsection (a) or (c) hereof shall be applied in the following order: (i) first, to the outstanding Base Rate Loans, and (ii) second, to the outstanding Eurodollar Loans, provided that, in each case, if the outstanding principal amount of any Eurodollar Loan shall be reduced to an amount less than the minimum amount set forth in Section 2.6(d) hereof as a result of such prepayment, then such Eurodollar Loan shall be converted into a Base Rate Loan on the date of such prepayment.  Any prepayment of a Eurodollar Loan pursuant to this Section 2.12 shall be subject to the prepayment provisions set forth in Article III hereof.  Each Mandatory Prepayment made with respect to the Term Loan A, the DDTL Loan and the Additional Term Loan Facility (if any), shall be applied pro rata to the remaining principal installments thereof~~; provided that, with respect to any payments of the 2016 Excess Cash Flow Mandatory Prepayment, such payments shall be applied equally to the next eight consecutive quarterly principal amortization payments of the Term Loan A and the DDTL Loan~~.

 Section 2.13  Swap Obligations Make-Well Provision.  The Borrower, to the extent that it is an "eligible contract participant" as defined in the Commodity Exchange Act, hereby absolutely, unconditionally and irrevocably undertakes to provide such funds or other support as may be needed from time to time by each other Credit Party in order for such Credit Party to honor its obligations under the Loan Documents in respect of the Swap Obligations. The obligations of the Borrower under this Section 2.13 shall remain in full force and effect until all Obligations are paid in full. The Borrower intends that this Section 2.13 constitute, and this Section 2.13 shall be deemed to constitute, a "keepwell, support, or other agreement" for the benefit of each other Credit Party for all purposes of Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

ARTICLE III.  ADDITIONAL PROVISIONS RELATING TO
EURODOLLAR LOANS; INCREASED CAPITAL; TAXES

 Section 3.1.  Requirements of Law.

 (a) If, after the Closing Date, (i) the adoption of or any change in any Requirement of Law or in the interpretation or application thereof by a Governmental Authority, or (ii) the compliance by any Lender with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority:

 (A)shall subject any Lender to any tax of any kind whatsoever with respect to this Agreement, any Letter of Credit or any Eurodollar Loan made by it, or change the basis of taxation of payments to such Lender in respect thereof (except for Taxes, Other Taxes and Excluded Taxes which are governed by Section 3.2 hereof);

 (B) shall impose, modify or hold applicable any reserve, special deposit, insurance charge, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by, any office of such Lender that is not otherwise included in the determination of the Eurodollar Rate; or

 (C) shall impose on such Lender any other condition;

and the result of any of the foregoing is to increase the cost to such Lender of making, converting into, continuing or maintaining Loans or issuing or participating in Letters of Credit, or to reduce any amount receivable hereunder in respect thereof, then, in any such case, the Borrower shall pay to such Lender, promptly after receipt of a written request therefor, any additional amounts necessary to compensate such Lender for such increased cost or reduced amount receivable.  If any Lender becomes entitled to claim any additional amounts pursuant to this subsection (a), such Lender shall promptly notify the Borrower (with a copy to the Administrative Agent) of the event by reason of which it has become so entitled.

 (b)    If any Lender shall have determined that, after the Closing Date, the adoption of or any change in any Requirement of Law regarding capital adequacy or liquidity, or liquidity requirements, or in the interpretation or application thereof by a Governmental Authority or compliance by such Lender or any corporation controlling such Lender with any request or directive regarding capital adequacy or liquidity (whether or not having the force of law) from any Governmental Authority shall have the effect of reducing the rate of return on such Lender's or such corporation's capital as a consequence of its obligations hereunder, or under or in respect of any Letter of Credit, to a level below that which such Lender or such corporation could have achieved but for such adoption, change or compliance (taking into consideration the policies of such Lender or such corporation with respect to capital adequacy and liquidity), then from time to time, upon submission by such Lender to the Borrower (with a copy to the Administrative Agent) of a written request therefor (which shall include the method for calculating such amount), the Borrower shall promptly pay or cause to be paid to such Lender such additional amount or amounts as will compensate such Lender or such corporation for such reduction.

 (c) For purposes of this Section 3.1 and Section 3.4(a) hereof, the Dodd-Frank Act, any requests, rules, guidelines or directives concerning capital adequacy promulgated by the Bank for International Settlements, or the Basel Committee on Banking Regulations and Supervisory Practices (or any successor or similar authority) under Basel III, and any rules, regulations, orders, requests, guidelines and directives adopted, promulgated or implemented in connection with any of the foregoing, regardless of the date adopted, issued, promulgated or implemented, are deemed to have been introduced and adopted after the Closing Date.

 (d)    A certificate as to any additional amounts payable pursuant to this Section 3.1 submitted by any Lender to the Borrower (with a copy to the Administrative Agent) shall be conclusive absent manifest error.  In determining any such additional amounts, such Lender may use any method of averaging and attribution that it (in its sole discretion) shall deem applicable.  The obligations of the Borrower pursuant to this Section 3.1 shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

 Section 3.2.  Taxes.

 (a) All payments made by any Credit Party under any Loan Document shall be made free and clear of, and without deduction or withholding for or on account of, any Taxes or Other Taxes.  If any Taxes or Other Taxes are required to be deducted or withheld from any amounts payable to the Administrative Agent or any Lender hereunder, the amounts so payable to the Administrative Agent or such Lender shall be increased to the extent necessary to yield to the Administrative Agent or such Lender (after deducting, withholding and payment of all Taxes and Other Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in the Loan Documents.

 (b)    Whenever any Taxes or Other Taxes are required to be withheld and paid by a Credit Party, such Credit Party shall timely withhold and pay such taxes to the relevant Governmental Authorities.  As promptly as possible thereafter, the Borrower shall send to the Administrative Agent for its own account or for the account of the relevant Lender, as the case may be, a certified copy of an original official receipt received by such Credit Party showing payment thereof or other evidence of payment reasonably acceptable to the Administrative Agent or such Lender.  Without duplication of any other obligation pursuant to this Section 3.2, if such Credit Party shall fail to pay any Taxes or Other Taxes when due to the appropriate Governmental Authority or fails to remit to the Administrative Agent the required receipts or other required documentary evidence, such Credit Party and the Borrower shall indemnify the Administrative Agent and the appropriate Lenders on demand for any incremental Taxes or Other Taxes paid or payable by the Administrative Agent or such Lender as a result of any such failure.

 (c)    Each Lender that is not (i) a citizen or resident of the United States of America, (ii) a corporation, partnership or other entity created or organized in or under the laws of the United States of America (or any jurisdiction thereof), or (iii) an estate or trust that is subject to federal income taxation regardless of the source of its income (any such Person, a "Non-U.S. Lender") shall deliver to the Borrower and the Administrative Agent two copies of either U.S. Internal Revenue Service Form W-8BEN, Form W-8BEN-E, Form W-8IMY or Form W-8ECI, or, in the case of a Non-U.S. Lender claiming exemption from U.S. federal withholding tax under Section 871(h) or 881(c) of the Code with respect to payments of "portfolio interest", a statement with respect to such interest and two copies of a Form W-8BEN or Form W-8BEN-E, or any subsequent versions thereof or successors thereto, properly completed and duly executed by such Non-U.S. Lender claiming complete exemption from, or a reduced rate of, U.S. federal withholding tax on all payments by Credit Parties under this Agreement and the other Loan Documents.  Such forms shall be delivered by each Non-U.S. Lender on or before the date it becomes a party to this Agreement or such other Loan Document.  In addition, each Non-U.S. Lender shall deliver such forms or appropriate replacements promptly upon the obsolescence or invalidity of any form previously delivered by such Non-U.S. Lender.  Each Non-U.S. Lender shall promptly notify the Borrower at any time it determines that such Lender is no longer in a position to provide any previously delivered certificate to the Borrower (or any other form of certification adopted by the U.S. taxing authorities for such purpose).  Notwithstanding any other provision of this subsection (c), a Non-U.S. Lender shall not be required to deliver any form pursuant to this subsection (c) that such Non-U.S. Lender is not legally able to deliver.

 (d)    A Lender that is entitled to an exemption from or reduction of non-U.S. withholding tax under the law of the jurisdiction in which the Borrower is located, or any treaty to which such jurisdiction is a party, with respect to payments under any Loan Document shall use reasonable efforts to deliver to the Borrower (with a copy to the Administrative Agent), at the time or times prescribed by applicable law or reasonably requested by the Borrower, such properly completed and executed documentation prescribed by applicable law as will permit such payments to be made without withholding or at a reduced rate; provided that such Lender is legally entitled to complete, execute and deliver such documentation and in such Lender's judgment such completion, execution or submission would not materially prejudice the legal position of such Lender.

 (e) The agreements in this Section 3.2 shall survive the termination of the Loan Documents and the payment of the Loans and all other amounts payable hereunder.

 (f) If a payment made to a Lender (or any assignee or participant) under any Loan Document would be subject to U.S. federal withholding tax imposed by FATCA if such recipient fails to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471 or 1472(b) of the Code, as applicable), such recipient shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such recipient has complied with such Lender's obligations under FATCA or to determine the amount to deduct and withhold from such payment pursuant to FATCA. Solely for purposes of this subsection (f), "FATCA" shall include any amendments  made to FATCA after the date of this Agreement.

 Section 3.3.  Funding Losses.  The Borrower agrees to indemnify each Lender, promptly after receipt of a written request therefor, and to hold each Lender harmless from, any loss or expense that such Lender may sustain or incur as a consequence of (a) default by the Borrower in making a borrowing of, conversion into or continuation of Eurodollar Loans after the Borrower has given a notice (including a written or verbal notice that is subsequently revoked) requesting the same in accordance with the provisions of this Agreement, (b) default by the Borrower in making any prepayment of or conversion from Eurodollar Loans after the Borrower has given a notice (including a written or verbal notice that is subsequently revoked) thereof in accordance with the provisions of this Agreement, (c) the making of a prepayment of a Eurodollar Loan on a day that is not the last day of an Interest Period applicable thereto, (d) any conversion of a Eurodollar Loan to a Base Rate Loan on a day that is not the last day of an Interest Period applicable thereto, or (e) any compulsory assignment of such Lender's interests, rights and obligations under this Agreement pursuant to Section 11.3(c) or 11.12 hereof.  Such indemnification shall be in an amount equal to the excess, if any, of (i) the amount of interest that would have accrued on the amounts so prepaid, or not so borrowed, converted or continued, for the period from the date of such prepayment or of such failure to borrow, convert or continue to the last day of such Interest Period (or, in the case of a failure to borrow, convert or continue, the Interest Period that would have commenced on the date of such failure) in each case at the applicable rate of interest for such Loans provided for herein over (ii) the amount of interest (as reasonably determined by such Lender) that would have accrued to such Lender on such amount by placing such amount on deposit for a comparable period with leading banks in the appropriate London interbank market, along with any administration fee charged by such Lender.  A certificate as to any amounts payable pursuant to this Section 3.3 submitted to the Borrower (with a copy to the Administrative Agent) by any Lender shall be conclusive absent manifest error.  The obligations of the Borrower pursuant to this Section 3.3 shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

 Section 3.4.  Eurodollar Rate Lending Unlawful; Inability to Determine Rate.

 (a)If any Lender shall determine (which determination shall, upon notice thereof to the Borrower and the Administrative Agent, be conclusive and binding on the Borrower) that, after the Closing Date, (i) the introduction of or any change in or in the interpretation of any law makes it unlawful, or (ii) any Governmental Authority asserts that it is unlawful, for such Lender to make or continue any Loan as, or to convert (if permitted pursuant to this Agreement) any Loan into, a Eurodollar Loan, the obligations of such Lender to make, continue or convert into any such Eurodollar Loan shall, upon such determination, be suspended until such Lender shall notify the Administrative Agent that the circumstances causing such suspension no longer exist, and all outstanding Eurodollar Loans payable to such Lender shall automatically convert (if conversion is permitted under this Agreement) into a Base Rate Loan, or be repaid (if no conversion is permitted) at the end of the then current Interest Periods with respect thereto or sooner, if required by law or such assertion.

 (b)If the Administrative Agent or the Required Lenders determine that for any reason adequate and reasonable means do not exist for determining the Eurodollar Rate for any requested Interest Period with respect to a proposed Eurodollar Loan, or that the Eurodollar Rate for any requested Interest Period with respect to a proposed Eurodollar Loan does not adequately and fairly reflect the cost to the Lenders of funding such Loan, the Administrative Agent will promptly so notify the Borrower and each Lender.  Thereafter, the obligation of the Lenders to make or maintain such Eurodollar Loan shall be suspended until the Administrative Agent (upon the instruction of the Required Lenders) revokes such notice.  Upon receipt of such notice, the Borrower may revoke any pending request for a borrowing of, conversion to or continuation of such Eurodollar Loan or, failing that, will be deemed to have converted such request into a request for a borrowing of a Base Rate Loan in the amount specified therein.

 Section 3.5.  Discretion of Lenders as to Manner of Funding.  Notwithstanding any provision of this Agreement to the contrary, each Lender shall be entitled to fund and maintain its funding of all or any part of such Lender's Loans in any manner such Lender deems to be appropriate; it being understood, however, that for the purposes of this Agreement all determinations hereunder shall be made as if such Lender had actually funded and maintained each Eurodollar Loan during the applicable Interest Period for such Loan through the purchase of deposits having a maturity corresponding to such Interest Period and bearing an interest rate equal to the Eurodollar Rate for such Interest Period.

ARTICLE IV.  CONDITIONS PRECEDENT

 Section 4.1.  Conditions to Each Credit Event.  The obligation of the Lenders, the Issuing Lender and the Swing Line Lender to participate in any Credit Event shall be conditioned, in the case of each Credit Event, upon the following:

 (a) all conditions precedent as listed in Section 4.4 hereof shall have been satisfied prior to or as of the first Credit Event occurring on or after the Restatement Closing Date;

 (b)the Borrower shall have submitted a Notice of Loan (or with respect to a Letter of Credit, complied with the provisions of Section 2.2(b)(ii) hereof) and otherwise complied with Section 2.6 hereof;

 (c) no Default or Event of Default shall then exist or immediately after such Credit Event would exist; and

 (d) each of the representations and warranties contained in Article VI hereof shall be true and correct as if made on and as of the date of such Credit Event (except to the extent that any thereof expressly relate to a specific earlier date, in which case such representations and warranties shall be true and correct as of such earlier date).

Each request by the Borrower for a Credit Event shall be deemed to be a representation and warranty by the Borrower as of the date of such request as to the satisfaction of the conditions precedent specified in subsections (c) and (d) above.  Notwithstanding the foregoing, the only conditions to the funding of the DDTL Loan shall be the satisfaction of the DDTL Funding Conditions, as determined by the Administrative Agent.

 Section 4.2.  Conditions to the First Credit Event.  The Borrower caused the following conditions to be satisfied on or prior to the Closing Date in connection with the Original Credit Agreement:

 (a) Notes as Requested.  The Borrower executed and delivered to (i) each Revolving Lender requesting a Revolving Credit Note such Revolving Lender's Revolving Credit Note, (ii) each Term Loan A Lender requesting a Term Loan A Note such Term Loan A Lender's Term Loan A Note, (iii) each DDTL Lender requesting a DDTL Note such DDTL Lender's DDTL Note and (iv) the Swing Line Lender the Swing Line Note, if requested by the Swing Line Lender.

 (b) Subsidiary Documents.  Each Guarantor of Payment executed and delivered to the Administrative Agent (i) a Guaranty of Payment, and (ii) a Security Agreement and such other documents or instruments, as were required by the Administrative Agent to create or perfect the Liens of the Administrative Agent in the assets of such Guarantor of Payment.

 (c) Pledge Agreements.  The Borrower and each Guarantor of Payment that has a Subsidiary (i) executed and delivered to the Administrative Agent, for the benefit of the Lenders, a Pledge Agreement with respect to the Pledged Securities, (ii) executed and delivered to the Administrative Agent, for the benefit of the Lenders, appropriate transfer powers for each of the Pledged Securities that are certificated, and (iii) delivered to the Administrative Agent, for the benefit of the Lenders, the Pledged Securities (to the extent such Pledged Securities were certificated) representing the equity interests in Domestic Subsidiaries owned by the Borrower and each Guarantor of Payment.

 (d) Intellectual Property Security Agreements.  The Borrower and each Guarantor of Payment that owns federally registered intellectual property executed and delivered to the Administrative Agent, for the benefit of the Lenders, an Intellectual Property Security Agreement.

 (e) Real Estate Matters.  With respect to each parcel of the Real Property owned by a Company, the Borrower delivered to the Administrative Agent:

 (i) evidence that no portion of such Real Property was located in a Special Flood Hazard Area or was otherwise classified as Class A or Class BX on the Flood Maps maintained by the Federal Emergency Management Agency (or, if such Real Property was located in a Special Flood Hazard Area, an acknowledged notice to the Borrower and flood insurance); and

 (ii) an executed original of the Mortgage with respect to such Real Property.

 (f) Lien Searches.  With respect to the property owned or leased by the Borrower and each Guarantor of Payment, and any other property securing the Obligations, the Borrower caused to be delivered to the Administrative Agent (i) the results of Uniform Commercial Code lien searches, (ii) the results of federal and state tax lien and judicial lien searches, , and (iii) Uniform Commercial Code termination statements reflecting termination of all U.C.C. Financing Statements previously filed by any Person and not expressly permitted pursuant to Section 5.9 hereof.

 (g) Officer's Certificate, Resolutions, Organizational Documents.  The Borrower delivered to the Administrative Agent an officer's certificate (or comparable domestic or foreign documents) certifying the names of the officers of each Credit Party authorized to sign the Loan Documents, together with the true signatures of such officers and certified copies of (i) the resolutions of the board of directors (or comparable domestic or foreign documents) of such Credit Party evidencing approval of the execution, delivery and performance of the Loan Documents and the execution and performance of other Related Writings to which such Credit Party is a party, and the consummation of the transactions contemplated thereby, and (ii) the Organizational Documents of such Credit Party.

 (h) Good Standing and Full Force and Effect Certificates.  The Borrower delivered to the Administrative Agent a good standing certificate or full force and effect certificate (or comparable document, if neither certificate is available in the applicable jurisdiction), as the case may be, for each Credit Party, issued on or about the Closing Date by the Secretary of State in the state or states where such Credit Party is incorporated or formed or qualified as a foreign entity.

 (i) Legal Opinion.  The Borrower delivered to the Administrative Agent an opinion of counsel for the Borrower and each other Credit Party.

 (j) Acquisition Documents.  The Power One Acquisition was consummated, contemporaneously with the making of the first Credit Event, in accordance with the terms of the Power One Purchase Agreement and in compliance with applicable law and regulatory approvals.  The Administrative Agent received executed copies of the Power One Purchase Agreement and each other material Power One Acquisition Document, certified by a Financial Officer as true and complete.

 (k) Insurance Policies.  The Borrower delivered to the Administrative Agent certificates of insurance on ACORD 25 and 27 or 28 form, providing for adequate real property, personal property and liability insurance for each Company, with the Administrative Agent, on behalf of the Lenders, listed as mortgagee, lender's loss payee and additional insured, as appropriate.

 (l) Closing Fee Letter and Other Fees.  The Borrower (i) paid all fees required to be paid to the Administrative Agent on the Closing Date, including as set forth in the Administrative Agent Fee Letter, (ii) executed and delivered to the Administrative Agent, the Closing Fee Letter and paid to the Administrative Agent the fees stated therein, and (iii) paid all legal fees and expenses of the Administrative Agent in connection with the preparation and negotiation of the Loan Documents.

 (m) Existing Credit Agreement.  The Borrower terminated the Credit and Guaranty Agreement between the Borrower, certain of its affiliates and Bank of America, National Association, dated as of February 12, 2007.

 (n) Closing Certificate.  The Borrower delivered to the Administrative Agent and the Lenders an officer's certificate certifying that, as of the Closing Date, (i) all conditions precedent set forth in this Article IV have been satisfied, (ii) no Default or Event of Default exists or immediately after the first Credit Event will exist, and (iii) subject, in each case, to the last paragraph of this Section 4.2, each of the representations and warranties contained in Article VI hereof are true and correct as of the Closing Date (except to the extent that any thereof expressly relate to a specific earlier date, in which case such representations and warranties are true and correct as of such earlier date).

 (o) Letter of Direction.  The Borrower delivered to the Administrative Agent a letter of direction authorizing the Administrative Agent to disburse the proceeds of the Loans, which letter of direction includes the authorization to transfer funds under this Agreement and the wire instructions that set forth the locations to which such funds shall be sent.

 Section 4.3.  Post-Closing Conditions.  On or before each of the dates specified in this Section 4.3 (unless a longer period is agreed to by the Administrative Agent in writing), the Borrower shall satisfy each of the following items specified in the subsections below:

 (a) Real Estate Matters.  No later than fifteen (15) days after the Closing Date, with respect to each parcel of the Real Property owned by a Company, the Borrower shall deliver to the Administrative Agent (i) the results of title and lien searches of such Real Property records for the county in which such Real Property is located, and (ii) an opinion of counsel with respect to such Real Property, in form and substance satisfactory to the Administrative Agent.

 (b) Control Agreements.  No later than thirty (30) days after the Closing Date, the Borrower shall deliver to the Administrative Agent an executed Control Agreement, in form and substance satisfactory to the Administrative Agent, for each Deposit Account and each Securities Account maintained by a Credit Party; provided that the Borrower shall not be required to deliver a Control Agreement with respect to any Deposit Account or Securities Account if it would not be required to deliver a Control Agreement pursuant to Section 5.21(c) hereof.

 (c) Landlords' Waivers and Mortgagees' Waivers.  No later than thirty (30) days after the Closing Date, the Borrower shall deliver a Landlord's Waiver and a mortgagee's waiver, if applicable, each in form and substance satisfactory to the Administrative Agent, for each location of a Company where any of the collateral securing any part of the Obligations is located, unless such location is owned by the Company that owns the collateral located there; provided that the Borrower shall not be required to deliver a Landlord's Waiver with respect to any such location if it would not be required to deliver a Landlord's Waiver pursuant to Section 5.21(d) hereof.

 (d) Pledged Securities (Foreign Subsidiaries). No later than thirty (30) days after the Closing Date, the Borrower shall deliver to the Administrative Agent, for the benefit of the Lenders, the Pledged Securities (to the extent such Pledged Securities are certificated) representing the equity interests in Foreign Subsidiaries owned by the Borrower and each Guarantor of Payment.

 Section 4.4.  Restatement Date Closing Conditions.  The Borrower shall cause the following conditions to be satisfied on or prior to the Restatement Closing Date.  The obligation of the Lenders, the Issuing Lender and the Swing Line Lender to participate in the first Credit Event after the Restatement Closing Date is subject to the Borrower satisfying each of the following conditions prior to or concurrently with such Credit Event:

 (a) Notes as Requested.  The Borrower shall have executed and delivered to (i) each Revolving Lender requesting a Revolving Credit Note such Revolving Lender's Revolving Credit Note, (ii) each Term Loan A Lender requesting a Term Loan A Note such Term Loan A Lender's Term Loan A Note, (iii) each DDTL Lender requesting a DDTL Note such DDTL Lender's DDTL Note and (iv) the Swing Line Lender the Swing Line Note, if requested by the Swing Line Lender.

 (b) Legal Opinion.  The Borrower shall have delivered to the Administrative Agent an opinion of counsel for the Borrower and each Credit Party, in form and substance satisfactory to the Administrative Agent.

 (c) Closing Certificate.  The Borrower shall have delivered to the Administrative Agent and the Lenders an officer's certificate certifying that, as of the Restatement Closing Date, (i) all conditions precedent set forth in this Article IV have been satisfied, (ii) no Default or Event of Default exists or immediately after the first Credit Event will exist, and (iii) subject, in each case, to the last paragraph of Section 4.2 hereof, each of the representations and warranties contained in Article VI hereof are, to the Borrower's knowledge, true and correct as of the Restatement Closing Date (except to the extent that any thereof expressly relate to a specific earlier date, in which case such representations and warranties are true and correct as of such earlier date).

ARTICLE V.  COVENANTS

 Section 5.1.  Insurance.  Each Company shall at all times maintain insurance upon its Inventory, Equipment and other personal and real property (including, if applicable, flood insurance as required ~~by the National Flood Insurance Reform Act of 1994~~pursuant to Section 5.29 hereof) in such form, written by such companies, in such amounts, for such periods, and against such risks as may be acceptable to the Administrative Agent, with provisions satisfactory to the Administrative Agent for, with respect to Credit Parties, payment of all losses thereunder to the Administrative Agent, for the benefit of the Lenders, and such Company as their interests may appear (with lender's loss payable and additional insured endorsements, as appropriate, in favor of the Administrative Agent, for the benefit of the Lenders), and, if required by the Administrative Agent, the Borrower shall deposit the policies with the Administrative Agent.  Any such policies of insurance shall provide for no fewer than thirty (30) days prior written notice of cancellation to the Administrative Agent and the Lenders.  Any sums received by the Administrative Agent, for the benefit of the Lenders, in payment of insurance losses, returns, or unearned premiums under the policies shall be applied as set forth in Section 2.12(c) and (d) hereof.  The Administrative Agent is hereby authorized to act as attorney-in-fact for the Companies in obtaining, adjusting, settling and canceling such insurance and indorsing any drafts.  In the event of failure to provide such insurance as herein provided, the Administrative Agent may, at its option, provide such insurance and the Borrower shall pay to the Administrative Agent, upon demand, the cost thereof.  Should the Borrower fail to pay such sum to the Administrative Agent upon demand, interest shall accrue thereon, from the date of demand until paid in full, at the Default Rate.  Within ten days of the Administrative Agent's written request, the Borrower shall furnish to the Administrative Agent such information about the insurance of the Companies as the Administrative Agent may from time to time reasonably request, which information shall be prepared in form and detail satisfactory to the Administrative Agent and certified by a Financial Officer.

 Section 5.2.  Money Obligations.  Each Company shall pay in full (a) prior in each case to the date when penalties would attach, all taxes, assessments and governmental charges and levies (except only those so long as and to the extent that the same shall be contested in good faith by appropriate and timely proceedings and for which adequate provisions have been established in accordance with GAAP) for which it may be or become liable or to which any or all of its properties may be or become subject; (b) all of its material wage obligations to its employees in compliance with the Fair Labor Standards Act (29 U.S.C. §§ 206‑207) or any comparable provisions; and (c) all of its other material obligations calling for the payment of money (except only those so long as and to the extent that the same shall be contested in good faith and for which adequate provisions have been established in accordance with GAAP) before such payment becomes overdue.

 Section 5.3.  Financial Statements and Information.

 (a) Quarterly Financials.  The Borrower shall deliver to the Administrative Agent and the Lenders, within forty-five (45) days after the end of ~~each~~the first three quarterly ~~period~~periods of each fiscal year of the Borrower (or, if earlier, within five days after the date which Borrower shall be required to submit its Form 10-Q), balance sheets of the Companies as of the end of such period and statements of income (loss), stockholders' equity and cash flow for the quarter and fiscal year to date periods, all prepared on a Consolidated and consolidating (in accordance with GAAP) basis, in form and detail satisfactory to the Administrative Agent and the Lenders and certified by a Financial Officer.

 (b) Annual Audit Report.  The Borrower shall deliver to the Administrative Agent and the Lenders, within ninety (90) days after the end of each fiscal year of the Borrower (or, if earlier, within five days after the date which Borrower shall be required to submit its Form 10‑K), an annual audit report of the Companies for that year prepared on a Consolidated and consolidating (in accordance with GAAP) basis, in form and detail satisfactory to the Administrative Agent and the Lenders and certified by an unqualified opinion of an independent public accountant satisfactory to the Administrative Agent, which report shall include balance sheets and statements of income (loss), stockholders' equity and cash-flow for that period.

 (c) Compliance Certificate.  The Borrower shall deliver to the Administrative Agent and the Lenders, concurrently with the delivery of the financial statements set forth in subsections (a) and (b) above, a Compliance Certificate.

 (d) Management Reports.  The Borrower shall deliver to the Administrative Agent and the Lenders, concurrently with the delivery of the quarterly and annual financial statements set forth in subsections (a) and (b) above, a copy of any management report, letter or similar writing furnished to the Companies by the accountants in respect of the systems, operations, financial condition or properties of the Companies.

 (e) Annual Budget.  The Borrower shall deliver to the Administrative Agent, within forty-five (45) days after the end of each fiscal year of the Borrower, an annual budget of the Companies for the next fiscal year, to be in form and detail reasonably satisfactory to the Administrative Agent.

 (f) SEC Reporting; Electronic Delivery; Final Statements.  Notwithstanding anything to the contrary contained in this Agreement, all financial statements and reports required hereunder (including, without limitation, those required pursuant to Section 5.3(a) and (b) hereof) shall, upon notice of such filing from the Borrower to the Administrative Agent, be deemed delivered to the Administrative Agent and the Lenders upon delivery of such financial statements and reports to the SEC pursuant to the Borrower's public company reporting requirements (and such financial statements and reports shall be readily available to the Administrative Agent and Lenders).  In addition, upon the filing of the Borrower's 10-Q report with the SEC for any fiscal quarter, such report shall be deemed to satisfy the requirements of Section 5.3(a) hereof, and upon the filing of the Borrower's 10-K report with the SEC for any fiscal year, such report shall be deemed to satisfy the requirements of Section 5.3(b) hereof.  All financial statements and reports required to be delivered pursuant to this Section 5.3 may, at the Borrower's option, be delivered via electronic mail in accordance with Section 11.4 hereof.

 (g) Financial Information of the Companies.  The Borrower shall deliver to the Administrative Agent and the Lenders, within ten days of the written request of the Administrative Agent or any Lender, such other information about the financial condition, properties and operations of any Company as the Administrative Agent or such Lender may from time to time reasonably request, which information shall be submitted in form and detail satisfactory to the Administrative Agent or such Lender and certified by a Financial Officer of the Company or Companies in question.

 Section 5.4.  Financial Records.  Each Company shall at all times maintain true and complete records and books of account, including, without limiting the generality of the foregoing, appropriate provisions for possible losses and liabilities, all in accordance with GAAP, and at all reasonable times (during normal business hours and upon notice to such Company) permit the Administrative Agent or any Lender, or any representative of the Administrative Agent or such Lender, to examine such Company's books and records and to make excerpts therefrom and transcripts thereof.

 Section 5.5.  Franchises; Change in Business.

 (a) Each Company (other than a Dormant Subsidiary) shall preserve and maintain at all times its existence, and its rights and franchises necessary for its business, except as otherwise permitted pursuant to Section 5.12 hereof.

 (b) No Company shall engage in any business if, as a result thereof, the general nature of the business of the Companies taken as a whole would be substantially changed from the general nature of the business the Companies are engaged in on the Closing Date.

 Section 5.6.  ERISA Pension and Benefit Plan Compliance.  No Company shall incur any material accumulated funding deficiency within the meaning of ERISA, or any material liability to the PBGC, established thereunder in connection with any ERISA Plan.  The Borrower shall furnish to the Administrative Agent and the Lenders (a) as soon as possible and in any event within thirty (30) days after any Company knows or has reason to know that any Reportable Event with respect to any ERISA Plan has occurred for which notice is required to be provided to the PBGC, a statement of a Financial Officer of such Company, setting forth details as to such Reportable Event and the action that such Company proposes to take with respect thereto, together with a copy of the notice of such Reportable Event given to the PBGC if a copy of such notice is available to such Company, and (b) promptly after receipt thereof, a copy of any notice such Company, or any member of the Controlled Group may receive from the PBGC or the Internal Revenue Service with respect to any ERISA Plan administered by such Company; provided that this latter clause shall not apply to notices of general application promulgated by the PBGC or the Internal Revenue Service.  The Borrower shall promptly notify the Administrative Agent of any material taxes assessed, proposed to be assessed or that the Borrower has reason to believe may be assessed against a Company by the Internal Revenue Service with respect to any ERISA Plan.  As used in this Section 5.6, "material" means the measure of a matter of significance that shall be determined as being an amount equal to five percent (5%) of Consolidated Net Worth.  As soon as practicable, and in any event within twenty (20) days, after any Company shall become aware that a material ERISA Event shall have occurred, such Company shall provide the Administrative Agent with notice of such ERISA Event with a certificate by a Financial Officer of such Company setting forth the details of the event and the action such Company or another Controlled Group member proposes to take with respect thereto.  The Borrower shall, at the request of the Administrative Agent, deliver or cause to be delivered to the Administrative Agent true and correct copies of any documents relating to the ERISA Plan of any Company.

 Section 5.7.  Financial Covenants.

 (a) Leverage Ratio.  The Borrower shall not suffer or permit at any time the Leverage Ratio to exceed (i~~) 3.50 to 1.00 on the Second Amendment Effective Date through June 29, 2017, (iii~~) 3.25 to 1.00 on ~~June 30,~~December 31, 2017 through ~~September 29, 2017, and (iv~~March 30, 2019 (or 4.00 to 1.00 during any Leverage Ratio Step-Up Period), and (ii) 3.00 to 1.00 on ~~September 30, 2017~~March 31, 2019 and thereafter (or 3.75 to 1.00 during any Leverage Ratio Step-Up Period); provided that, if, at any time, the Borrower receives net proceeds in an amount greater than or equal to Fifty Million Dollars ($50,000,000) in connection with an equity offering, the Leverage Ratio covenant set forth in this Section 5.7(a) shall automatically step-down to (and remain at) 3.00 to ~~1.00.~~1.00 (or, if applicable, 3.75 to 1.00 during any Leverage Step-Up Period).

 (b) Fixed Charge Coverage Ratio.  The Borrower shall not suffer or permit at any time the Fixed Charge Coverage Ratio to be less than 1.25 to 1.00 on the Closing Date and thereafter.

 Section 5.8.  Borrowing.  No Company shall create, incur or have outstanding any Indebtedness of any kind; provided that this Section 5.8 shall not apply to the following:

 (a) the Loans, the Letters of Credit and any other Indebtedness under this Agreement;

 (b) any loans granted to, or Capitalized Lease Obligations entered into by, any Company for the purchase or lease of fixed assets (and refinancings of such loans or Capitalized Lease Obligations), which loans and Capitalized Lease Obligations shall only be secured by the fixed assets being purchased or leased, so long as the aggregate principal amount of all such loans and Capitalized Lease Obligations for all Companies shall not exceed Five Million Dollars ($5,000,000) at any time outstanding;

 (c) the Indebtedness existing on the Closing Date, in addition to the other Indebtedness permitted to be incurred pursuant to this Section 5.8, as set forth in Schedule 5.8 hereto (and any extension, renewal or refinancing thereof but only to the extent that the principal amount thereof does not increase after the Closing Date);

 (d) loans to, and guaranties of Indebtedness of, a Company from a Company so long as each such Company is a Credit Party;

 (e) Indebtedness under any Hedge Agreement, so long as such Hedge Agreement shall have been entered into in the ordinary course of business and not for speculative purposes;

 (f) Permitted Foreign Subsidiary Loans, Guaranties and Investments; and

 (g)other unsecured Indebtedness, in addition to the Indebtedness listed above, in an aggregate principal amount for all Companies not to exceed Ten Million Dollars ($10,000,000) at any time outstanding.

 Section 5.9.  Liens.  No Company shall create, assume or suffer to exist (upon the happening of a contingency or otherwise) any Lien upon any of its property or assets, whether now owned or hereafter acquired; provided that this Section 5.9 shall not apply to the following:

 (a) Liens for taxes not yet due or that are being actively contested in good faith by appropriate proceedings and for which adequate reserves shall have been established in accordance with GAAP;

 (b) other statutory Liens incidental to the conduct of its business or the ownership of its property and assets that (i) were not incurred in connection with the incurring of Indebtedness or the obtaining of advances or credit, and (ii) do not in the aggregate materially detract from the value of its property or assets or materially impair the use thereof in the operation of its business;

 (c) any Lien granted to the Administrative Agent, for the benefit of the Lenders (and affiliates thereof);

 (d) the Liens existing on the Closing Date as set forth in Schedule 5.9 hereto and replacements, extensions, renewals, refundings or refinancings thereof, but only to the extent that the amount of debt secured thereby, and the amount and description of property subject to such Liens, shall not be increased;

 (e) purchase money Liens on fixed assets securing the loans and Capitalized Lease Obligations pursuant to Section 5.8(b) hereof, provided that such Lien is limited to the purchase price and only attaches to the property being acquired;

 (f) easements or other minor defects or irregularities in title of real property not interfering in any material respect with the use of such property in the business of any Company; or

 (g) other Liens, in addition to the Liens listed above, not incurred in connection with the incurring of Indebtedness, securing amounts, in the aggregate for all Companies, not to exceed One Million Dollars ($1,000,000) at any time.

No Company shall enter into any contract or agreement (other than a contract or agreement entered into in connection with the purchase or lease of fixed assets that prohibits Liens on such fixed assets) that would prohibit the Administrative Agent or the Lenders from acquiring a security interest, mortgage or other Lien on, or a collateral assignment of, any of the property or assets of such Company.

 Section 5.10.  Regulations T, U and X.  No Company shall take any action that would result in any non-compliance of the Loans or Letters of Credit with Regulations T, U or X, or any other applicable regulation, of the Board of Governors of the Federal Reserve System.

 Section 5.11.  Investments, Loans and Guaranties.  No Company shall (a) create, acquire or hold any Subsidiary, (b) make or hold any investment in any stocks, bonds or securities of any kind, (c) be or become a party to any joint venture or other partnership, (d) make or keep outstanding any advance or loan to any Person, or (e) be or become a Guarantor of any kind (other than a Guarantor of Payment under the Loan Documents); provided that this Section 5.11 shall not apply to the following:

 (i) any endorsement of a check or other medium of payment for deposit or collection through normal banking channels or similar transaction in the normal course of business;

 (ii) any investment in direct obligations of the United States of America or in certificates of deposit issued by a member bank (having capital resources in excess of Five Hundred Million Dollars ($500,000,000)) of the Federal Reserve System;

 (iii) any investment in commercial paper or securities that at the time of such investment is assigned the highest quality rating in accordance with the rating systems employed by either Moody's or Standard & Poor's;

 (iv) the holding of each of the Subsidiaries listed on Schedule 6.1 hereto, and the creation, acquisition and holding of and any investment in any new Subsidiary after the Closing Date so long as such new Subsidiary shall have been created, acquired or held, and investments made, in accordance with the terms and conditions of this Agreement;

 (v) loans to, investments in and guaranties of the Indebtedness (permitted under Section 5.8(d) hereof) of, a Company from or by a Company so long as each such Company is a Credit Party;

 (vi) any investment by a Company in a joint venture made in connection with an acquisition permitted pursuant to the terms hereof, so long as the aggregate amount of all such investments of all Companies made on or after the Closing Date does not exceed One Million Dollars ($1,000,000) (as determined when each such investment is made); or

 (vii) any advance or loan to an officer or employee of a Company as an advance on commissions, travel and other items in the ordinary course of business, so long as all such advances and loans from all Companies aggregate not more than the maximum principal sum of Two Hundred Fifty Thousand Dollars ($250,000) at any time outstanding.

For purposes of this Section 5.11, the amount of any investment in equity interests shall be based upon the initial amount invested and shall not include any appreciation in value or return on such investment but shall take into account repayments, redemptions and return of capital.

 Section 5.12.  Merger and Sale of Assets.  No Company shall merge, amalgamate or consolidate with any other Person, or sell, lease or transfer or otherwise dispose of any assets to any Person other than in the ordinary course of business, except that, if no Default or Event of Default shall then exist or immediately thereafter shall begin to exist:

 (a) a Company (other than the Borrower) may merge with (i) the Borrower (provided that the Borrower shall be the continuing or surviving Person) or (ii) any one or more Guarantors of Payment (provided that at least one Guarantor of Payment shall be the continuing or surviving Person);

 (b) a Company (other than the Borrower) may sell, lease, transfer or otherwise dispose of any of its assets to (i) the Borrower or (ii) any Guarantor of Payment;

 (c) a Company (other than a Credit Party) may merge with or sell, lease, transfer or otherwise dispose of any of its assets to any other Company;

 (d) a Company may sell, lease, transfer or otherwise dispose of any assets that are obsolete or no longer useful in such Company's business;

 (e) with respect to a merger, amalgamation or consolidation, Acquisitions may be effected in accordance with the provisions of Section 5.13 hereof;

 (f) the Borrower may consummate the California Real Property Disposition so long as:

 (i) no Default or Event of Default shall have occurred and be continuing or would result therefrom;

 (ii) the consideration received for the California Real Property Disposition represents the fair market value thereof (as determined in good faith by the board of directors of the Borrower) and all of such consideration is paid in Dollars; and

 (iii) one hundred percent (100%) of the net cash proceeds of the California Real Property Disposition are applied as a "Mandatory Prepayment" in accordance with Section 2.12(d) hereof; ~~and~~

 (g) the Borrower may sell or dispose of its assets (not otherwise permitted hereunder) so long as:

 (i) no Default or Event of Default shall have occurred and be continuing or would result therefrom;

 (ii) the consideration received with respect to such disposition represents the fair market value of the assets being sold (as determined in good faith by the board of directors of the Borrower) and all of such consideration is paid in Dollars;

 (iii) the aggregate amount of proceeds of all such dispositions for all Companies does not exceed Fifteen Million Dollars ($15,000,000) during the Commitment Period; and

 (iv) one hundred percent (100%) of the net cash proceeds therefrom are applied as a "Mandatory Prepayment" in accordance with Section 2.12(d) hereof~~.~~; and

 (h)any Dormant Subsidiary may be dissolved.

 Section 5.13.  Acquisitions.  No Company shall effect an Acquisition; provided that a Company may effect (a) the Power One Acquisition on the Closing Date, (b) the Connectivity Solutions Acquisition on the DDTL Funding Date, and (c) any other Acquisition so long as such Acquisition meets all of the following requirements:

 (i) in the case of an Acquisition that involves a merger, amalgamation or other combination including the Borrower, the Borrower shall be the surviving entity;

 (ii) in the case of an Acquisition that involves a merger, amalgamation or other combination including a Credit Party (other than the Borrower), a Credit Party shall be the surviving entity;

 (iii) the business to be acquired shall be similar, or related to, or incidental or complimentary to the lines of business of the Companies;

 (iv) the Companies shall be in full compliance with the Loan Documents both prior to and after giving pro forma effect to such Acquisition;

 (v) no Default or Event of Default shall exist prior to or, after giving pro forma effect to such Acquisition, thereafter shall begin to exist;

 (vi) the Borrower shall have provided to the Administrative Agent and the Lenders, at least twenty (20) days prior to such Acquisition, historical financial statements of the target entity and a pro forma financial statement of the Companies accompanied by a certificate of a Financial Officer showing pro forma compliance with Section 5.7 hereof, both before and after giving effect to the proposed Acquisition;

 (vii) such Acquisition is not actively opposed by the board of directors (or similar governing body) of the selling Persons or the Persons whose equity interests are to be acquired;

 (viii) the Leverage Ratio, both prior to and after giving pro forma effect to such Acquisition, is less than 0.25x below the Leverage Ratio requirement then in effect, as set forth in Section 5.7(a) hereof;

 (ix) after giving pro forma effect to such Acquisition, the Liquidity Amount shall be no less than Ten Million Dollars ($10,000,000); and

 (x) the aggregate amount of Consideration paid for all Acquisitions for all Companies (A) during any fiscal year of the Borrower, would not exceed ~~Twenty-Five~~Thirty Million Dollars ($~~25,000,000~~30,000,000), and (B) during the Commitment Period, would not exceed One Hundred Fifty Million Dollars ($~~100,000,000)~~150,000,000); provided that if the Leverage Ratio, after giving pro forma effect to a permitted Acquisition occurring during any fiscal year, is less than 3.50 to 1.00, the annual cap set forth in subpart (A) above shall be increased to Sixty-Five Million Dollars ($65,000,000) for such fiscal year.

 Section 5.14.  Notice.  The Borrower shall cause a Financial Officer to promptly notify the Administrative Agent and the Lenders, in writing, whenever any of the following shall occur:

 (a) a Default or Event of Default may occur hereunder or any representation or warranty made in Article VI hereof or elsewhere in this Agreement or in any Related Writing may for any reason cease in any material respect to be true and complete;

 (b) the Borrower learns of a litigation or proceeding against the Borrower before a court, administrative agency or arbitrator that, if successful, might have a Material Adverse Effect; or

 (c) the Borrower learns that there has occurred or begun to exist any event, condition or thing that is reasonably likely to have a Material Adverse Effect.

 Section 5.15.  Restricted Payments.  No Company shall make or commit itself to make any Restricted Payment at any time, except that, so long as no Default or Event of Default shall then exist or, after giving pro forma effect to such payment, thereafter shall begin to exist, the Companies may make Capital Distributions.

 Section 5.16.  Environmental Compliance.  Each Company shall comply in all respects with any and all Environmental Laws and Environmental Permits including, without limitation, all Environmental Laws in jurisdictions in which such Company owns or operates a facility or site, arranges for disposal or treatment of hazardous substances, solid waste or other wastes, accepts for transport any hazardous substances, solid waste or other wastes or holds any interest in real property or otherwise, except where the failure to comply would not result in a material expenditure or loss to such Company.  The Borrower shall furnish to the Administrative Agent and the Lenders, within ten Business Days after receipt thereof, a copy of any notice any Company may receive from any Governmental Authority or private Person, or otherwise, that any material litigation or proceeding pertaining to any environmental, health or safety matter has been filed or is threatened against such Company, any real property in which such Company holds any interest or any past or present operation of such Company.  No Company shall allow the release or disposal of hazardous waste, solid waste or other wastes on, under or to any real property in which any Company holds any ownership interest or performs any of its operations, in violation of any Environmental Law, except where the release or disposal or the failure to comply would not result in a material expenditure or loss to such Company.  As used in this Section 5.16, "litigation or proceeding" means any demand, claim, notice, suit, suit in equity action, administrative action, investigation or inquiry whether brought by any Governmental Authority or private Person, or otherwise.  The Borrower shall defend, indemnify and hold the Administrative Agent and the Lenders harmless against all costs, expenses, claims, damages, penalties and liabilities of every kind or nature whatsoever (including attorneys' fees) arising out of or resulting from the noncompliance of any Company with any Environmental Law.  Such indemnification shall survive any termination of this Agreement.

 Section 5.17.  Affiliate Transactions.  No Company shall, directly or indirectly, enter into or permit to exist any transaction or series of transactions (including, without limitation, the purchase, sale, lease or exchange of any property or the rendering of any service) with any Affiliate (other than a Company that is a Credit Party) on terms that shall be less favorable to such Company than those that might be obtained at the time in a transaction with a Person that is not an Affiliate; provided that the foregoing shall not prohibit the payment of customary and reasonable directors' fees to directors who are not employees of a Company or an Affiliate.

 Section 5.18.  Use of Proceeds.  The Borrower's use of the proceeds of the Loans shall be for working capital and other general corporate purposes of the Companies, for the refinancing of existing Indebtedness and for Acquisitions permitted hereunder.  The Borrower will not, directly or indirectly, use the proceeds of the Loans, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person, to fund any activities or business of or with any Person, or in any country or territory, that, at the time of such funding, is, or whose government is, the subject of Sanctions.

 Section 5.19.  Corporate Names and Locations of Collateral.  No Company shall (a) change its corporate name, or (b) change its state, province or other jurisdiction, or form of organization, or extend or continue its existence in or to any other jurisdiction (other than its jurisdiction of organization at the date of this Agreement); unless, in each case, the Borrower shall have provided the Administrative Agent and the Lenders with at least ten days prior written notice thereof.  The Borrower shall also provide the Administrative Agent with at least ten days prior written notification of (i) any change in any location where any Company's Inventory or Equipment is maintained, and any new locations where any Company's Inventory or Equipment is to be maintained; (ii) any change in the location of the office where any Company's records pertaining to its Accounts are kept; (iii) the location of any new places of business and the changing or closing of any of its existing places of business; and (iv) any change in the location of any Company's chief executive office.  In the event of any of the foregoing or if otherwise deemed appropriate by the Administrative Agent, the Administrative Agent is hereby authorized to file new U.C.C. Financing Statements describing the Collateral and otherwise in form and substance sufficient for recordation wherever necessary or appropriate, as determined in the Administrative Agent's sole discretion, to perfect or continue perfected the security interest of the Administrative Agent, for the benefit of the Lenders, in the Collateral.  The Borrower shall pay all filing and recording fees and taxes in connection with the filing or recordation of such U.C.C. Financing Statements and security interests and shall promptly reimburse the Administrative Agent therefor if the Administrative Agent pays the same.  Such amounts not so paid or reimbursed shall be Related Expenses hereunder.

 Section 5.20.  Subsidiary Guaranties, Security Documents and Pledge of Stock or Other Ownership Interest.

 (a) Guaranties and Security Documents.  Each Domestic Subsidiary (that is not a Dormant Subsidiary) created, acquired or held subsequent to the Closing Date, shall promptly execute and deliver to the Administrative Agent, for the benefit of the Lenders, a Guaranty of Payment (or a Guaranty of Payment Joinder) of all of the Obligations and a Security Agreement (or a Security Agreement Joinder) and Mortgages, as appropriate, such agreements to be prepared by the Administrative Agent and in form and substance acceptable to the Administrative Agent, along with any such other supporting documentation, Security Documents, corporate governance and authorization documents, and an opinion of counsel as may be deemed necessary or advisable by the Administrative Agent.  With respect to a Subsidiary that has been classified as a Dormant Subsidiary, at such time that such Subsidiary no longer meets the requirements of a Dormant Subsidiary, the Borrower shall provide to the Administrative Agent prompt written notice thereof, and shall provide, with respect to such Subsidiary, all of the documents referenced in the foregoing sentence.  If at any time a Subsidiary that is a Guarantor of Payment meets the requirements of subparts (b) and (c) set forth in the definition of Dormant Subsidiary, the Borrower may request (approval of such request not to be unreasonably withheld) that the Administrative Agent release such Subsidiary from being a Guarantor of Payment and thereafter be classified as a Dormant Subsidiary.

 (b) Pledge of Stock or Other Ownership Interest.  With respect to the creation or acquisition of a Subsidiary (that is not a Subsidiary of a CFC), the Borrower shall deliver to the Administrative Agent, for the benefit of the Lenders, all of the share certificates (or other evidence of equity) owned by a Credit Party pursuant to the terms of a Pledge Agreement prepared by the Administrative Agent and in form and substance satisfactory to the Administrative Agent, and executed by the appropriate Credit Party; provided that no such pledge shall include shares of voting capital stock or other voting equity interests of any Foreign Subsidiary that is a CFC in excess of sixty-five percent (65%) of the total outstanding shares of voting capital stock or other voting equity interest of such Foreign Subsidiary, whether held directly or indirectly through a disregarded entity.

 (c) Perfection or Registration of Interest in Foreign Shares.  With respect to any foreign shares pledged to the Administrative Agent, for the benefit of the Lenders, on or after the Closing Date, the Administrative Agent shall at all times, in the discretion of the Administrative Agent or the Required Lenders, have the right to perfect, at the Borrower's cost, payable upon request therefor (including, without limitation, any foreign counsel, or foreign notary, filing, registration or similar, fees, costs or expenses), its security interest in such shares in the respective foreign jurisdiction.  Such perfection may include the requirement that the applicable Company promptly execute and deliver to the Administrative Agent a separate pledge document (prepared by the Administrative Agent and in form and substance satisfactory to the Administrative Agent), covering such equity interests, that conforms to the requirements of the applicable foreign jurisdiction, together with an opinion of local counsel as to the perfection of the security interest provided for therein, and all other documentation necessary or desirable to effect the foregoing and to permit the Administrative Agent to exercise any of its rights and remedies in respect thereof.  Notwithstanding the foregoing, if the Administrative Agent, in its reasonable discretion, after consultation with the Borrower, determines that the cost of perfecting in a foreign jurisdiction, the security interest of the Administrative Agent, for the benefit of the Lenders, in the Pledged Securities relating to any Foreign Subsidiary, (i) is impractical or cost-prohibitive or (ii) the benefits obtained by such action are outweighed by the burdens of obtaining the same, then the Administrative Agent may agree to forego (until such time as the Administrative Agent determines it is practical to so perfect such interest) the foreign perfection of such security interest.

 Section 5.21.  Collateral.  The Borrower shall:

 (a) at all reasonable times and, except after the occurrence of an Event of Default, upon reasonable notice, allow the Administrative Agent by or through any of the Administrative Agent's officers, agents, employees, attorneys or accountants to (i) examine, inspect and make extracts from the Borrower's books and other records, including, without limitation, the tax returns of the Borrower, (ii) arrange for verification of the Borrower's Accounts, under reasonable procedures, directly with Account Debtors or by other methods, and (iii) examine and inspect the Borrower's Inventory and Equipment, wherever located;

 (b) promptly furnish to the Administrative Agent upon request (i) additional statements and information with respect to the Collateral, and all writings and information relating to or evidencing any of the Borrower's Accounts (including, without limitation, computer printouts or typewritten reports listing the mailing addresses of all present Account Debtors), and (ii) any other writings and information as the Administrative Agent or such Lender may request;

 (c)    promptly notify the Administrative Agent in writing upon the acquisition or creation by any Company of a Deposit Account or Securities Account not listed on the notice provided to the Administrative Agent pursuant to Section 6.19 hereof, and, prior to or simultaneously with the creation of such Deposit Account or Securities Account (unless a longer period is agreed to in writing by the Administrative Agent), provide for the execution of a Deposit Account Control Agreement or Securities Account Control Agreement with respect thereto, if required by the Administrative Agent or the Required Lenders; provided that a Control Agreement shall not be required for a Deposit Account or Securities Account so long as (i) the balance of such Deposit Account or Securities Account does not exceed One Hundred Thousand Dollars ($100,000) at any time, and (ii) the aggregate balance in all such Deposit Accounts and Securities Accounts (that are not maintained with the Administrative Agent) that are not subject to a Control Agreement does not exceed One Million Dollars ($1,000,000) at any time;

 (d) promptly notify the Administrative Agent in writing whenever the Equipment or Inventory of a Company is located at a location of a third party (other than another Company) that is not listed on Schedule 6.9 hereto and cause to be executed any Landlord's Waiver, Bailee's Waiver, Processor's Waiver, Consignee's Waiver or similar document or notice that may be required by the Administrative Agent or the Required Lenders; provided that the Borrower shall not be required to deliver a Landlord's Waiver, Bailee's Waiver, Processor's Waiver, Consignee's Waiver or similar document for any Equipment or Inventory located at such location to the extent that (i) the aggregate value of all Equipment and Inventory of all Companies maintained at such location does not exceed Five Hundred Thousand Dollars ($500,000), and (ii) the aggregate value of all Equipment and Inventory of all Companies at all third party locations (that are not subject to a Landlord's Waiver, Bailee's Waiver, Processor's Waiver, Consignee's Waiver or similar document) does not exceed Three Million Dollars ($3,000,000);

 (e)promptly notify the Administrative Agent and the Lenders in writing of any information that the Borrower has or may receive with respect to the Collateral or the Real Property that might reasonably be determined to materially and adversely affect the value thereof or the rights of the Administrative Agent and the Lenders with respect thereto;

 (f) maintain the Borrower's Equipment in good operating condition and repair, ordinary wear and tear excepted, making all necessary replacements thereof so that the value and operating efficiency thereof shall at all times be maintained and preserved;

 (g) deliver to the Administrative Agent, to hold as security for the Secured Obligations all certificated Investment Property owned by the Borrower, in suitable form for transfer by delivery, or accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance satisfactory to the Administrative Agent, or in the event such Investment Property is in the possession of a Securities Intermediary or credited to a Securities Account, execute with the related Securities Intermediary a Securities Account Control Agreement over such Securities Account in favor of the Administrative Agent, for the benefit of the Lenders, in form and substance satisfactory to the Administrative Agent;

 (h) provide to the Administrative Agent, on a quarterly basis (as necessary), a list of any patents, trademarks or copyrights that have been federally registered by the Borrower or a Domestic Subsidiary during such quarter, and provide for the execution of an appropriate Intellectual Property Security Agreement;

 (i) deliver to the Administrative Agent evidence of flood insurance for the 215 Van Vorst Street, Jersey City, New Jersey location of the Borrower if, at any time, the fair market value of personal property located at such location exceeds Ten Thousand Dollars ($10,000); and

 (j) upon request of the Administrative Agent, promptly take such action and promptly make, execute and deliver all such additional and further items, deeds, assurances, instruments and any other writings as the Administrative Agent may from time to time deem necessary or appropriate, including, without limitation, chattel paper, to carry into effect the intention of this Agreement, or so as to completely vest in and ensure to the Administrative Agent and the Lenders their respective rights hereunder and in or to the Collateral and the Real Property.

The Borrower hereby authorizes the Administrative Agent, on behalf of the Lenders, to file U.C.C. Financing Statements or other appropriate notices with respect to the Collateral.  If certificates of title or applications for title are issued or outstanding with respect to any of the Inventory or Equipment of the Borrower, the Borrower shall, upon request of the Administrative Agent, (i) execute and deliver to the Administrative Agent a short form security agreement, prepared by the Administrative Agent and in form and substance satisfactory to the Administrative Agent, and (ii) deliver such certificate or application to the Administrative Agent and cause the interest of the Administrative Agent, for the benefit of the Lenders, to be properly noted thereon.  The Borrower hereby authorizes the Administrative Agent or the Administrative Agent's designated agent (but without obligation by the Administrative Agent to do so) to incur Related Expenses (whether prior to, upon, or subsequent to any Default or Event of Default), and the Borrower shall promptly repay, reimburse, and indemnify the Administrative Agent for any and all Related Expenses.  If the Borrower fails to keep and maintain its Equipment in good operating condition, ordinary wear and tear excepted, the Administrative Agent may (but shall not be required to) so maintain or repair all or any part of the Borrower's Equipment and the cost thereof shall be a Related Expense.  All Related Expenses are payable to the Administrative Agent upon demand therefor; the Administrative Agent may, at its option, debit Related Expenses directly to any Deposit Account of a Company located at the Administrative Agent or the Revolving Loans.

 Section 5.22.  Property Acquired Subsequent to the Closing Date and Right to Take Additional Collateral.

(a) Generally.  The Borrower shall provide the Administrative Agent with prompt written notice with respect to any real or personal property (other than in the ordinary course of business and excluding Accounts, Inventory, Equipment and General Intangibles and other property acquired in the ordinary course of business) acquired by any Company subsequent to the Closing Date.  In addition to any other right that the Administrative Agent and the Lenders may have pursuant to this Agreement or otherwise, upon written request of the Administrative Agent, whenever made, the Borrower shall, and shall cause each Guarantor of Payment to, grant to the Administrative Agent, for the benefit of the Lenders, as additional security for the Secured Obligations, a first Lien on any owned real property (with a fair market value in excess of One Million Dollars ($1,000,000)) or personal property of the Borrower and each Guarantor of Payment (other than for leased equipment or equipment subject to a purchase money security interest in which the lessor or purchase money lender of such equipment holds a first priority security interest, in which case, the Administrative Agent shall have the right to obtain a security interest junior only to such lessor or purchase money lender), including, without limitation, such property acquired subsequent to the Closing Date, in which the Administrative Agent does not have a first priority Lien; provided that, if, at any time, the Companies own real property that is not subject to a mortgage and that has an aggregate fair market value of greater than One Million Dollars ($1,000,000), the Borrower shall promptly, upon written request of the Administrative Agent, cause one or more Companies to grant to the Administrative Agent, for the benefit of the Lenders, a first priority security interest in such real property, so that the aggregate fair market value of owned real property of the Companies that is not subject to a mortgage is less than or equal to One Million Dollars ($1,000,000).  The Borrower agrees that, within ~~ten~~thirty (30) days after the date of such written request (but subject to the timing restrictions set forth in subpart (b)
below and unless a longer period is agreed to in writing by the Administrative Agent), to secure all of the Secured Obligations by delivering to the Administrative Agent security agreements, intellectual property security agreements, pledge agreements, mortgages (or deeds of trust, if applicable) or other documents, instruments or agreements or such thereof as the Administrative Agent may require.  The Borrower shall pay all recordation, legal and other expenses in connection therewith.

(b) Special Conditions Precedent to the Pledge of Real Property. Notwithstanding the foregoing, no Credit Party shall pledge any real property until (a) the date that is thirty (30) days after the Administrative Agent or the Borrower has delivered to the Lenders (which may be delivered electronically) the following documents in respect of such real property: (i) a completed flood hazard determination from a third party vendor; (ii) if such real property is located in a "special flood hazard area", (A) a notification to the applicable Credit Party of that fact and (if applicable) notification to the applicable Credit Party that flood insurance coverage is not available and (B) evidence of the receipt by the applicable Credit Party of such notice; and (iii) if such notice is required to be provided to the applicable Credit Party and flood insurance is available in the community in which such real property is located, evidence of required flood insurance and (b) the Administrative Agent shall have received written confirmation (which may be delivered electronically) from the Lenders that flood insurance due diligence and flood insurance compliance has been completed by the Lenders (such written confirmation not to be unreasonably conditioned, withheld or delayed).

 Section 5.23.  Restrictive Agreements.  Except as set forth in this Agreement, the Borrower shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Subsidiary to (a) make, directly or indirectly, any Capital Distribution to the Borrower, (b) make, directly or indirectly, loans or advances or capital contributions to the Borrower or (c) transfer, directly or indirectly, any of the properties or assets of such Subsidiary to the Borrower; except for such encumbrances or restrictions existing under or by reason of (i) applicable law, (ii) customary non-assignment provisions in leases or other agreements entered in the ordinary course of business and consistent with past practices, or (iii) customary restrictions in security agreements or mortgages securing Indebtedness, or capital leases, of a Company to the extent such restrictions shall only restrict the transfer of the property subject to such security agreement, mortgage or lease.

 Section 5.24.  Other Covenants and Provisions.  In the event that any Company shall enter into, or shall have entered into, any Material Indebtedness Agreement, wherein the covenants and defaults contained therein shall be more restrictive than the covenants and defaults set forth herein, then the Companies shall immediately be bound hereunder (without further action) by such more restrictive covenants and defaults with the same force and effect as if such covenants and defaults were written herein.  In addition to the foregoing, the Borrower shall provide prompt written notice to the Administrative Agent of the creation or existence of any Material Indebtedness Agreement that has such more restrictive covenants and defaults, and shall, within fifteen (15) days thereafter (if requested by the Administrative Agent), execute and deliver to the Administrative Agent an amendment to this Agreement that incorporates such more restrictive covenants and defaults, with such amendment to be in form and substance satisfactory to the Administrative Agent.

 Section 5.25  Guaranty Under Material Indebtedness Agreement.  No Company shall be or become a primary obligor or Guarantor of the Indebtedness incurred pursuant to any Material Indebtedness Agreement unless such Company shall also be a Guarantor of Payment under this Agreement prior to or concurrently therewith.

 Section 5.26.  Amendment of Organizational Documents.  Without the prior written consent of the Administrative Agent, no Company shall (a) amend its Organizational Documents in any manner adverse to the Lenders, or (b) amend its Organizational Documents to change its name or state, province or other jurisdiction of organization, or its form of organization.

 Section 5.27.  Fiscal Year of Borrower.  The Borrower shall not change the date of its fiscal year-end without the prior written consent of the Administrative Agent and the Required Lenders.  As of the Closing Date, the fiscal year end of the Borrower is December 31 of each year.

 Section 5.28.  Further Assurances.  The Borrower shall, and shall cause each other Credit Party to, promptly upon request by the Administrative Agent, or the Required Lenders through the Administrative Agent, (a) correct any material defect or error that may be discovered in any Loan Document or in the execution, acknowledgment, filing or recordation thereof, and (b) do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register any and all such further acts, deeds, certificates, assurances and other instruments as the Administrative Agent, or the Required Lenders through the Administrative Agent, may reasonably require from time to time in order to carry out more effectively the purposes of the Loan Documents.

 Section 5.29.  Flood Hazard.  If any portion of any Real Property is at any time located in an area identified by the Federal Emergency Management Agency (or any successor agency) as a special flood hazard area with respect to which flood insurance has been made available under the Flood Insurance Laws, then the Borrower shall, or shall cause the applicable Credit Parties to (a) maintain, or cause to be maintained, with a financially sound and reputable insurer, flood insurance in such reasonable total amount as the Administrative Agent and the Lenders may from time to time reasonably require, and otherwise sufficient to comply with all applicable rules and regulations promulgated pursuant to the Flood Insurance Laws, and (b) promptly upon request of the Administrative Agent or any Lender, deliver to the Administrative Agent or such Lender, as applicable, evidence of such compliance in form and substance reasonably acceptable to the Administrative Agent and such Lender, including, without limitation, evidence of annual renewals of such insurance. Any increase, extension or renewal of the Commitment shall be subject to flood insurance due diligence and flood insurance compliance satisfactory to the Administrative Agent.

ARTICLE VI.  REPRESENTATIONS AND WARRANTIES

 Section 6.1.  Corporate Existence; Subsidiaries; Foreign Qualification.  Each Company is duly organized, validly existing, and in good standing (or comparable concept in the applicable jurisdiction) under the laws of its state or jurisdiction of incorporation or organization, and is duly qualified and authorized to do business and is in good standing (or comparable concept in the applicable jurisdiction) as a foreign entity in the jurisdictions set forth opposite its name on Schedule 6.1 hereto, which are all of the states or jurisdictions where the character of its property or its business activities makes such qualification necessary, except where a failure to so qualify would not reasonably be expected to have a Material Adverse Effect.  Schedule 6.1 hereto sets forth, as of the Closing Date, each Subsidiary of the Borrower (and whether such Subsidiary is a Dormant Subsidiary), its state (or jurisdiction) of formation, its relationship to the Borrower, including the percentage of each class of stock or other equity interest owned by a Company, each Person that owns the stock or other equity interest of each Company, its tax identification number, the location of its chief executive office and its principal place of business.  Except as set forth on Schedule 6.1 hereto, the Borrower, directly or indirectly, owns all of the equity interests of each of its Subsidiaries.

 Section 6.2.  Corporate Authority.  Each Credit Party has the right and power and is duly authorized and empowered to enter into, execute and deliver the Loan Documents to which it is a party and to perform and observe the provisions of the Loan Documents.  The Loan Documents to which each Credit Party is a party have been duly authorized and approved by such Credit Party's board of directors or other governing body, as applicable, and are the legal, valid and binding obligations of such Credit Party, enforceable against such Credit Party in accordance with their respective terms.  The execution, delivery and performance of the Loan Documents do not conflict with, result in a breach in any of the provisions of, constitute a default under, or result in the creation of a Lien (other than Liens permitted under Section 5.9 hereof) upon any assets or property of any Company under the provisions of, such Company's Organizational Documents or any material agreement to which such Company is a party.

 Section 6.3.  Compliance with Laws and Contracts.  Each Company:

 (a) holds permits, certificates, licenses, orders, registrations, franchises, authorizations, and other approvals from any Governmental Authority necessary for the conduct of its business and is in compliance with all applicable laws relating thereto, except where the failure to do so would not have a Material Adverse Effect;

 (b) is in compliance with all federal, state, local, or foreign applicable statutes, rules, regulations, and orders including, without limitation, those relating to environmental protection, occupational safety and health, and equal employment practices, except where the failure to be in compliance would not have a Material Adverse Effect;

 (c) is not in violation of or in default under any agreement to which it is a party or by which its assets are subject or bound, except with respect to any violation or default that would not have a Material Adverse Effect;

 (d) has ensured that no Company, or to the knowledge of any Company, any director or officer of a Company, is a Person that is, or is owned or controlled, by Persons that are (i) the subject of any Sanctions, or (ii) located, organized or resident in a country or territory that is, or whose government is, the subject of Sanctions;

 (e) is in compliance with all applicable Bank Secrecy Act ("BSA") and anti-money laundering laws and regulations;

 (f) is in compliance with Anti-Corruption Laws; and

 (g) is in compliance with the Patriot Act.

 Section 6.4.  Litigation and Administrative Proceedings.  Except as disclosed on Schedule 6.4 hereto, there are (a) no lawsuits, actions, investigations, examinations or other proceedings pending or threatened against any Company, or in respect of which any Company may have any liability, in any court or before or by any Governmental Authority, arbitration board, or other tribunal, (b) no orders, writs, injunctions, judgments, or decrees of any court or Governmental Authority to which any Company is a party or by which the property or assets of any Company are bound, and (c) no grievances, disputes, or controversies outstanding with any union or other organization of the employees of any Company, or threats of work stoppage, strike, or pending demands for collective bargaining that could reasonably be expected to have a Material Adverse Effect not fully covered by insurance and which is likely to result in any material adverse change in the Borrower's or any Subsidiary's business, operations, properties or assets or its condition, financial or otherwise.

 Section 6.5.  Title to Assets.  Each Company has good title to and ownership of all property it purports to own, which property is free and clear of all Liens, except those permitted under Section 5.9 hereof.  As of the Closing Date, the Companies own the real estate listed on Schedule 6.5(a) hereto.  As of the Third Amendment Effective Date the real estate listed on Schedule 6.5(b) hereto constitutes Real Property.

 Section 6.6.  Liens and Security Interests.  On and after the Closing Date, except for Liens permitted pursuant to Section 5.9 hereof, (a) there is and will be no U.C.C. Financing Statement or similar notice of Lien outstanding covering any personal property of any Company; (b) there is and will be no mortgage or charge outstanding covering any real property of any Company; and (c) no real or personal property of any Company is subject to any Lien of any kind.  The Administrative Agent, for the benefit of the Lenders, upon the filing of the U.C.C. Financing Statements and taking such other actions necessary to perfect its Lien against collateral of the corresponding type as authorized hereunder will have a valid and enforceable first Lien on the collateral securing the Obligations.  No Company has entered into any contract or agreement (other than a contract or agreement entered into in connection with the purchase or lease of fixed assets that prohibits Liens on such fixed assets or a contract or agreement entered into in the ordinary course of business that does not permit Liens on, or collateral assignment of, the property relating to such contract or agreement) that exists on or after the Closing Date that would prohibit the Administrative Agent or the Lenders from acquiring a Lien on, or a collateral assignment of, any of the property or assets of any Company.

 Section 6.7.  Tax Returns.  All material federal, state and local tax returns and other reports required by law to be filed in respect of the income, business, properties and employees of each Company have been filed and all material taxes, assessments, fees and other governmental charges that are due and payable have been paid, except as otherwise permitted herein.  The provision for taxes on the books of each Company is adequate for all years not closed by applicable statutes and for the current fiscal year.

 Section 6.8.  Environmental Laws.  Each Company is in compliance with all Environmental Laws, including, without limitation, all Environmental Laws in all jurisdictions in which any Company owns or operates, or has owned or operated, a facility or site, arranges or has arranged for disposal or treatment of hazardous substances, solid waste or other wastes, accepts or has accepted for transport any hazardous substances, solid waste or other wastes or holds or has held any interest in real property or otherwise, except where the release or disposal or the failure to comply would not result in a material expenditure or loss to such Company.  No litigation or proceeding arising under, relating to or in connection with any Environmental Law or Environmental Permit is pending or, to the best knowledge of each Company, threatened, against any Company, any real property in which any Company holds or has held an interest or any past or present operation of any Company.  No release, threatened release or disposal of hazardous waste, solid waste or other wastes is occurring, or has occurred on, under or to any real property in which any Company holds any interest or performs any of its operations, in violation of any Environmental Law, except where the release or disposal or the failure to comply would not result in a material expenditure or loss to such Company.  As used in this Section 6.8, "litigation or proceeding" means any demand, claim, notice, suit, suit in equity, action, administrative action, investigation or inquiry whether brought by any Governmental Authority or private Person, or otherwise.

 Section 6.9.  Locations.  As of the Closing Date, the Companies have places of business or maintain their Accounts, Inventory and Equipment at the locations (including third party locations) set forth on Schedule 6.9 hereto, and each Company's chief executive office is set forth on Schedule 6.9 hereto.  Schedule 6.9 hereto further specifies whether each location, as of the Closing Date, (a) is owned by the Companies, or (b) is leased by a Company from a third party, and, if leased by a Company from a third party, if a Landlord's Waiver has been requested.  As of the Closing Date, Schedule 6.9 hereto correctly identifies the name and address of each third party location where assets of the Companies are located.

 Section 6.10.  Continued Business.  There exists no actual, pending, or, to the Borrower's knowledge, any threatened termination, cancellation or limitation of, or any modification or change in the business relationship of any Company and any customer or supplier, or any group of customers or suppliers, whose purchases or supplies, individually or in the aggregate, are material to the business of any Company, and there exists no present condition or state of facts or circumstances that would have a Material Adverse Effect or prevent a Company from conducting such business or the transactions contemplated by this Agreement in substantially the same manner in which it was previously conducted.

 Section 6.11.  Employee Benefits Plans.  Schedule 6.11 hereto identifies each ERISA Plan as of the Closing Date.  No ERISA Event has occurred or is expected to occur with respect to an ERISA Plan.  Full payment has been made of all amounts that a Controlled Group member is required, under applicable law or under the governing documents, to have paid as a contribution to or a benefit under each ERISA Plan.  The liability of each Controlled Group member with respect to each ERISA Plan has been fully funded based upon reasonable and proper actuarial assumptions, has been fully insured, or has been fully reserved for on its financial statements.  No changes have occurred or are expected to occur that would cause a material increase in the cost of providing benefits under the ERISA Plan.  With respect to each ERISA Plan that is intended to be qualified under Code Section 401(a), (a) the ERISA Plan and any associated trust operationally comply in all material respects with the applicable requirements of Code Section 401(a); (b) the ERISA Plan and any associated trust have been amended to comply with all such requirements as currently in effect, other than those requirements for which a retroactive amendment can be made within the "remedial amendment period" available under Code Section 401(b) (as extended under Treasury Regulations and other Treasury pronouncements upon which taxpayers may rely); (c) the ERISA Plan and any associated trust have received a favorable determination letter from the Internal Revenue Service stating that the ERISA Plan qualifies under Code Section 401(a), that the associated trust qualifies under Code Section 501(a) and, if applicable, that any cash or deferred arrangement under the ERISA Plan qualifies under Code Section 401(k), unless the ERISA Plan was first adopted at a time for which the above-described "remedial amendment period" has not yet expired; (d) the ERISA Plan currently satisfies, in all material respects, the requirements of Code Section 410(b), without regard to any retroactive amendment that may be made within the above-described "remedial amendment period"; and (e) no contribution made to the ERISA Plan is subject to a material excise tax under Code Section 4972.  With respect to any Pension Plan, the "accumulated benefit obligation" of Controlled Group members with respect to the Pension Plan (as determined in accordance with Statement of Accounting Standards No. 87, "Employers' Accounting for Pensions") does not exceed the fair market value of Pension Plan assets.  Any reference to "material" in this Section 6.11 shall have the same meaning as material under Section 5.6 hereof.

 Section 6.12.  Consents or Approvals.  No consent, approval or authorization of, or filing, registration or qualification with, any Governmental Authority or any other Person is required to be obtained or completed by any Company in connection with the execution, delivery or performance of any of the Loan Documents, that has not already been obtained or completed.

 Section 6.13.  Solvency.  The Borrower has received consideration that is the reasonably equivalent value of the obligations and liabilities that the Borrower has incurred to the Administrative Agent and the Lenders.  The Borrower is not insolvent as defined in any applicable state, federal or relevant foreign statute, nor will the Borrower be rendered insolvent by the execution and delivery of the Loan Documents to the Administrative Agent and the Lenders.  The Borrower is not engaged or about to engage in any business or transaction for which the assets retained by it are or will be an unreasonably small amount of capital, taking into consideration the obligations to the Administrative Agent and the Lenders incurred hereunder.  The Borrower does not intend to, nor does it believe that it will, incur debts beyond its ability to pay such debts as they mature.

 Section 6.14.  Financial Statements.  The audited Consolidated financial statements of the Borrower for the fiscal year ended December 31, 2013 and the unaudited Consolidated financial statements of the Borrower for the fiscal quarter ended March 31, 2014, furnished to the Administrative Agent and the Lenders, are true and complete, have been prepared in accordance with GAAP, and fairly present the financial condition of the Companies as of the dates of such financial statements and the results of their operations for the periods then ending.  Since the dates of such statements, there has been no material adverse change in any Company's financial condition, properties or business or any change in any Company's accounting procedures.

 Section 6.15.  Regulations.  No Company is engaged principally or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any "margin stock" (within the meaning of Regulation U of the Board of Governors of the Federal Reserve System of the United States of America).  Neither the granting of any Loan (or any conversion thereof) or Letter of Credit nor the use of the proceeds of any Loan or Letter of Credit will violate, or be inconsistent with, the provisions of Regulation T, U or X or any other Regulation of such Board of Governors.

 Section 6.16.  Material Agreements.  Except as disclosed on Schedule 6.16 hereto, as of the Closing Date, no Company is a party to any (a) debt instrument (excluding the Loan Documents); (b) lease (capital, operating or otherwise), whether as lessee or lessor thereunder; (c) contract, commitment, agreement, or other arrangement involving the purchase or sale of any inventory by it, or the license of any right to or by it; (d) contract, commitment, agreement, or other arrangement with any of its "Affiliates" (as such term is defined in the Exchange Act) other than a Company; (e) management or employment contract or contract for personal services with any of its Affiliates that is not otherwise terminable at will or on less than ninety (90) days' notice without liability; (f) collective bargaining agreement; or (g) other contract, agreement, understanding, or arrangement with a third party; that, as to subparts (a) through (g) above, if violated, breached, or terminated for any reason, would have or would be reasonably expected to have a Material Adverse Effect.

 Section 6.17.  Intellectual Property.  Each Company owns, or has the right to use, all of the patents, patent applications, industrial designs, designs, trademarks, service marks, copyrights and licenses, and rights with respect to the foregoing, necessary for the conduct of its business without any known conflict with the rights of others.  Schedule 6.17 hereto sets forth all federally registered patents, trademarks, copyrights, service marks and license agreements owned by each Company as of the Closing Date.

 Section 6.18.  Insurance.  Each Company maintains with financially sound and reputable insurers insurance with coverage (including, if applicable, insurance coverage required by the National Flood Insurance Reform Act of 1994) and limits as required by law and as is customary with Persons engaged in the same businesses as the Companies.  Schedule 6.18 hereto sets forth all insurance carried by the Companies on the Closing Date, setting forth in detail the amount and type of such insurance.

 Section 6.19.  Deposit Accounts and Securities Accounts.  The Borrower has provided to the Administrative Agent a list of all banks, other financial institutions and Securities Intermediaries at which any Company maintains Deposit Accounts or Securities Accounts as of the Closing Date, which list correctly identifies the name, address and telephone number of each such financial institution or Securities Intermediary, the name in which the account is held, a description of the purpose of the account, and the complete account number therefor.

 Section 6.20.  Accurate and Complete Statements.  Neither the Loan Documents nor any written statement made by any Company in connection with any of the Loan Documents contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained therein or in the Loan Documents not misleading.  After due inquiry by the Borrower, there is no known fact that any Company has not disclosed to the Administrative Agent and the Lenders that has or is likely to have a Material Adverse Effect.

 Section 6.21.  Investment Company; Other Restrictions.  No Company is (a) an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended, or (b) subject to  any foreign, federal, state or local statute or regulation limiting its ability to incur Indebtedness.  No Company is an EEA Financial Institution.

 Section 6.22.  Defaults.  No Default or Event of Default exists, nor will any begin to exist immediately after the execution and delivery hereof.

ARTICLE VII. SECURITY

 Section 7.1.  Security Interest in Collateral.  In consideration of and as security for the full and complete payment of all of the Secured Obligations, the Borrower hereby grants to the Administrative Agent, for the benefit of the Lenders (and affiliates thereof that hold Secured Obligations), a security interest in the Collateral.

 Section 7.2.  Collections and Receipt of Proceeds by Borrower.

 (a) Prior to the exercise by the Administrative Agent and the Required Lenders of their rights under Article IX hereof, both (i) the lawful collection and enforcement of all of the Borrower's Accounts, and (ii) the lawful receipt and retention by the Borrower of all Proceeds of all of the Borrower's Accounts and Inventory shall be as the agent of the Administrative Agent and the Lenders.

 (b) Upon written notice to the Borrower from the Administrative Agent after the occurrence of an Event of Default, a Cash Collateral Account shall be opened by the Borrower at the main office of the Administrative Agent (or such other office as shall be designated by the Administrative Agent) and all such lawful collections of the Borrower's Accounts and such Proceeds of the Borrower's Accounts and Inventory shall be remitted daily by the Borrower to the Administrative Agent in the form in which they are received by the Borrower, either by mailing or by delivering such collections and Proceeds to the Administrative Agent, appropriately endorsed for deposit in the Cash Collateral Account.  In the event that such notice is given to the Borrower from the Administrative Agent, the Borrower shall not commingle such collections or Proceeds with any of the Borrower's other funds or property, but shall hold such collections and Proceeds separate and apart therefrom upon an express trust for the Administrative Agent, for the benefit of the Lenders.  In such case, the Administrative Agent may, in its sole discretion, and shall, at the request of the Required Lenders, at any time and from time to time after the occurrence of an Event of Default, apply all or any portion of the account balance in the Cash Collateral Account as a credit against (i) the outstanding principal or interest of the Loans, or (ii) any other Secured Obligations in accordance with this Agreement.  If any remittance shall be dishonored, or if, upon final payment, any claim with respect thereto shall be made against the Administrative Agent on its warranties of collection, the Administrative Agent may charge the amount of such item against the Cash Collateral Account or any other Deposit Account maintained by the Borrower with the Administrative Agent or with any other Lender, and, in any event, retain the same and the Borrower's interest therein as additional security for the Secured Obligations.  The Administrative Agent may, in its sole discretion, at any time and from time to time, release funds from the Cash Collateral Account to the Borrower for use in the Borrower's business.  The balance in the Cash Collateral Account may be withdrawn by the Borrower upon termination of this Agreement and payment in full of all of the Secured Obligations.

 (c) After the occurrence of an Event of Default, at the Administrative Agent's written request, the Borrower shall cause all remittances representing collections and Proceeds of Collateral to be mailed to a lockbox at a location acceptable to the Administrative Agent, to which the Administrative Agent shall have access for the processing of such items in accordance with the provisions, terms and conditions of the customary lockbox agreement of the Administrative Agent.

 (d) The Administrative Agent, or the Administrative Agent's designated agent, is hereby constituted and appointed attorney-in-fact for the Borrower with authority and power to endorse, after the occurrence of an Event of Default, any and all instruments, documents, and chattel paper upon the failure of the Borrower to do so.  Such authority and power, being coupled with an interest, shall be (i) irrevocable until all of the Secured Obligations are paid, (ii) exercisable by the Administrative Agent at any time and without any request upon the Borrower by the Administrative Agent to so endorse, and (iii) exercisable in the name of the Administrative Agent or the Borrower.  The Borrower hereby waives presentment, demand, notice of dishonor, protest, notice of protest, and any and all other similar notices with respect thereto, regardless of the form of any endorsement thereof.  Neither the Administrative Agent nor the Lenders shall be bound or obligated to take any action to preserve any rights therein against prior parties thereto.

 Section 7.3.  Collections and Receipt of Proceeds by Administrative Agent.  The Borrower hereby constitutes and appoints the Administrative Agent, or the Administrative Agent's designated agent, as the Borrower's attorney-in-fact to exercise, at any time, after the occurrence of an Event of Default, all or any of the following powers which, being coupled with an interest, shall be irrevocable until the complete and full payment of all of the Secured Obligations:

 (a) to receive, retain, acquire, take, endorse, assign, deliver, accept, and deposit, in the name of the Administrative Agent or the Borrower, any and all of the Borrower's cash, instruments, chattel paper, documents, Proceeds of Accounts, Proceeds of Inventory, collection of Accounts, and any other writings relating to any of the Collateral.  The Borrower hereby waives presentment, demand, notice of dishonor, protest, notice of protest, and any and all other similar notices with respect thereto, regardless of the form of any endorsement thereof.  The Administrative Agent shall not be bound or obligated to take any action to preserve any rights therein against prior parties thereto;

 (b) to transmit to Account Debtors, on any or all of the Borrower's Accounts, notice of assignment to the Administrative Agent, for the benefit of the Lenders, thereof and the security interest therein, and to request from such Account Debtors at any time, in the name of the Administrative Agent or the Borrower, information concerning the Borrower's Accounts and the amounts owing thereon;

 (c) to transmit to purchasers of any or all of the Borrower's Inventory, notice of the Administrative Agent's security interest therein, and to request from such purchasers at any time, in the name of the Administrative Agent or the Borrower, information concerning the Borrower's Inventory and the amounts owing thereon by such purchasers;

 (d) to notify and require Account Debtors on the Borrower's Accounts and purchasers of the Borrower's Inventory to make payment of their indebtedness directly to the Administrative Agent;

 (e) to enter into or assent to such amendment, compromise, extension, release or other modification of any kind of, or substitution for, the Accounts, or any thereof, as the Administrative Agent, in its sole discretion, may deem to be advisable;

 (f)to enforce the Accounts or any thereof, or any other Collateral, by suit or otherwise, to maintain any such suit or other proceeding in the name of the Administrative Agent or the Borrower, and to withdraw any such suit or other proceeding.  The Borrower agrees to lend every assistance requested by the Administrative Agent in respect of the foregoing, all at no cost or expense to the Administrative Agent and including, without limitation, the furnishing of such witnesses and of such records and other writings as the Administrative Agent may require in connection with making legal proof of any Account.  The Borrower agrees to reimburse the Administrative Agent in full for all court costs and attorneys' fees and every other cost, expense or liability, if any, incurred or paid by the Administrative Agent in connection with the foregoing, which obligation of the Borrower shall constitute Obligations, shall be secured by the Collateral and shall bear interest, until paid, at the Default Rate;

 (g) to take or bring, in the name of the Administrative Agent or the Borrower, all steps, actions, suits, or proceedings deemed by the Administrative Agent necessary or desirable to effect the receipt, enforcement, and collection of the Collateral; and

 (h) to accept all collections in any form relating to the Collateral, including remittances that may reflect deductions, and to deposit the same into the Cash Collateral Account or, at the option of the Administrative Agent, to apply them as a payment against the Loans or any other Secured Obligations in accordance with this Agreement.

 Section 7.4.  Administrative Agent's Authority Under Pledged Notes.  For the better protection of the Administrative Agent and the Lenders hereunder, the Borrower has executed (or will execute, with respect to future Pledged Notes) an appropriate endorsement on (or separate from) each Pledged Note and has deposited (or will deposit, with respect to future Pledged Notes) such Pledged Note with the Administrative Agent, for the benefit of the Lenders.  The Borrower irrevocably authorizes and empowers the Administrative Agent, for the benefit of the Lenders, to (a) ask for, demand, collect and receive all payments of principal of and interest on the Pledged Notes; (b) compromise and settle any dispute arising in respect of the foregoing; (c) execute and deliver vouchers, receipts and acquittances in full discharge of the foregoing; (d) exercise, in the Administrative Agent's discretion, any right, power or privilege granted to the holder of any Pledged Note by the provisions thereof including, without limitation, the right to demand security or to waive any default thereunder; (e) endorse the Borrower's name to each check or other writing received by the Administrative Agent as a payment or other proceeds of or otherwise in connection with any Pledged Note; (f) enforce delivery and payment of the principal and/or interest on the Pledged Notes, in each case by suit or otherwise as the Administrative Agent may desire; and (g) enforce the security, if any, for the Pledged Notes by instituting foreclosure proceedings, by conducting public or other sales or otherwise, and to take all other steps as the Administrative Agent, in its discretion, may deem advisable in connection with the forgoing; provided, however, that nothing contained or implied herein or elsewhere shall obligate the Administrative Agent to institute any action, suit or proceeding or to make or do any other act or thing contemplated by this Section 7.4 or prohibit the Administrative Agent from settling, withdrawing or dismissing any action, suit or proceeding or require the Administrative Agent to preserve any other right of any kind in respect of the Pledged Notes and the security, if any, therefor.

 Section 7.5.  Commercial Tort Claims.  If the Borrower shall at any time hold or acquire a Commercial Tort Claim, the Borrower shall promptly notify the Administrative Agent thereof in a writing signed by the Borrower, that sets forth the details thereof and grants to the Administrative Agent (for the benefit of the Lenders) a Lien thereon and on the Proceeds thereof, all upon the terms of this Agreement, with such writing to be prepared by and in form and substance reasonably satisfactory to the Administrative Agent.

 Section 7.6.  Use of Inventory and Equipment.  Until the exercise by the Administrative Agent and the Required Lenders of their rights under Article IX hereof, the Borrower may (a) retain possession of and use its Inventory and Equipment in any lawful manner not inconsistent with this Agreement or with the terms, conditions, or provisions of any policy of insurance thereon; (b) sell or lease its Inventory in the ordinary course of business or as otherwise permitted by this Agreement; and (c) use and consume any raw materials or supplies, the use and consumption of which are necessary in order to carry on the Borrower's business.

ARTICLE VIII.  EVENTS OF DEFAULT

 Any of the following specified events shall constitute an Event of Default (each an "Event of Default"):

 Section 8.1.  Payments.  If (a) the interest on any Loan, any commitment or other fee, or any other Obligation not listed in subpart (b) hereof, shall not be paid in full when due and payable or within three Business Days thereafter, or (b) the principal of any Loan, any reimbursement obligation under any Letter of Credit that has been drawn, or any amount owing pursuant to Section 2.12 hereof shall not be paid in full when due and payable.

 Section 8.2.  Special Covenants.  If any Company shall fail or omit to perform and observe Section 5.7, 5.8, 5.9, 5.11, 5.12, 5.13, 5.15 or 5.24 hereof.

 Section 8.3.  Other Covenants.  If any Company shall fail or omit to perform and observe any agreement or other provision (other than those referred to in Section 8.1 or 8.2 hereof) contained or referred to in this Agreement or any other Related Writing that is on such Company's  part to be complied with, and that Default shall not have been fully corrected within twenty (20) days after the earlier of (a) any Financial Officer of such Company becomes aware of the occurrence thereof, or (b) the giving of written notice thereof to the Borrower by the Administrative Agent or the Required Lenders that the specified Default is to be remedied.

 Section 8.4.  Representations and Warranties.  If any representation, warranty or statement made in or pursuant to this Agreement or any other Related Writing or any other material information furnished by any Company to the Administrative Agent or the Lenders, or any thereof, shall be false or erroneous in any material respect.

 Section 8.5.  Cross Default.  If any Company shall default in the payment of principal or interest due and owing under any Material Indebtedness Agreement beyond any period of grace provided with respect thereto or in the performance or observance of any other agreement, term or condition contained in any agreement under which such obligation is created, if the effect of such default is to allow the acceleration of the maturity of such Indebtedness or to permit the holder thereof to cause such Indebtedness to become due prior to its stated maturity.

 Section 8.6.  ERISA Default.  The occurrence of one or more ERISA Events that (a) the Required Lenders determine could be reasonably expected to have a Material Adverse Effect, or (b) results in a Lien on any of the assets of any Company (except for Liens expressly permitted pursuant to Section 5.9 hereof).

 Section 8.7.  Change in Control.  If any Change in Control shall occur.

 Section 8.8.  Judgments.  There is entered against any Company:

 (a) a final judgment or order for the payment of money by a court of competent jurisdiction, that remains unpaid or unstayed and undischarged for a period (during which execution shall not be effectively stayed) of thirty (30) days after the date on which the right to appeal has expired, provided that such occurrence shall constitute an Event of Default only if the aggregate of all such judgments for all such Companies, shall exceed One Million Dollars ($1,000,000) (less any amount that (i) will be covered by the proceeds of insurance and is not subject to dispute by the insurance provider or (ii) is the subject of an unconditional agreement to indemnify the Company against collection of the judgment, delivered by an indemnitor that has sufficient liquidity to pay the amount of the judgment and that has not contested or disputed its obligation to pay the amount of the judgment); or

 (b) any one or more non-monetary final judgments that are not covered by insurance, or, if covered by insurance, for which the insurance company has not agreed to or acknowledged coverage, and that, in either case, the Required Lenders reasonably determine have, or could be expected to have, individually or in the aggregate, a Material Adverse Effect and, in either case, (i) enforcement proceedings are commenced by the prevailing party or any creditor upon such judgment or order, or (ii) there is a period of three consecutive Business Days during which a stay of enforcement of such judgment, by reason of a pending appeal or otherwise, is not in effect.

 Section 8.9.  Material Adverse Change.  There shall have occurred any condition or event that the Administrative Agent or the Required Lenders determine has or is reasonably likely to have a Material Adverse Effect.

 Section 8.10.  Security.  If any Lien granted in this Agreement or any other Loan Document in favor of the Administrative Agent, for the benefit of the Lenders, shall be determined to be (a) void, voidable or invalid, or is subordinated or not otherwise given the priority contemplated by this Agreement and the Borrower (or the appropriate Credit Party) has failed to promptly execute appropriate documents to correct such matters, or (b) unperfected as to any Collateral  with an aggregate value in excess of One Million Dollars ($1,000,000) (as determined by the Administrative Agent, in its reasonable discretion) and the Borrower (or the appropriate Credit Party) has failed to promptly execute appropriate documents to correct such matters.

 Section 8.11.  Validity of Loan Documents.  If (a) any material provision, in the sole opinion of the Administrative Agent, of any Loan Document shall at any time cease to be valid, binding and enforceable against any Credit Party; (b) the validity, binding effect or enforceability of any Loan Document against any Credit Party shall be contested by any Credit Party; (c) any Credit Party shall deny that it has any or further liability or obligation under any Loan Document; or (d) any Loan Document shall be terminated, invalidated or set aside, or be declared ineffective or inoperative or in any way cease to give or provide to the Administrative Agent and the Lenders the benefits purported to be created thereby.

 Section 8.12.  Solvency.  If any Company (other than a Dormant Subsidiary) shall (a) except as permitted pursuant to Section 5.12 hereof, discontinue business; (b) generally not pay its debts as such debts become due; (c) make a general assignment for the benefit of creditors; (d) apply for or consent to the appointment of an interim receiver, a receiver, a receiver and manager, an administrator, a sequestrator, a monitor, a custodian, a trustee, an interim trustee, a liquidator, an agent or any other similar official of all or a substantial part of its assets or of such Company; (e) be adjudicated a debtor or insolvent or have entered against it an order for relief under the Bankruptcy Code, or under any other bankruptcy insolvency, liquidation, winding-up, corporate or similar statute or law, foreign, federal, state or provincial, in any applicable jurisdiction, now or hereafter existing, as any of the foregoing may be amended from time to time, or other applicable statute for jurisdictions outside of the United States, as the case may be; (f) file a voluntary petition under the Bankruptcy Code or seek relief under any bankruptcy or insolvency or analogous law in any jurisdiction outside of the United States, or file a proposal or notice of intention to file such petition; (g) have an involuntary proceeding under the Bankruptcy Code filed against it and the same shall not be controverted within ten days, or shall continue undismissed for a period of thirty (30) days from commencement of such proceeding or case; (h) file a petition, an answer, an application or a proposal seeking reorganization or an arrangement with creditors or seeking to take advantage of any other law (whether federal, provincial or state, or, if applicable, other jurisdiction) relating to relief of debtors, or admit (by answer, by default or otherwise) the material allegations of a petition filed against it in any bankruptcy, reorganization, insolvency or other proceeding (whether federal, provincial or state, or, if applicable, other jurisdiction) relating to relief of debtors; (i) suffer or permit to continue unstayed and in effect for thirty (30) consecutive days any judgment, decree or order entered by a court of competent jurisdiction, that approves a petition or an application or a proposal seeking its reorganization or appoints an interim receiver, a receiver and manager, an administrator, custodian, trustee, interim trustee or liquidator of all or a substantial part of its assets, or of such Company; (j) have an administrative receiver appointed over the whole or substantially the whole of its assets, or of such Company; (k) have assets, the value of which is less than its liabilities; or (l) have a moratorium declared in respect of any of its Indebtedness, or any analogous procedure or step is taken in any jurisdiction.

ARTICLE IX.  REMEDIES UPON DEFAULT

 Notwithstanding any contrary provision or inference herein or elsewhere:

 Section 9.1.  Optional Defaults.  If any Event of Default referred to in Section 8.1, 8.2, 8.3, 8.4, 8.5, 8.6, 8.7, 8.8, 8.9, 8.10 or 8.11 hereof shall occur, the Administrative Agent may, with the consent of the Required Lenders, and shall, at the written request of the Required Lenders, give written notice to the Borrower to:

 (a) terminate the Commitment, if not previously terminated, and, immediately upon such election, the obligations of the Lenders, and each thereof, to make any further Loan, and the obligation of the Issuing Lender to issue any Letter of Credit, immediately shall be terminated; and/or

 (b) accelerate the maturity of all of the Obligations (if the Obligations are not already due and payable), whereupon all of the Obligations shall become and thereafter be immediately due and payable in full without any presentment or demand and without any further or other notice of any kind, all of which are hereby waived by the Borrower.

 Section 9.2.  Automatic Defaults.  If any Event of Default referred to in Section 8.12 hereof shall occur:

 (a) all of the Commitment shall automatically and immediately terminate, if not previously terminated, and no Lender thereafter shall be under any obligation to grant any further Loan, nor shall the Issuing Lender be obligated to issue any Letter of Credit; and

 (b) the principal of and interest then outstanding on all of the Loans, and all of the other Obligations, shall thereupon become and thereafter be immediately due and payable in full (if the Obligations are not already due and payable), all without any presentment, demand or notice of any kind, which are hereby waived by the Borrower.

 Section 9.3.  Letters of Credit.  If the maturity of the Obligations shall be accelerated pursuant to Section 9.1 or 9.2 hereof, the Borrower shall immediately deposit with the Administrative Agent, as security for the obligations of the Borrower and any Guarantor of Payment to reimburse the Administrative Agent and the Revolving Lenders for any then outstanding Letters of Credit, cash equal to one hundred five percent (105%) of the sum of the aggregate undrawn balance of any then outstanding Letters of Credit.  The Administrative Agent and the Revolving Lenders are hereby authorized, at their option, to deduct any and all such amounts from any deposit balances then owing by any Revolving Lender (or any affiliate of such Revolving Lender, wherever located) to or for the credit or account of any Company, as security for the obligations of the Borrower and any Guarantor of Payment to reimburse the Administrative Agent and the Revolving Lenders for any then outstanding Letters of Credit.

 Section 9.4.  Offsets.

 (a) If there shall occur or exist any Event of Default referred to in Section 8.12 hereof or if the maturity of the Obligations is accelerated pursuant to Section 9.1 or 9.2 hereof, each Lender shall have the right at any time to set off against, and to appropriate and apply toward the payment of, any and all of the Obligations then owing by the Borrower or a Guarantor of Payment to such Lender (including, without limitation, any participation purchased or to be purchased pursuant to Section 2.2(b), 2.2(c) or 9.5 hereof), whether or not the same shall then have matured, any and all deposit (general or special) balances and all other indebtedness then held or owing by such Lender (including, without limitation, by branches and agencies or any affiliate of such Lender, wherever located) to or for the credit or account of the Borrower or any Guarantor of Payment, all without notice to or demand upon the Borrower or any other Person, all such notices and demands being hereby expressly waived by the Borrower.

 (b) Notwithstanding anything in this Agreement to the contrary, if a Lender acts as a Securities Intermediary or a depository institution for a Credit Party, and the applicable Securities Accounts or Deposit Accounts of such Credit Party with such Lender (or an affiliate of a Lender) are not subject to a Control Agreement, then such Lender agrees that such accounts are subject to the Lien of the Administrative Agent (to the extent granted pursuant to the Security Documents) and it will not set off against or appropriate toward the payment of, any Indebtedness owing to such Lender that does not constitute Obligations (other than Customary Setoffs with respect to such Deposit Accounts or Securities Accounts).

 Section 9.5.  Equalization Provisions.

 (a) Equalization Within Commitments Prior to an Equalization Event.  Each Revolving Lender agrees with the other Revolving Lenders that, if it at any time shall obtain any Advantage over the other Revolving Lenders, or any thereof, in respect of the Applicable Debt (except as to Swing Loans and Letters of Credit prior to the Administrative Agent's giving of notice to participate and amounts under Article III hereof), such Revolving Lender, upon written request of the Administrative Agent, shall purchase from the other Revolving Lenders, for cash and at par, such additional participation in the Applicable Debt as shall be necessary to nullify the Advantage.  Each Term Loan A Lender agrees with the other Term Loan A Lenders that, if it at any time shall obtain any Advantage over the other Term Loan A Lenders, or any thereof, in respect of the Applicable Debt (except as to amounts under Article III hereof), such Term Loan A Lender shall purchase from the other Term Loan A Lenders, for cash and at par, such additional participation in the Applicable Debt as shall be necessary to nullify the Advantage.  Each DDTL Lender agrees with the other DDTL Lenders that, if it at any time shall obtain any Advantage over the other DDTL Lenders, or any thereof, in respect of the Applicable Debt (except as to amounts under Article III hereof), such DDTL Lender shall purchase from the other DDTL Lenders, for cash and at par, such additional participation in the Applicable Debt as shall be necessary to nullify the Advantage.

 (b) Equalization Between Commitments After an Equalization Event.  After the occurrence of an Equalization Event, each Lender agrees with the other Lenders that, if such Lender at any time shall obtain any Advantage over the other Lenders or any thereof determined in respect of the Obligations (including Swing Loans and Letters of Credit but excluding amounts under Article III hereof) then outstanding, such Lender shall purchase from the other Lenders, for cash and at par, such additional participation in the Obligations as shall be necessary to nullify the Advantage in respect of the Obligations.  For purposes of determining whether or not, after the occurrence of an Equalization Event, an Advantage in respect of the Obligations shall exist, the Administrative Agent shall, as of the date that the Equalization Event occurs:

 (i) add the Revolving Credit Exposure, the Term Loan A Exposure and the DDTL Exposure to determine the equalization maximum amount (the "Equalization Maximum Amount"); and

 (ii) determine an equalization percentage (the "Equalization Percentage") for each Lender by dividing the aggregate amount of its Lender Credit Exposure by the Equalization Maximum Amount.

After the date of an Equalization Event, the Administrative Agent shall determine whether an Advantage exists among the Lenders by using the Equalization Percentage.  Such determination shall be conclusive absent manifest error.

 (c) Recovery of Amount.  If any such Advantage resulting in the purchase of an additional participation as set forth in subsection (a) or (b) hereof shall be recovered in whole or in part from the Lender receiving the Advantage, each such purchase shall be rescinded, and the purchase price restored (but without interest unless the Lender receiving the Advantage is required to pay interest on the Advantage to the Person recovering the Advantage from such Lender) ratably to the extent of the recovery.

 (d) Application and Sharing of Set-Off Amounts.  Each Lender further agrees with the other Lenders that:

 (i) if it at any time shall receive any payment for or on behalf of the Borrower on any Indebtedness owing by the Borrower to that Lender (whether by voluntary payment, by realization upon security, by reason of offset of any deposit or other Indebtedness, by counterclaim or cross action, by enforcement of any right under any Loan Document, or otherwise); and

 (ii) if any Lender (or affiliate of a Lender) (A) maintains Deposit Accounts or Securities Accounts of the Borrower or any Domestic Subsidiary, and (B) exercises a right of offset or takes other action against such Deposit Accounts or Securities Accounts; then such Lender will apply all such payments (other than Customary Setoffs with respect to the Deposit Accounts or Securities Accounts referenced in subpart (b) above) first to any and all Indebtedness owing by the Borrower to that Lender pursuant to this Agreement (including, without limitation, any participation purchased or to be purchased pursuant to this Section 9.5 or any other section of this Agreement), and to the extent not prohibited by law, to the remainder of the Obligations (and the Secured Obligations in accordance with Section 9.8 hereof).  Each Credit Party agrees that any Lender so purchasing a participation from the other Lenders, or any thereof, pursuant to this Section 9.5, or exercising its rights under this provision, may exercise all of its rights of payment (including the right of set-off) with respect to such participation or otherwise as fully as if such Lender were a direct creditor of such Credit Party in the amount of such participation.

 Section 9.6.  Collateral.  The Administrative Agent and the Lenders shall at all times have the rights and remedies of a secured party under the U.C.C., in addition to the rights and remedies of a secured party provided elsewhere within this Agreement, in any other Related Writing executed by the Borrower or otherwise provided in law or equity.  Upon the occurrence of an Event of Default and at all times thereafter, the Administrative Agent may require the Borrower to assemble the collateral securing the Obligations, which the Borrower agrees to do, and make it available to the Administrative Agent and the Lenders at a reasonably convenient place to be designated by the Administrative Agent.  The Administrative Agent may, with or without notice to or demand upon the Borrower and with or without the aid of legal process, make use of such force as may be necessary to enter any premises where such collateral, or any portion thereof, may be found and to take possession thereof (including anything found in or on such collateral that is not specifically described in this Agreement, each of which findings shall be considered to be an accession to and a part of such collateral) and for that purpose may pursue such collateral wherever the same may be found, without liability for trespass or damage caused thereby to the Borrower.  After any delivery or taking of possession of the collateral securing the Obligations, or any portion thereof, pursuant to this Agreement, then, with or without resort to the Borrower personally or any other Person or property, all of which the Borrower hereby waives, and upon such terms and in such manner as the Administrative Agent may deem advisable, the Administrative Agent, in its discretion, may sell, assign, transfer and deliver any of such collateral at any time, or from time to time.  No prior notice need be given to the Borrower or to any other Person in the case of any sale of such collateral that the Administrative Agent determines to be perishable or to be declining speedily in value or that is customarily sold in any recognized market, but in any other case the Administrative Agent shall give the Borrower not fewer than ten days prior notice of either the time and place of any public sale of such collateral or of the time after which any private sale or other intended disposition thereof is to be made.  The Borrower waives advertisement of any such sale and (except to the extent specifically required by the preceding sentence) waives notice of any kind in respect of any such sale.  At any such public sale, the Administrative Agent or the Lenders may purchase such collateral, or any part thereof, free from any right of redemption, all of which rights the Borrower hereby waives and releases.  After deducting all Related Expenses, and after paying all claims, if any, secured by Liens having precedence over this Agreement, the Administrative Agent may apply the net proceeds of each such sale to or toward the payment of the Secured Obligations, whether or not then due, in such order and by such division as the Administrative Agent, in its sole discretion, may deem advisable.  Any excess, to the extent permitted by law, shall be paid to the Borrower, and the Borrower shall remain liable for any deficiency.  In addition, the Administrative Agent shall at all times have the right to obtain new appraisals of the Borrower or any collateral securing the Obligations, the cost of which shall be paid by the Borrower.

 Section 9.7.  Other Remedies.  The remedies in this Article IX are in addition to, and not in limitation of, any other right, power, privilege, or remedy, either in law, in equity, or otherwise, to which the Lenders may be entitled.  The Administrative Agent shall exercise the rights under this Article IX and all other collection efforts on behalf of the Lenders and no Lender shall act independently with respect thereto, except as otherwise specifically set forth in this Agreement.

 Section 9.8.  Application of Proceeds.

 (a) Payments Prior to Exercise of Remedies.  Prior to the exercise by the Administrative Agent, on behalf of the Lenders, of remedies under this Agreement or the other Loan Documents, all monies received by the Administrative Agent shall be applied, unless otherwise required by the terms of the other Loan Documents or by applicable law, as follows (provided that the Administrative Agent shall have the right at all times to apply any payment received from the Borrower first to the payment of all obligations (to the extent not paid by the Borrower) incurred by the Administrative Agent pursuant to Sections 11.5 and 11.6 hereof and to the payment of Related Expenses to the Administrative Agent):

 (i) with respect to payments received in connection with the Revolving Credit Commitment, to the Revolving Lenders;

 (ii) with respect to payments received in connection with the Term Loan A Commitment, to the Term Loan A Lenders; and

 (iii) with respect to payments received in connection with the DDTL Commitment, to the DDTL Lenders.

 (b) Payments Subsequent to Exercise of Remedies.  After the exercise by the Administrative Agent or the Required Lenders of remedies under this Agreement or the other Loan Documents, all monies received by the Administrative Agent shall be applied, unless otherwise required by the terms of the other Loan Documents or by applicable law, as follows:

 (i)    first, to the payment of all obligations (to the extent not paid by the Borrower) incurred by the Administrative Agent pursuant to Sections 11.5 and 11.6 hereof and to the payment of Related Expenses to the Administrative Agent;

 (ii) second, to the payment pro rata of (A) interest then accrued and payable on the outstanding Loans, (B) any fees then accrued and payable to the Administrative Agent, (C) any fees then accrued and payable to the Issuing Lender or the holders of the Letter of Credit Commitment in respect of the Letter of Credit Exposure, (D) any commitment fees, amendment fees and similar fees shared pro rata among the Lenders under this Agreement that are then accrued and payable, and (E) to the extent not paid by the Borrower, to the obligations incurred by the Lenders (other than the Administrative Agent) pursuant to Sections 11.5 and 11.6 hereof;

 (iii)    third, for payment of (A) principal outstanding on the Loans and the Letter of Credit Exposure, on a pro rata basis to the Lenders, based upon each such Lender's Overall Commitment Percentage, provided that the amounts payable in respect of the Letter of Credit Exposure shall be held and applied by the Administrative Agent as security for the reimbursement obligations in respect thereof, and, if any Letter of Credit shall expire without being drawn, then the amount with respect to such Letter of Credit shall be distributed to the Lenders, on a pro rata basis in accordance with this subpart (iii), (B) the Indebtedness under any Hedge Agreement with a Lender (or an entity that is an affiliate of a then existing Lender), such amount to be based upon the net termination obligation of the Borrower under such Hedge Agreement, and (C) the Bank Product Obligations owing to a Lender (or an entity that is an affiliate of a then existing Lender) under Bank Product Agreements; with such payment to be pro rata among (A), (B) and (C) of this subpart (iii);

 (iv) fourth, to any remaining Secured Obligations; and

 (v)    finally, any remaining surplus after all of the Secured Obligations have been paid in full, to the Borrower or to whomsoever shall be lawfully entitled thereto.

Each Lender hereby agrees to promptly provide all information reasonably requested by the Administrative Agent regarding any Bank Product Obligations owing to such Lender (or affiliate of such Lender) or any Hedge Agreement entered into by a Company with such Lender (or affiliate of such Lender), and each such Lender, on behalf of itself and any of its affiliates, hereby agrees to promptly provide notice to the Administrative Agent upon such Lender (or any of its affiliates) entering into any such Hedge Agreement or cash management services agreement.

ARTICLE X.  THE ADMINISTRATIVE AGENT

 The Lenders authorize KeyBank and KeyBank hereby agrees to act as agent for the Lenders in respect of this Agreement upon the terms and conditions set forth elsewhere in this Agreement, and upon the following terms and conditions:

 Section 10.1.  Appointment and Authorization.  Each Lender hereby irrevocably appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers hereunder as are delegated to the Administrative Agent by the terms hereof, together with such powers as are reasonably incidental thereto.  Neither the Administrative Agent nor any of its affiliates, directors, officers, attorneys or employees shall (a) be liable for any action taken or omitted to be taken by it or them hereunder or in connection herewith, except for its or their own gross negligence or willful misconduct (as determined by a final non-appealable judgment of a court of competent jurisdiction), or be responsible in any manner to any of the Lenders for the effectiveness, enforceability, genuineness, validity or due execution of this Agreement or any other Loan Documents, (b) be under any obligation to any Lender to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions hereof or thereof on the part of the Borrower or any other Company, or the financial condition of the Borrower or any other Company, or (c) be liable to any of the Companies for consequential damages resulting from any breach of contract, tort or other wrong in connection with the negotiation, documentation, administration or collection of the Loans or Letters of Credit or any of the Loan Documents.  Notwithstanding any provision to the contrary contained in this Agreement or in any other Loan Document, the Administrative Agent shall not have any duty or responsibility except those expressly set forth herein, nor shall the Administrative Agent have or be deemed to have any fiduciary relationship with any Lender or participant, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Administrative Agent.  Without limiting the generality of the foregoing sentence, the use of the term "agent" herein and in other Loan Documents with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law.  Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.

 Section 10.2.  Note Holders.  The Administrative Agent may treat the payee of any Note as the holder thereof (or, if there is no Note, the holder of the interest as reflected on the books and records of the Administrative Agent) until written notice of transfer shall have been filed with the Administrative Agent, signed by such payee and in form satisfactory to the Administrative Agent.

 Section 10.3.  Consultation With Counsel.  The Administrative Agent may consult with legal counsel selected by the Administrative Agent and shall not be liable for any action taken or suffered in good faith by the Administrative Agent in accordance with the opinion of such counsel.

 Section 10.4.  Documents.  The Administrative Agent shall not be under any duty to examine into or pass upon the validity, effectiveness, genuineness or value of any Loan Document or any other Related Writing furnished pursuant hereto or in connection herewith or the value of any collateral obtained hereunder, and the Administrative Agent shall be entitled to assume that the same are valid, effective and genuine and what they purport to be.

 Section 10.5.  Administrative Agent and Affiliates.  KeyBank and its affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with the Companies and Affiliates as though KeyBank were not the Administrative Agent hereunder and without notice to or consent of any Lender.  Each Lender acknowledges that, pursuant to such activities, KeyBank or its affiliates may receive information regarding any Company or any Affiliate (including information that may be subject to confidentiality obligations in favor of such Company or such Affiliate) and acknowledge that the Administrative Agent shall be under no obligation to provide such information to other Lenders.  With respect to Loans and Letters of Credit (if any), KeyBank and its affiliates shall have the same rights and powers under this Agreement as any other Lender and may exercise the same as though KeyBank were not the Administrative Agent, and the terms "Lender" and "Lenders" include KeyBank and its affiliates, to the extent applicable, in their individual capacities.

 Section 10.6.  Knowledge or Notice of Default.  The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default unless the Administrative Agent has received written notice from a Lender or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default".  In the event that the Administrative Agent receives such a notice, the Administrative Agent shall give notice thereof to the Lenders.  The Administrative Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders (or, if so specified by this Agreement, all Lenders); provided that, unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable, in its discretion, for the protection of the interests of the Lenders.

 Section 10.7.  Action by Administrative Agent.  Subject to the other terms and conditions hereof, so long as the Administrative Agent shall be entitled, pursuant to Section 10.6 hereof, to assume that no Default or Event of Default shall have occurred and be continuing, the Administrative Agent shall be entitled to use its discretion with respect to exercising or refraining from exercising any rights that may be vested in it by, or with respect to taking or refraining from taking any action or actions that it may be able to take under or in respect of, this Agreement.  The Administrative Agent shall incur no liability under or in respect of this Agreement by acting upon any notice, certificate, warranty or other paper or instrument believed by it to be genuine or authentic or to be signed by the proper party or parties, or with respect to anything that it may do or refrain from doing in the reasonable exercise of its judgment, or that may seem to it to be necessary or desirable in the premises.  Without limiting the foregoing, no Lender shall have any right of action whatsoever against the Administrative Agent as a result of the Administrative Agent's acting or refraining from acting hereunder in accordance with the instructions of the Required Lenders.

 Section 10.8.  Release of Collateral or Guarantor of Payment.  In the event of a merger, transfer of assets or other transaction permitted pursuant to Section 5.12 hereof (or otherwise permitted pursuant to this Agreement) where the proceeds of such merger, transfer or other transaction are applied in accordance with the terms of this Agreement to the extent required to be so applied, or in the event of a merger, consolidation, dissolution or similar event, permitted pursuant to this Agreement, the Administrative Agent, at the request and expense of the Borrower, is hereby authorized by the Lenders to (a) release the relevant Collateral from this Agreement or any other Loan Document, (b) release a Guarantor of Payment in connection with such permitted transfer or event, and (c) duly assign, transfer and deliver to the affected Person (without recourse and without any representation or warranty) such Collateral as is then (or has been) so transferred or released and as may be in possession of the Administrative Agent and has not theretofore been released pursuant to this Agreement.

 Section 10.9.  Delegation of Duties.  The Administrative Agent may execute any of its duties under this Agreement or any other Loan Document by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel and other consultants or experts concerning all matters pertaining to such duties.  The Administrative Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects in the absence of gross negligence or willful misconduct, as determined by a final and non-appealable judgment of a court of competent jurisdiction.

 Section 10.10.  Indemnification of Administrative Agent.  The Lenders agree to indemnify the Administrative Agent (to the extent not reimbursed by the Borrower) ratably, according to their respective Overall Commitment Percentages, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including attorneys' fees and expenses) or disbursements of any kind or nature whatsoever that may be imposed on, incurred by or asserted against the Administrative Agent in its capacity as agent in any way relating to or arising out of this Agreement or any other Loan Document or any action taken or omitted by the Administrative Agent with respect to this Agreement or any other Loan Document, provided that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including attorneys' fees and expenses) or disbursements resulting from the Administrative Agent's gross negligence or willful misconduct as determined by a final and non-appealable judgment of a court of competent jurisdiction, or from any action taken or omitted by the Administrative Agent in any capacity other than as agent under this Agreement or any other Loan Document.  No action taken in accordance with the directions of the Required Lenders shall be deemed to constitute gross negligence or willful misconduct for purposes of this Section 10.10.  The undertaking in this Section 10.10 shall survive repayment of the Loans, cancellation of the Notes, if any, expiration or termination of the Letters of Credit, termination of the Commitment, any foreclosure under, or modification, release or discharge of, any or all of the Loan Documents, termination of this Agreement and the resignation or replacement of the agent.

 Section 10.11.  Successor Administrative Agent.  The Administrative Agent may resign as agent hereunder by giving not fewer than thirty (30) days prior written notice to the Borrower and the Lenders.  If the Administrative Agent shall resign under this Agreement, then either (a) the Required Lenders shall appoint from among the Lenders a successor agent for the Lenders (with the consent of the Borrower so long as an Event of Default does not exist and which consent shall not be unreasonably withheld), or (b) if a successor agent shall not be so appointed and approved within the thirty (30) day period following the Administrative Agent's notice to the Lenders of its resignation, then the Administrative Agent shall appoint a successor agent that shall serve as agent until such time as the Required Lenders appoint a successor agent.  If no successor agent has accepted appointment as the Administrative Agent by the date that is thirty (30) days following a retiring Administrative Agent's notice of resignation, the retiring Administrative Agent's resignation shall nevertheless thereupon become effective, and the Lenders shall assume and perform all of the duties of the Administrative Agent hereunder until such time, if any, as the Required Lenders appoint a successor agent as provided for above.  Upon its appointment, such successor agent shall succeed to the rights, powers and duties as agent, and the term "Administrative Agent" means such successor effective upon its appointment, and the former agent's rights, powers and duties as agent shall be terminated without any other or further act or deed on the part of such former agent or any of the parties to this Agreement.  After any retiring Administrative Agent's resignation as the Administrative Agent, the provisions of this Article X shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Administrative Agent under this Agreement and the other Loan Documents.

 Section 10.12.  Issuing Lender.  The Issuing Lender shall act on behalf of the Revolving Lenders with respect to any Letters of Credit issued by the Issuing Lender and the documents associated therewith.  The Issuing Lender shall have all of the benefits and immunities (a) provided to the Administrative Agent in this Article X with respect to any acts taken or omissions suffered by the Issuing Lender in connection with the Letters of Credit and the applications and agreements for letters of credit pertaining to such Letters of Credit as fully as if the term "Administrative Agent", as used in this Article X, included the Issuing Lender with respect to such acts or omissions, and (b) as additionally provided in this Agreement with respect to the Issuing Lender.

 Section 10.13.  Swing Line Lender.  The Swing Line Lender shall act on behalf of the Revolving Lenders with respect to any Swing Loans.  The Swing Line Lender shall have all of the benefits and immunities (a) provided to the Administrative Agent in this Article X with respect to any acts taken or omissions suffered by the Swing Line Lender in connection with the Swing Loans as fully as if the term "Administrative Agent", as used in this Article X, included the Swing Line Lender with respect to such acts or omissions, and (b) as additionally provided in this Agreement with respect to the Swing Line Lender.

 Section 10.14.  Administrative Agent May File Proofs of Claim.  In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to any Credit Party, (a) the Administrative Agent (irrespective of whether the principal of any Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise, to (i) file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders and the Administrative Agent) allowed in such judicial proceedings, and (ii) collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same; and (b) any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent.  Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or to authorize the Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.

 Section 10.15.  No Reliance on Administrative Agent's Customer Identification Program.  Each Lender acknowledges and agrees that neither such Lender, nor any of its affiliates, participants or assignees, may rely on the Administrative Agent to carry out such Lender's or its affiliate's, participant's or assignee's customer identification program, or other obligations required or imposed under or pursuant to the Patriot Act or the regulations thereunder, including the regulations contained in 31 CFR 103.121 (as hereafter amended or replaced, the "CIP Regulations"), or any other anti-terrorism law, including any programs involving any of the following items relating to or in connection with the Borrower, its Affiliates or agents, the Loan Documents or the transactions hereunder: (a) any identity verification procedures, (b) any record keeping, (c) any comparisons with government lists, (d) any customer notices or (e) any other procedures required under the CIP Regulations or such other laws.

 Section 10.16.  Other Agents.  The Administrative Agent shall have the continuing right from time to time to designate one or more Lenders (or its or their affiliates) as "syndication agent", "co-syndication agent", "documentation agent", "co-documentation agent", "book runner", "lead arranger", "joint lead arranger", "arrangers" or other designations for purposes hereof.  Any such designation referenced in the previous sentence or listed on the cover of this Agreement shall have no substantive effect, and any such Lender and its affiliates so referenced or listed shall have no additional powers, duties, responsibilities or liabilities as a result thereof, except in its capacity, as applicable, as the Administrative Agent, a Lender, the Swing Line Lender or the Issuing Lender hereunder.

ARTICLE XI.  MISCELLANEOUS

 Section 11.1.  Lenders' Independent Investigation.  Each Lender, by its signature to this Agreement, acknowledges and agrees that the Administrative Agent has made no representation or warranty, express or implied, with respect to the creditworthiness, financial condition, or any other condition of any Company or with respect to the statements contained in any information memorandum furnished in connection herewith or in any other oral or written communication between the Administrative Agent and such Lender.  Each Lender represents that it has made and shall continue to make its own independent investigation of the creditworthiness, financial condition and affairs of the Companies in connection with the extension of credit hereunder, and agrees that the Administrative Agent has no duty or responsibility, either initially or on a continuing basis, to provide any Lender with any credit or other information with respect thereto (other than such notices as may be expressly required to be given by the Administrative Agent to the Lenders hereunder), whether coming into its possession before the first Credit Event hereunder or at any time or times thereafter.  Each Lender further represents that it has reviewed each of the Loan Documents.

 Section 11.2.  No Waiver; Cumulative Remedies.  No omission or course of dealing on the part of the Administrative Agent, any Lender or the holder of any Note (or, if there is no Note, the holder of the interest as reflected on the books and records of the Administrative Agent) in exercising any right, power or remedy hereunder or under any of the other Loan Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy hereunder or under any of the Loan Documents.  The remedies herein provided are cumulative and in addition to any other rights, powers or privileges held under any of the Loan Documents or by operation of law, by contract or otherwise.

 Section 11.3.  Amendments, Waivers and Consents.

 (a) General Rule.  No amendment, modification, termination, or waiver of any provision of any Loan Document nor consent to any variance therefrom, shall be effective unless the same shall be in writing and signed by the Required Lenders and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

 (b) Exceptions to the General Rule.  Notwithstanding the provisions of subsection (a) of this Section 11.3:

 (i) Consent of Affected Lenders Required.  No amendment, modification, waiver or consent shall (A) extend or increase the Commitment of any Lender without the written consent of such Lender, (B) extend the date scheduled for payment of any principal (excluding mandatory prepayments) of or interest on the Loans or Letter of Credit reimbursement obligations or commitment fees payable hereunder without the written consent of each Lender directly affected thereby, (C) reduce the principal amount of any Loan, the stated rate of interest thereon (provided that the institution of the Default Rate or post default interest and a subsequent removal of the Default Rate or post default interest shall not constitute a decrease in interest rate pursuant to this Section 11.3) or the stated rate of commitment fees payable hereunder, without the consent of each Lender directly affected thereby, (D) change the manner of pro rata application of any payments made by the Borrower to the Lenders hereunder, without the consent of each Lender directly affected thereby, (E) change the method of computing interest or fees on the Loans without the consent of each Lender directly affected thereby, (F) without the unanimous consent of the Lenders, change any percentage voting requirement, voting rights, or the Required Lenders definition in this Agreement, (G) without the unanimous consent of the Lenders, release the Borrower or any Guarantor of Payment or release or subordinate any material amount of collateral securing the Secured Obligations, except in connection with a transaction specifically permitted hereunder, or (H) without the unanimous consent of the Lenders, amend this Section 11.3 or Section 9.5 or 9.8 hereof.

 (ii) Provisions Relating to Special Rights and Duties.  No provision of this Agreement affecting the Administrative Agent in its capacity as such shall be amended, modified or waived without the consent of the Administrative Agent.  The Administrative Agent Fee Letter may be amended or modified by the Administrative Agent and the Borrower without the consent of any other Lender.  No provision of this Agreement relating to the rights or duties of the Issuing Lender in its capacity as such shall be amended, modified or waived without the consent of the Issuing Lender. No provision of this Agreement relating to the rights or duties of the Swing Line Lender in its capacity as such shall be amended, modified or waived without the consent of the Swing Line Lender.

 (iii) Technical and Conforming Modifications.  Notwithstanding the foregoing, technical and conforming modifications to the Loan Documents may be made with the consent of the Borrower and the Administrative Agent (A) if such modifications are not adverse to the Lenders and are requested by Governmental Authorities, (B) to cure any ambiguity, defect or inconsistency, or (C) to the extent necessary to integrate any increase in the Commitment or new Loans pursuant to Section 2.10(b) or (c) hereof.

 (c) Replacement of Non-Consenting Lender.  If, in connection with any proposed amendment, waiver or consent hereunder, the consent of all affected Lenders is required, but only the consent of Required Lenders is obtained, (any Lender withholding consent as described in this subsection (c) being referred to as a "Non-Consenting Lender"), then, so long as the Administrative Agent is not the Non-Consenting Lender, the Administrative Agent may (and shall, if requested by the Borrower), at the sole expense of the Borrower, upon notice to such Non-Consenting Lender and the Borrower, require such Non-Consenting Lender to assign and delegate, without recourse (in accordance with the restrictions contained in Section 11.10 hereof) all of its interests, rights and obligations under this Agreement to a financial institution acceptable to the Administrative Agent and the Borrower that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) such Non-Consenting Lender shall have received payment of an amount equal to the outstanding principal of its Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from such financial institution (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts, including any breakage compensation under Article III hereof), and (ii) the applicable assignee shall have consented to the proposed amendment, waiver or consent at issue.

 (d) Generally.  Notice of amendments, waivers or consents ratified by the Lenders hereunder shall be forwarded by the Administrative Agent to all of the Lenders.  Each Lender or other holder of a Note, or if there is no Note, the holder of the interest as reflected on the books and records of the Administrative Agent (or interest in any Loan or Letter of Credit) shall be bound by any amendment, waiver or consent obtained as authorized by this Section 11.3, regardless of its failure to agree thereto.

 Section 11.4.  Notices.  All notices, requests, demands and other communications provided for hereunder shall be in writing and, if to the Borrower, mailed or delivered to it, addressed to it at the address specified on the signature pages of this Agreement, if to the Administrative Agent or a Lender, mailed or delivered to it, addressed to the address of the Administrative Agent or such Lender specified on the signature pages of this Agreement, or, as to each party, at such other address as shall be designated by such party in a written notice to each of the other parties.  All notices, statements, requests, demands and other communications provided for hereunder shall be deemed to be given or made when delivered (if received during normal business hours on a Business Day, such Business Day or otherwise the following Business Day), or two Business Days after being deposited in the mails with postage prepaid by registered or certified mail, addressed as aforesaid, or sent by facsimile or electronic communication, in each case of facsimile or electronic communication with telephonic confirmation of receipt.  All notices from the Borrower to the Administrative Agent or the Lenders pursuant to any of the provisions hereof shall not be effective until received by the Administrative Agent or the Lenders, as the case may be.  For purposes of Article II hereof, the Administrative Agent shall be entitled to rely on telephonic instructions from any person that the Administrative Agent in good faith believes is an Authorized Officer, and the Borrower shall hold the Administrative Agent and each Lender harmless from any loss, cost or expense resulting from any such reliance.

 Section 11.5.  Costs, Expenses and Documentary Taxes.  The Borrower agrees to pay on demand all costs and expenses of the Administrative Agent and all Related Expenses, including but not limited to (a) syndication, administration, travel and out-of-pocket expenses, including but not limited to attorneys' fees and expenses, of the Administrative Agent in connection with the preparation, negotiation and closing of the Loan Documents and the administration of the Loan Documents, and the collection and disbursement of all funds hereunder and the other instruments and documents to be delivered hereunder, (b) extraordinary expenses of the Administrative Agent in connection with the administration of the Loan Documents and the other instruments and documents to be delivered hereunder, and (c) the reasonable fees and out-of-pocket expenses of special counsel for the Administrative Agent, with respect to the foregoing, and of local counsel, if any, who may be retained by said special counsel with respect thereto.  The Borrower also agrees to pay on demand all costs and expenses (including Related Expenses) of the Administrative Agent and the Lenders, including reasonable attorneys' fees and expenses, in connection with the restructuring or enforcement of the Obligations, this Agreement or any other Related Writing.  In addition, the Borrower shall pay any and all stamp, transfer, documentary and other taxes, assessments, charges and fees payable or determined to be payable in connection with the execution and delivery of the Loan Documents, and the other instruments and documents to be delivered hereunder, and agrees to hold the Administrative Agent and each Lender harmless from and against any and all liabilities with respect to or resulting from any delay in paying or failure to pay such taxes or fees.  All obligations provided for in this Section 11.5 shall survive any termination of this Agreement.

 Section 11.6.  Indemnification.  The Borrower agrees to defend, indemnify and hold harmless the Administrative Agent and the Lenders (and their respective affiliates, officers, directors, attorneys, agents and  employees) from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including attorneys' fees or disbursements) of any kind or nature whatsoever that may be imposed on, incurred by or asserted against the Administrative Agent or any Lender in connection with any investigative, administrative or judicial proceeding (whether or not such Lender or the Administrative Agent shall be designated a party thereto) or any other claim by any Person relating to or arising out of any Loan Document or any actual or proposed use of proceeds of the Loans or any of the Obligations, or any activities of any Company or its Affiliates; provided that no Lender nor the Administrative Agent shall have the right to be indemnified under this Section 11.6 for its own gross negligence or willful misconduct, as determined by a final judgment of a court of competent jurisdiction.  All obligations provided for in this Section 11.6 shall survive any termination of this Agreement.

 Section 11.7.  Obligations Several; No Fiduciary Obligations.  The obligations of the Lenders hereunder are several and not joint.  Nothing contained in this Agreement and no action taken by the Administrative Agent or the Lenders pursuant hereto shall be deemed to constitute the Administrative Agent or the Lenders a partnership, association, joint venture or other entity.  No default by any Lender hereunder shall excuse the other Lenders from any obligation under this Agreement; but no Lender shall have or acquire any additional obligation of any kind by reason of such default.  The relationship between the Borrower and the Lenders with respect to the Loan Documents and the other Related Writings is and shall be solely that of debtor and creditors, respectively, and neither the Administrative Agent nor any Lender shall have any fiduciary obligation toward any Credit Party with respect to any such documents or the transactions contemplated thereby.

 Section 11.8.  Execution in Counterparts.  This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, and by facsimile or other electronic signature, each of which counterparts when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement.

 Section 11.9.  Binding Effect; Borrower's Assignment.  This Agreement shall become effective when it shall have been executed by the Borrower, the Administrative Agent and each Lender and thereafter shall be binding upon and inure to the benefit of the Borrower, the Administrative Agent and each of the Lenders and their respective successors and permitted assigns, except that the Borrower shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of the Administrative Agent and all of the Lenders.

 Section 11.10.  Lender Assignments.

 (a) Assignments of Commitments.  Each Lender shall have the right at any time or times to assign to an Eligible Transferee (other than to a Lender that shall not be in compliance with this Agreement), without recourse, all or a percentage of all of the following: (i) such Lender's Commitment, (ii) all Loans made by that Lender, (iii) such Lender's Notes, and (iv) such Lender's interest in any Letter of Credit or Swing Loan, and any participation purchased pursuant to Section 2.2(b) or (c) or Section 9.5 hereof.

 (b) Prior Consent.  No assignment may be consummated pursuant to this Section 11.10 without the prior written consent of the Borrower and the Administrative Agent (other than an assignment by any Lender to any affiliate of such Lender which affiliate is an Eligible Transferee and either wholly-owned by a Lender or is wholly-owned by a Person that wholly owns, either directly or indirectly, such Lender, or to another Lender), which consent of the Borrower and the Administrative Agent shall not be unreasonably withheld; provided that (i) the consent of the Borrower shall not be required if, at the time of the proposed assignment, any Default or Event of Default shall then exist and (ii) the Borrower shall be deemed to have granted its consent unless the Borrower has expressly objected to such assignment within three Business Days after notice thereof.  Anything herein to the contrary notwithstanding, any Lender may at any time make a collateral assignment of all or any portion of its rights under the Loan Documents to a Federal Reserve Bank, and no such assignment shall release such assigning Lender from its obligations hereunder.

 (c) Minimum Amount.  Each such assignment shall be in a minimum amount of the lesser of Five Million Dollars ($5,000,000) of the assignor's Commitment and interest herein, or the entire amount of the assignor's Commitment and interest herein.

 (d) Assignment Fee.  Unless the assignment shall be to an affiliate of the assignor or the assignment shall be due to merger of the assignor or for regulatory purposes, either the assignor or the assignee shall remit to the Administrative Agent, for its own account, an administrative fee of Three Thousand Five Hundred Dollars ($3,500).

 (e) Assignment Agreement.  Unless the assignment shall be due to merger of the assignor or a collateral assignment for regulatory purposes, the assignor shall (i) cause the assignee to execute and deliver to the Borrower and the Administrative Agent an Assignment Agreement, and (ii) execute and deliver, or cause the assignee to execute and deliver, as the case may be, to the Administrative Agent such additional amendments, assurances and other writings as the Administrative Agent may reasonably require.

 (f) Non-U.S. Assignee.  If the assignment is to be made to an assignee that is organized under the laws of any jurisdiction other than the United States or any state thereof, the assignor Lender shall cause such assignee, at least five Business Days prior to the effective date of such assignment (and from time to time thereafter upon the reasonable request of the Borrower or Administrative Agent), (i) to represent to the assignor Lender (for the benefit of the assignor Lender, the Administrative Agent and the Borrower) that under applicable law and treaties no taxes will be required to be withheld by the Administrative Agent, the Borrower or the assignor with respect to any payments to be made to such assignee in respect of the Loans hereunder, (ii) to furnish to the assignor Lender (and, in the case of any assignee registered in the Register (as defined below), the Administrative Agent and the Borrower) either U.S. Internal Revenue Service Form W-8ECI, Form W-8IMY, Form W-8BEN or Form W-8BEN-E, as applicable (wherein such assignee claims entitlement to complete exemption from U.S. federal withholding tax on all payments hereunder), and (iii) to agree (for the benefit of the assignor, the Administrative Agent and the Borrower) to provide to the assignor Lender (and, in the case of any assignee registered in the Register, to the Administrative Agent and the Borrower) a new Form W-8ECI, Form W-8BEN or Form W-8BEN-E, as applicable, upon the expiration or obsolescence of any previously delivered form and comparable statements in accordance with applicable U.S. laws and regulations and amendments duly executed and completed by such assignee, and to comply from time to time with all applicable U.S. laws and regulations with regard to such withholding tax exemption.

 (g) U.S. Assignee.  If the assignment is to be made to an assignee that is a U.S. Person, the assignor Lender shall cause such assignee, at least five Business Days prior to the effective date of such assignment (and from time to time thereafter upon the reasonable request of the Borrower or Administrative Agent), to furnish to the assignor Lender (and, in the case of any assignee registered in the Register (as defined below), the Administrative Agent and the Borrower) executed originals of U.S. Internal Revenue Form W-9 certifying that such assignee is exempt from U.S. federal backup withholding tax.

 (h) Deliveries by Borrower.  Upon satisfaction of all applicable requirements specified in subsections (a) through (g) above, the Borrower shall execute and deliver (i) to the Administrative Agent, the assignor and the assignee, any consent or release (of all or a portion of the obligations of the assignor) required to be delivered by the Borrower in connection with the Assignment Agreement, and (ii) to the assignee, if requested, and the assignor, if applicable, an appropriate Note or Notes.  After delivery of the new Note or Notes, the assignor's Note or Notes, if any, being replaced shall be returned to the Borrower marked "replaced".

 (i) Effect of Assignment.  Upon satisfaction of all applicable requirements set forth in subsections (a) through (h) above, and any other condition contained in this Section 11.10, (i) the assignee shall become and thereafter be deemed to be a "Lender" for the purposes of this Agreement, (ii) the assignor shall be released from its obligations hereunder to the extent that its interest has been assigned, (iii) in the event that the assignor's entire interest has been assigned, the assignor shall cease to be and thereafter shall no longer be deemed to be a "Lender" and (iv) the signature pages hereto and Schedule 1 hereto shall be automatically amended, without further action, to reflect the result of any such assignment.

 (j) Administrative Agent to Maintain Register.  Administrative Agent shall maintain at the address for notices referred to in Section 11.4 hereof a copy of each Assignment Agreement delivered to it and a register (the "Register") for the recordation of the names and addresses of the Lenders and the Commitment of, and principal amount of the Loans owing to, each Lender from time to time.  The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrower, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register as the owner of the Loan recorded therein for all purposes of this Agreement.  The Register shall be available for inspection by the Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.

 Section 11.11.  Sale of Participations.  Any Lender may, in the ordinary course of its commercial banking business and in accordance with applicable law, at any time sell participations to one or more Eligible Transferees (each a "Participant") in all or a portion of its rights or obligations under this Agreement and the other Loan Documents (including, without limitation, all or a portion of the Commitment and the Loans and participations owing to it and the Note, if any, held by it); provided that:

 (a) any such Lender's obligations under this Agreement and the other Loan Documents shall remain unchanged;

 (b) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations;

 (c) the parties hereto shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and each of the other Loan Documents;

 (d) such Participant shall be bound by the provisions of Section 9.5 hereof, and the Lender selling such participation shall obtain from such Participant a written confirmation of its agreement to be so bound; and

 (e) no Participant (unless such Participant is itself a Lender) shall be entitled to require such Lender to take or refrain from taking action under this Agreement or under any other Loan Document, except that such Lender may agree with such Participant that such Lender will not, without such Participant's consent, take action of the type described as follows:

 (i) increase the portion of the participation amount of any Participant over the amount thereof then in effect, or extend the Commitment Period, without the written consent of each Participant affected thereby; or

 (ii) reduce the principal amount of or extend the time for any payment of principal of any Loan, or reduce the rate of interest or extend the time for payment of interest on any Loan, or reduce the commitment fee, without the written consent of each Participant affected thereby.

The Borrower agrees that any Lender that sells participations pursuant to this Section 11.11 shall still be entitled to the benefits of Article III hereof, notwithstanding any such transfer; provided that the obligations of the Borrower shall not increase as a result of such transfer and the Borrower shall have no obligation to any Participant.

 Section 11.12.  Replacement of Affected Lenders.  Each Lender agrees that, during the time in which any Lender is an Affected Lender, the Administrative Agent shall have the right (and the Administrative Agent shall, if requested by the Borrower), at the sole expense of the Borrower, upon notice to such Affected Lender and the Borrower, to require that such Affected Lender assign and delegate, without recourse (in accordance with the restrictions contained in Section 11.10 hereof), all of its interests, rights and obligations under this Agreement to an Eligible Transferee, approved by the Borrower (unless an Event of Default shall exist) and the Administrative Agent, that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that such Affected Lender shall have received payment of an amount equal to the outstanding principal of its Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder (recognizing that any Affected Lender may have given up its rights under this Agreement to receive payment of fees and other amounts pursuant to Section 2.7(e) and (f) hereof), from such Eligible Transferee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts, including any breakage compensation under Article III hereof).

 Section 11.13.  Patriot Act Notice.  Each Lender, and the Administrative Agent (for itself and not on behalf of any other party), hereby notifies the Credit Parties that, pursuant to the requirements of the Patriot Act, such Lender and the Administrative Agent are required to obtain, verify and record information that identifies the Credit Parties, which information includes the name and address of each of the Credit Parties and other information that will allow such Lender or the Administrative Agent, as applicable, to identify the Credit Parties in accordance with the Patriot Act.  The Borrower shall provide, to the extent commercially reasonable, such information and take such actions as are reasonably requested by the Administrative Agent or a Lender in order to assist the Administrative Agent or such Lender in maintaining compliance with the Patriot Act.

 Section 11.14.  Severability of Provisions; Captions; Attachments.  Any provision of this Agreement that shall be prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.  The several captions to sections and subsections herein are inserted for convenience only and shall be ignored in interpreting the provisions of this Agreement.  Each schedule or exhibit attached to this Agreement shall be incorporated herein and shall be deemed to be a part hereof.

 Section 11.15.  Investment Purpose.  Each of the Lenders represents and warrants to the Borrower that such Lender is entering into this Agreement with the present intention of acquiring any Note issued pursuant hereto (or, if there is no Note, the interest as reflected on the books and records of the Administrative Agent) for investment purposes only and not for the purpose of distribution or resale, it being understood, however, that each Lender shall at all times retain full control over the disposition of its assets.

 Section 11.16.  Entire Agreement.  This Agreement, any Note and any other Loan Document or other agreement, document or instrument attached hereto or executed on or as of the Closing Date and the Restatement Closing Date integrate all of the terms and conditions mentioned herein or incidental hereto and supersede all oral representations and negotiations and prior writings with respect to the subject matter hereof (except with respect to any provisions of the Administrative Agent Fee Letter or any commitment letter between the Borrower and KeyBank which by their terms survive the termination of such agreements, in each case, which shall remain in full force and effect after the Closing Date and the Restatement Closing Date).

 Section 11.17.  Limitations on Liability of the Issuing Lenders .  The Borrower assumes all risks of the acts or omissions of any beneficiary or transferee of any Letter of Credit with respect to its use of such Letters of Credit.  Neither the Issuing Lender nor any of its officers or directors shall be liable or responsible for (a) the use that may be made of any Letter of Credit or any acts or omissions of any beneficiary or transferee in connection therewith; (b) the validity, sufficiency or genuineness of documents, or of any endorsement thereon, even if such documents should prove to be in any or all respects invalid, insufficient, fraudulent or forged; (c) payment by the Issuing Lender against presentation of documents that do not comply with the terms of a Letter of Credit, including failure of any documents to bear any reference or adequate reference to such Letter of Credit; or (d) any other circumstances whatsoever in making or failing to make payment under any Letter of Credit, except that the account party on such Letter of Credit shall have a claim against the Issuing Lender, and the Issuing Lender shall be liable to such account party, to the extent of any direct, but not consequential, damages suffered by such account party that such account party proves were caused by (i) the Issuing Lender's willful misconduct or gross negligence (as determined by a final judgment of a court of competent jurisdiction) in determining whether documents presented under a Letter of Credit comply with the terms of such Letter of Credit, or (ii) the Issuing Lender's willful failure to make lawful payment under any Letter of Credit after the presentation to it of documentation strictly complying with the terms and conditions of such Letter of Credit.  In furtherance and not in limitation of the foregoing, the Issuing Lender may accept documents that appear on their face to be in order, without responsibility for further investigation.

 Section 11.18.  General Limitation of Liability.  No claim may be made by any Credit Party or any other Person against the Administrative Agent, the Issuing Lender, or any other Lender or the affiliates, directors, officers, employees, attorneys or agents of any of them for any damages other than actual compensatory damages in respect of any claim for breach of contract or any other theory of liability arising out of or related to the transactions contemplated by this Agreement or any of the other Loan Documents, or any act, omission or event occurring in connection therewith; and the Borrower, each Lender, the Administrative Agent and the Issuing Lender hereby, to the fullest extent permitted under applicable law, waive, release and agree not to sue or counterclaim upon any such claim for any special, consequential or punitive damages, whether or not accrued and whether or not known or suspected to exist in their favor.

 Section 11.19.  No Duty.  All attorneys, accountants, appraisers, consultants and other professional persons (including the firms or other entities on behalf of which any such Person may act) retained by the Administrative Agent or any Lender with respect to the transactions contemplated by the Loan Documents shall have the right to act exclusively in the interest of the Administrative Agent or such Lender, as the case may be, and shall have no duty of disclosure, duty of loyalty, duty of care, or other duty or obligation of any type or nature whatsoever to the Borrower, any other Companies, or any other Person, with respect to any matters within the scope of such representation or related to their activities in connection with such representation.  The Borrower agrees, on behalf of itself and its Subsidiaries, not to assert any claim or counterclaim against any such persons with regard to such matters, all such claims and counterclaims, now existing or hereafter arising, whether known or unknown, foreseen or unforeseeable, being hereby waived, released and forever discharged.

 Section 11.20.  Legal Representation of Parties.  The Loan Documents were negotiated by the parties with the benefit of legal representation and any rule of construction or interpretation otherwise requiring this Agreement or any other Loan Document to be construed or interpreted against any party shall not apply to any construction or interpretation hereof or thereof.

 Section 11.21.  Governing Law; Submission to Jurisdiction.

 (a) Governing Law.  This Agreement, each of the Notes and any other Related Writing shall be governed by and construed in accordance with the laws of the State of New York and the respective rights and obligations of the Borrower, the Administrative Agent, and the Lenders shall be governed by New York law.

 (b) Submission to Jurisdiction.  The Borrower hereby irrevocably submits to the non-exclusive jurisdiction of any New York state or federal court sitting in New York County, New York, over any action or proceeding arising out of or relating to this Agreement, the Obligations or any other Related Writing, and the Borrower hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such New York state or federal court.  The Borrower, on behalf of itself and its Subsidiaries, hereby irrevocably waives, to the fullest extent permitted by law, any objection it may now or hereafter have to the laying of venue in any action or proceeding in any such court as well as any right it may now or hereafter have to remove such action or proceeding, once commenced, to another court on the grounds of FORUM NON CONVENIENS or otherwise.  The Borrower agrees that a final, non-appealable judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

 Section 11.22.  Acknowledgement and Consent to Bail-In of EEA Financial Institutions.  Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any EEA Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

 (a) the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an EEA Financial Institution; and

 (b) the effects of any Bail-in Action on any such liability, including, if applicable:

 (i) a reduction in full or in part or cancellation of any such liability;

 (ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

 (iii) the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of any EEA Resolution Authority.

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EXHIBIT B

See attached.

SCHEDULE 1
COMMITMENTS OF LENDERS*

LENDERS	REVOLVING CREDIT COMMITMENT PERCENTAGE	REVOLVING CREDIT COMMITMENT AMOUNT	TERM LOAN A COMMITMENT PERCENTAGE	TERM LOAN A COMMITMENT AMOUNT	MAXIMUM AMOUNT
KeyBank National Association	13.00%	$9,750,000.00	13.00%	$16,250,000.00	$26,000,000.00
Bank of America, N.A.	13.00%	$9,750,000.00	13.00%	$16,250,000.00	$26,000,000.00
M&T Bank	13.00%	$9,750,000.00	13.00%	$16,250,000.00	$26,000,000.00
PNC Bank, National Association	13.00%	$9,750,000.00	13.00%	$16,250,000.00	$26,000,000.00
HSBC Bank USA, National Association	13.00%	$9,750,000.00	13.00%	$16,250,000.00	$26,000,000.00
Santander Bank, N.A.	13.00%	$9,750,000.00	13.00%	$16,250,000.00	$26,000,000.00
Compass Bank	13.00%	$9,750,000.00	13.00%	$16,250,000.00	$26,000,000.00
TD Bank, N.A.	9.00%	$6,750,000.00	9.00%	$11,250,000.00	$18,000,000.00
Total Commitment Amount	100%	$75,000,000.00	100%	$125,000,000.00	$200,000,000.00

*Upon the effectiveness of the Third Amendment Agreement.

SCHEDULE 2

GUARANTORS OF PAYMENT

Bel Connector Inc., a Delaware corporation
Bel Power Solutions Inc., a Delaware corporation
Bel Transformer Inc., a Delaware corporation
Bel Ventures Inc., a Delaware corporation
Bel Worksop LLC, a Delaware limited liability company
Cinch Connectors, Inc., a Delaware corporation
Connector Ownership LLC, a New Jersey limited liability company
Cinch Connectivity Solutions Inc., a Delaware corporation
Stratos International, LLC, a Delaware limited liability company
Stratos Lightwave LLC, a Delaware limited liability company
Stratos Lightwave-Florida LLC, a Delaware limited liability company
Trompeter Electronics, Inc., a Delaware corporation

SCHEDULE 5.11

PERMITTED FOREIGN SUBSIDIARY LOANS, GUARANTIES AND INVESTMENTS

Loan From	Loan To	Reason	Amount

TRP International	Cinch Connectors Ltd	Repay Cinch IC Loan due to Bel Fuse Inc	$9,700,000.00

TRP International	Cinch Connectors Ltd	Dividend to Bel Worksop LLC	$4,700,000.00

TRP International	Cinch Connectors Solutions Ltd	Pay for Net Assets of Fibreco	$4,200,000.00

TRP International	Bel Power Solutions s.r.o	Pay IC Payable to BPS Shenzhen	$7,000,000.00

			$25,600,000.00

SCHEDULE 6.5(b)

REAL PROPERTY

Bel Fuse Inc.
206 Van Vorst St.
Jersey City, NJ  07302

Bel Connector Inc.
11118 Susquehanna Trail S.
Glen Rock, PA  17327

Bel Transformer Inc.
500 Bayview Avenue
Inwood, NY  11096